   As filed with the Securities and Exchange Commission on 15 March 2000
                                                      Registration No. 333-93721

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                       PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                   FORM S-11

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------
                  Securitisation Advisory Services Pty Limited
                               (ACN 064 133 946)
      (Exact name of registrant as specified in its governing instruments)

                                --------------

                                    Level 8
                                48 Martin Place
                                  Sydney, 2000
                                   Australia
                            Telephone: 612-9378-5293
  (Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                               agent for service
                                  Ian Phillips
                          Executive Vice President and
                            General Manager Americas
                         Commonwealth Bank of Australia
                              599 Lexington Avenue
                               New York, NY 10022
                            Telephone: 212-848-9241
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                                --------------

                                With a copy to:

         Dominic Bruzze                    Diane Citron, Esq.                 Richard F. Kadlick
 Securitisation Advisory Services         Mayer, Brown & Platt              Skadden, Arps, Slate,
           Pty. Limited                      1675 Broadway                      Meagher & Flom
     Level 8, 48 Martin Place           New York, New York 10019              Four Times Square
      Sydney 2000, Australia                                               New York, New York 10036

                                --------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement, as determined by market conditions.
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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                                          Proposed       Proposed
 Title of Each Class of                   Maximum        Maximum      Amount of
    Securities to Be      Amount to be Offering Price   Aggregate    Registration
       Registered          Registered     Per Unit    Offering Price     Fee
---------------------------------------------------------------------------------
 Class A-1 Mortgage
  Backed Floating
  Rate Notes............  $985,000,000      100%       $985,000,000   $259,776*

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

*  $264.00 previously filed.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                             CROSS REFERENCE SHEET

     Name and Caption in Form
               S-11                            Caption in Prospectus
     ------------------------                  ---------------------
  1. Forepart of Registration   Front Cover of Registration Statement; Outside
     Statement and Outside      Front Cover Page of Prospectus
     Front Cover Page of
     Prospectus
  2. Inside Front and Outside
     Back Cover Pages of        Inside Front Cover Page of Prospectus; Outside
     Prospectus                 Back Cover Page of Prospectus
  3. Summary Information,       Summary; Risk Factors
     Risk Factors and Ratio
     of Earnings to Fixed
     Charges
     Determination of
  4. Offering Price                                      *
  5. Dilution                                            *
  6. Selling Security Holders                            *
  7. Plan of Distribution       Method of Distribution
  8. Use of Proceeds            Use of Proceeds
  9. Selected Financial Data                             *
 10. Management's Discussion
     and Analysis of
     Financial Condition and    Description of the Trust; Description of the Assets
     Results of Operations      of the Trust
 11. General Information as     The Issuer Trustee, Commonwealth Bank and the
     to Registrant              Manager
     Policy with respect to
 12. Certain Activities         Description of the Class A-1 Notes
     Investment Policies of
 13. Registrant                 Description of the Transaction Documents
 14. Description of Real        The Assets of the Trust; Commonwealth Bank
     Estate                     Residential Loan Program
 15. Operating Data                                      *
 16. Tax Treatment of
     Registrant and Its         United States Federal Income Tax Matters,
     Security Holders           Australian Tax Matters
 17. Market Price of and
     Dividends on the
     Registrant's Common
     Equity and Related
     Stockholder Matters                                 *
     Description of
 18. Registrant's Securities    Description of the Class A-1 Notes
 19. Legal Proceedings                                   *
 20. Security Ownership of
     Certain Beneficial         The Issuer Trustee, Commonwealth Bank
     Owners and Management      and the Manager
     Directors and Executive
 21. Officers                                            *
 22. Executive Compensation                              *
     Certain Relationships
 23. and Related Transactions                            *
 24. Selection, Management      Description of the Class A-1 Notes; Description
     and Custody of             of the Transaction Documents; Commonwealth
     Registrant's Investments   Bank Residential Loan Program
 25. Policies with Respect to
     Certain Transactions       Description of the Class A-1 Notes
 26. Limitations of Liability   Description of the Transaction Documents
     Financial Statements and
 27. Information                                         *
     Interests of Named
 28. Experts and Counsel                                 *
 29. Disclosure of Commission
     Position on
     Indemnification for
     Securities Act
     Liabilities                Part II of Registration Statement
 30. Quantitative and
     Qualitative Disclosures
     about Market Risk                                   *

--------
* Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to completion, dated March 10, 2000

PRELIMINARY PROSPECTUS

             US$     Class A-1 Mortgage Backed Floating Rate Notes

                         Series 2000-1G Medallion Trust


                                     [LOGO]

         Securitisation Advisory Services Pty Limited (ACN 064 133 946)
                                    Manager

                Commonwealth Bank of Australia (ACN 123 123 124)
                              Seller and Servicer

              Perpetual Trustee Company Limited (ACN 000 001 007)
        in its capacity as trustee of the Series 2000-1G Medallion Trust
                                 Issuer Trustee

                                  -----------

    The Class A-1 notes will be collateralized by a pool of housing loans secured by properties located in Australia. The Series 2000-1G Medallion Trust will be governed by the laws of New South Wales, Australia.

    The Class A-1 notes are not deposits and neither the notes nor the underlying housing loans is insured or guaranteed by any governmental agency or instrumentality. The Class A-1 notes represent obligations of the issuer trustee in its capacity as trustee of the Series 2000-1G Medallion Trust only and do not represent obligations of or interests in, and are not guaranteed by, Securitisation Advisory Services Pty Limited, Commonwealth Bank of Australia, Perpetual Trustee Company Limited or the underwriters.

    An application has been made to the London Stock Exchange Limited ("The London Stock Exchange") to admit the Class A-1 notes to the Official List. The Class A-1 notes are the only notes that will be listed on The London Stock Exchange pursuant to this prospectus.

    Investing in the Class A-1 notes involves risks. See "Risk Factors" on page 24.

                                                                        Proceeds
                              Initial    Initial   Price  Underwriting     to
                             Principal  Interest     to   Discounts and  Issuer
                              Balance     Rate     Public  Commissions  Trustee
                             --------- ----------- ------ ------------- --------
Class A-1 Notes.............  $        LIBOR +   %     %      $          $

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Class A-1 notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan & Co.                                      Deutsche Banc Alex. Brown

Merrill Lynch & Co.                                   Credit Suisse First Boston

                   The date of this prospectus is      , 2000

                               Table of Contents

                                                                            Page
                                                                            ----
Disclaimers with Respect to Sales to Non-U.S. Investors....................   4
Australian Disclaimers.....................................................   7
Summary....................................................................   8
 Structural Diagram........................................................  10
 Summary of the Notes......................................................  11
 Structural Overview.......................................................  12
 Credit Enhancements.......................................................  12
 Liquidity Enhancement.....................................................  14
 Redraws and Further Advances..............................................  14
 Hedging Arrangements......................................................  14
 Optional Redemption.......................................................  15
 The Housing Loan Pool.....................................................  16
 Withholding Tax...........................................................  17
 U.S. Tax Status...........................................................  17
 Legal Investment..........................................................  17
 ERISA Considerations......................................................  18
 Book-Entry Registration...................................................  18
 Collections...............................................................  18
 Interest on the Notes and Redraw Bonds....................................  19
 Principal on the Notes and Redraw Bonds...................................  19
 Allocation of Cash Flows..................................................  19
 Determination of Available Income Amount on a Distribution Date...........  20
 Distribution of Available Income Amount on a Distribution Date............  21
 Determination of Available Principal Amount on a Distribution Date........  22
 Distribution of Available Principal Amount on a Distribution Date.........  23
Risk Factors...............................................................  24
Capitalized Terms..........................................................  35
U.S. Dollar Presentation...................................................  35
The Issuer Trustee, Commonwealth Bank and the Manager......................  35
 The Issuer Trustee........................................................  35
 Commonwealth Bank.........................................................  36
 The Manager...............................................................  36
Description of the Trust...................................................  36
 Commonwealth Bank Securitisation Trust Programme..........................  36
 Series 2000-1G Medallion Trust............................................  37
 Other Trusts..............................................................  37
Description of the Assets of the Trust.....................................  38
 Assets of the Trust.......................................................  38
 The Housing Loans.........................................................  38
 Transfer and Assignment of the Housing Loans..............................  39

                                                                            Page
                                                                            ----
 Representations, Warranties and Eligibility Criteria......................  40
 Breach of Representations and Warranties..................................  42
 Substitution of Housing Loan Securities...................................  42
 Other Features of the Housing Loans.......................................  42
 Details of the Housing Loan Pool..........................................  43
 Housing Loan Information..................................................  44
Commonwealth Bank Residential Loan Program.................................  51
 Origination Process.......................................................  51
 Approval and Underwriting Process.........................................  51
 Commonwealth Bank's Product Types.........................................  53
 Special Features of the Housing Loans.....................................  54
 Additional Features.......................................................  56
The Mortgage Insurance Policies............................................  56
 General...................................................................  56
 The High LTV Mortgage Insurance Policies..................................  56
 The Master Mortgage Insurance Policy......................................  60
 Description of the Mortgage Insurers......................................  63
Description of the Class A-1 Notes.........................................  64
 General...................................................................  64
 Form of the Class A-1 Notes...............................................  64
 Distributions on the Notes................................................  69
 Key Dates and Periods.....................................................  70
 Calculation of Available Income Amount....................................  71
 Liquidity Facility Advance................................................  72
 Distribution of the Available Income Amount...............................  72
 Interest on the Notes.....................................................  74
 Determination of the Available Principal Amount...........................  75
 Distribution of the Available Principal Amount............................  77
 Allocation of Principal to Class A Notes and Class B Notes................  77
 Redraws and Further Advances..............................................  79
 Principal Charge-offs.....................................................  80
 The Interest Rate Swaps...................................................  81
 The Currency Swap.........................................................  85
 Partial Redemption of the Class A-1 Notes on Distribution Dates...........  92
 Withholding or Tax Deductions.............................................  92
 Redemption of the Notes for Taxation or Other Reasons.....................  92

                                                                            Page
                                                                            ----
 Redemption of the Notes upon an Event of Default..........................  93
 Optional Redemption of the Notes..........................................  94
 Final Maturity Date.......................................................  94
 Redemption upon Final Payment.............................................  95
 No Payments of Principal in Excess of Stated Amount.......................  95
 Termination of the Trust..................................................  95
 Prescription..............................................................  96
 Directions by Class A-1 Noteholders.......................................  97
 Amendments to Class A-1 Notes and Class A-1 Note Trust Deed...............  97
 Reports to Noteholders....................................................  99
Description of the Transaction Documents................................... 100
 Collections Account and Authorized Short-Term Investments................. 101
 Modifications of the Master Trust Deed and Series Supplement.............. 101
 The Issuer Trustee........................................................ 103
 The Manager............................................................... 107
 Limits on Rights of Noteholders and Redraw Bondholders.................... 109
 The Class A-1 Note Trustee................................................ 110
 The Security Trust Deed................................................... 112
 The Liquidity Facility.................................................... 121
 The Standby Redraw Facility............................................... 123
 Servicing of the Housing Loans............................................ 126
 Seller Deposit............................................................ 131
 Custody of the Housing Loan Documents..................................... 131
 Clean-Up and Extinguishment............................................... 133
The Servicer............................................................... 134
 Servicing of Housing Loans................................................ 134
 Collection and Enforcement Procedures..................................... 134
 Collection and Enforcement Process........................................ 135
 Servicer Delinquency Experience........................................... 136
Prepayment and Yield Considerations........................................ 138
 General................................................................... 138
 Prepayments............................................................... 138
 Weighted Average Lives.................................................... 139
Use of Proceeds............................................................ 143
Legal Aspects of the Housing Loans......................................... 143
 General................................................................... 143
 Nature of Housing Loans as Security....................................... 143
 Enforcement of Registered Mortgages....................................... 146
 Penalties and Prohibited Fees............................................. 147
 Bankruptcy and Insolvency................................................. 147

                                                                            Page
                                                                            ----
 Environmental............................................................. 148
 Insolvency Considerations................................................. 148
 Tax Treatment of Interest on Australian Housing Loans..................... 149
 Consumer Credit Code...................................................... 149
United States Federal Income Tax Matters................................... 150
 General................................................................... 151
 Sale of Notes............................................................. 151
 Market Discount........................................................... 151
 Premium................................................................... 153
 Backup Withholding........................................................ 153
Australian Tax Matters..................................................... 153
 Payments of Principal, Premiums and Interest.............................. 154
 Profit on Sale............................................................ 155
 Goods and Services Tax.................................................... 156
 Tax Reform Proposals...................................................... 157
 Other Taxes............................................................... 159
Enforcement of Foreign Judgments in Australia.............................. 159
Exchange Controls and Limitations.......................................... 160
ERISA Considerations....................................................... 160
Legal Investment Considerations............................................ 161
Available Information...................................................... 162
Ratings of the Notes....................................................... 162
Plan of Distribution....................................................... 163
 Underwriting.............................................................. 163
 Offering Restrictions..................................................... 164
Listing and General Information............................................ 165
 Listing................................................................... 165
 Authorization............................................................. 166
 Litigation................................................................ 166
 Euroclear and Clearstream, Luxembourg..................................... 166
 Transaction Documents Available for Inspection............................ 167
 Consents to Opinions...................................................... 168
Announcement............................................................... 168
Legal Matters.............................................................. 168
Glossary................................................................... 169

Appendix I................................................................. I-1
Terms and Conditions of the Class A-1 Notes................................ I-1

            Disclaimers with Respect to Sales to Non-U.S. Investors

      This section applies only to the offering of the Class A-1 notes in countries other than the United States of America. In the section of this prospectus entitled "Disclaimers with Respect to Sales to Non-U.S. Investors," references to Perpetual Trustee Company Limited are to that company in its capacity as trustee of the Series 2000-1G Medallion Trust, and not its personal capacity. Securitisation Advisory Services Pty Limited is responsible and liable for this prospectus in the United States of America.

      Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Class A-1 notes in any country or jurisdiction. The Class A-1 notes may be offered non-publicly in other jurisdictions. The Class A-1 notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A-1 notes or possesses or distributes this prospectus or any other offering material. The distribution of this prospectus and the offer or sale of the Class A-1 notes may be restricted in some jurisdictions. In particular, there are restrictions on the distribution of this prospectus and the offer and sale of the Class A-1 notes in the United Kingdom, Australia and in the United States of America. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the Class A-1 notes, see "Plan of Distribution."

      This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Class A-1 notes by or on behalf of Perpetual Trustee Company Limited or Securitisation Advisory Services Pty Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

      For the purposes of the Financial Services Act 1986 of the United Kingdom and the London Stock Exchange only:

    . Perpetual Trustee Company Limited accepts responsibility for the information contained in this prospectus. To the best of the knowledge and belief of Perpetual Trustee Company Limited, which has taken all reasonable care to ensure that such is the case, the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of that information.

    . Commonwealth Bank of Australia, as seller, servicer and currency swap provider, accepts responsibility for the information contained in "Summary--The Housing Loan Pool" and "--Selected Housing Loan Pool Data," "The Issuer Trustee, Commonwealth Bank and the Manager--Commonwealth Bank" and "--the Manager," "Description of the Assets of the Trust--The Housing Loans," "-- Other Features of the Housing Loans," "--Details of the Housing Loan Pool" and "--Housing Loan Information," "Commonwealth Bank Residential Loan Program," "Description of the Class A-1 Notes--The Currency Swap--Commonwealth Bank" and "The Servicer." To the best of the knowledge and belief of Commonwealth Bank of Australia, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

    . The Bank of New York accepts responsibility for the information contained in "Description of the Transaction Documents--The Class A-1 Note Trustee--Appointment of Class A-1 Note Trustee" on page
          110. To the best of the knowledge and belief of The Bank of New York, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

    . Merrill Lynch Capital Services Inc. accepts responsibility for the information contained in "Description of the Class A-1 Notes--The Currency Swap--Merrill Lynch Capital Services Inc." on page 89. To the best of the knowledge and belief of Merrill Lynch Capital Services Inc., which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

      None of Commonwealth Bank of Australia, in its individual capacity and as seller, servicer, fixed rate swap provider, basis swap provider, currency swap provider, liquidity facility provider and standby redraw facility provider, P.T. Limited, as security trustee, The Bank of New York, as Class A-1 note trustee, Class A-1 note registrar, principal paying agent, agent bank and paying agent or Merrill Lynch Capital Services Inc., as currency swap provider, accepts any responsibility for any information contained in this prospectus and has not separately verified the information contained in this prospectus and makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the Class A-1 notes except with respect to the information for which it accepts responsibility in the preceding four paragraphs.

      Except as described in the preceding five paragraphs, Commonwealth Bank of Australia, in its individual capacity and as seller, servicer, fixed rate swap provider, basis swap provider, currency swap provider, liquidity facility provider and standby redraw facility provider, Perpetual Trustee Company Limited, in its personal capacity and as trustee, Securitisation Advisory Services Pty Limited, as manager, P.T. Limited, in its personal capacity and as security trustee, The Bank of New York, as Class A-1 note trustee, Class A-1 note registrar, principal paying agent, agent bank and paying agent, Merrill Lynch Capital Services Inc., as currency swap provider, and the underwriters do not recommend that any person should purchase any of the Class A-1 notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the Class A-1 notes.

      Each person receiving this prospectus:

    . acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions;

    . acknowledges that this prospectus and any other information supplied in connection with the Class A-1 notes is not intended to provide the basis of any credit or other evaluation;

    . acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the Class A-1 notes;

    . should make their own independent investigation of the trust and the Class A-1 notes; and

    . should seek their own tax, accounting and legal advice as to the consequences of investing in any of the Class A-1 notes.

      No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the Class A-1 notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustee Company Limited, Securitisation Advisory Services Pty Limited or any of the underwriters.

      Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

    . there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus or the date upon which this prospectus has been most recently amended or supplemented; or

    . any other information supplied in connection with the Class A-1 notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

      Perpetual Trustee Company Limited's liability to make payments of interest and principal on the Class A-1 notes is limited to the assets of the trust available to be applied towards those payments in accordance with the transaction documents. All claims against Perpetual Trustee Company Limited in relation to the Class A-1 notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

                             Australian Disclaimers

    . The Class A-1 notes do not represent deposits or other liabilities of Commonwealth Bank of Australia or associates of Commonwealth Bank of Australia.

    . The holding of the Class A-1 notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

    . None of Commonwealth Bank of Australia, any associate of Commonwealth Bank of Australia, Perpetual Trustee Company Limited, P.T. Limited, The Bank of New York, as Class A-1 note trustee, Class A-1 note registrar, principal paying agent, agent bank and paying agent, Merrill Lynch Capital Services Inc., as currency swap provider, nor any underwriter in any way stands behind the capital value or the performance of the Class A-1 notes or the assets of the trust except to the limited extent provided in the transaction documents for the trust.

    . None of Commonwealth Bank of Australia, in its individual capacity and as seller, servicer, basis swap provider, fixed rate swap provider, currency swap provider, liquidity facility provider and standby redraw facility provider, Perpetual Trustee Company Limited, Securitisation Advisory Services Pty Limited, as manager, P.T. Limited, as security trustee, The Bank of New York, as Class A-1 note trustee, Class A-1 note registrar, principal paying agent, agent bank and paying agent, Merrill Lynch Capital Services Inc., as currency swap provider, or any of the underwriters guarantees the payment of interest or the repayment of principal due on the Class A-1 notes.

    . None of the obligations of Perpetual Trustee Company Limited, in its capacity as trustee of the trust, or Securitisation Advisory Services Pty Limited, as manager, is guaranteed in any way by Commonwealth Bank of Australia or any associate of Commonwealth Bank of Australia or by Perpetual Trustee Company Limited or any associate of Perpetual Trustee Company Limited.

                                    Summary

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                           Parties to the Transaction

 Trust:...........................  Series 2000-1G Medallion Trust

 Issuer Trustee:..................  Perpetual Trustee Company Limited (ACN 000 001
                                    007), in its capacity as trustee of the trust

 Manager:.........................  Securitisation Advisory Services Pty Limited
                                    (ACN 064 133 946), Level 8, 48 Martin Place,
                                    Sydney,
                                    NSW 2000
                                    612-9378 5293

 Class A-1 Note Trustee:..........  The Bank of New York, New York Branch

 Security Trustee:................  P.T. Limited (ACN 004 454 666)

 Seller:..........................  Commonwealth Bank of Australia (ACN 123 123 124)

 Servicer:........................  Commonwealth Bank of Australia

 Principal Paying Agent:..........  The Bank of New York, New York Branch

 Paying Agent:....................  The Bank of New York, London Branch

 Agent Bank:......................  The Bank of New York, New York Branch

 Class A-1 Note Registrar:........  The Bank of New York, New York Branch

 Residual Unitholder:.............  Commonwealth Bank of Australia

 Underwriters:....................  J.P. Morgan Securities Inc.
                                    Merrill Lynch, Pierce, Fenner & Smith,
                                    Incorporated Credit Suisse First Boston
                                    Corporation
                                    Deutsche Bank Securities Inc.

 Listing Agent:...................  J.P. Morgan Securities Ltd.

 Liquidity Facility Provider:.....  Commonwealth Bank of Australia

 Standby Redraw Facility
 Provider:........................  Commonwealth Bank of Australia

Mortgage Insurers:..........  Housing Loans Insurance Corporation Pty Limited
                              (ACN 071 466 334), GE Capital Mortgage Insurance Corporation (Australia) Pty Limited (ACN 081 488
                              440) and the Commonwealth of Australia

Fixed Rate Swap Provider:...  Commonwealth Bank of Australia

Basis Swap Provider:........  Commonwealth Bank of Australia

Currency Swap Providers:....  Merrill Lynch Capital Services Inc.
                              Commonwealth Bank of Australia

Rating Agencies:............  Fitch IBCA (Australia) Pty Limited
                              Moody's Investors Service, Inc.
                              Standard & Poor's Ratings Group

                        [GRAPHIC OF STRUCTURAL DIAGRAM]

                              Summary of the Notes

      In addition to the Class A-1 notes, the issuer trustee will also issue Class A-2 notes and Class B notes collateralized by the same pool of housing loans. The Class A-2 notes and the Class B notes have not been, and will not be, registered in the United States and are not being offered by this prospectus. The term "notes" will mean the Class A-1 notes, the Class A-2 notes and the Class B notes when used in this prospectus. The term "Class A notes" will mean the Class A-1 notes and the Class A-2 notes when used in this prospectus. The issuer trustee may in certain circumstances also issue redraw bonds collateralized by the same pool of housing loans. The redraw bonds will not be registered in the United States and are not being offered by this prospectus.

                                  Class A-1                     Class A-2                      Class B
-----------------------------------------------------------------------------------------------------------------
 Initial
  Principal
  Balance........       US$985,000,000                A$150,000,000                 A$15,000,000
-----------------------------------------------------------------------------------------------------------------
 % of Total......         %                             %                             %
-----------------------------------------------------------------------------------------------------------------
 Anticipated
 Ratings:
 Fitch IBCA
 (Australia) Pty
 Limited.........       AAA                           AAA                           AA
 Moody's
  Investors
  Service Inc. ..       Aaa                           Aaa                           Aa2
 Standard &
  Poor's Ratings
  Group..........       AAA                           AAA                           AA
-----------------------------------------------------------------------------------------------------------------
 Interest rate up
  to but
  excluding the
  distribution                                                                      three-month Australian
  date in July,                                       three-month Australian        Bank Bill Rate plus a
  2007 ..........       three-month LIBOR +   %       Bank Bill Rate plus   %       margin
-----------------------------------------------------------------------------------------------------------------
 Interest rate
  after and
  including the
  distribution
  date in July,
  2007 unless on
  or after that
  distribution
  date the issuer
  trustee
  proposes to
  redeem the
  notes and
  redraw bonds at
  their Stated
  Amounts,
  instead of
  their Invested
  Amounts, and is
  unable to do so
  because of a
  failure to
  obtain the
  approval of an
  Extraordinary
  Resolution of
  noteholders and
  redraw
  bondholders, in
  which case the
  interest rate
  will be the
  rate specified                                                                    three-month Australian
  in the line                                         three-month Australian        Bank Bill Rate plus a
  above..........       three-month LIBOR +   %       Bank Bill Rate plus   %       margin
-----------------------------------------------------------------------------------------------------------------
 Interest Accrual
  Method.........       actual/360                                            actual/365
-----------------------------------------------------------------------------------------------------------------
 Distribution           12th day or, if the 12th day is not a Business Day, then the next Business Day, of each
  Dates..........       of July, October, January and April beginning on July 12, 2000.
-----------------------------------------------------------------------------------------------------------------
 Final Scheduled
  Distribution          The distribution date falling The distribution date falling The distribution date falling
  Date*..........       in April, 2018                in April, 2018                in April, 2020
-----------------------------------------------------------------------------------------------------------------
 Clearance/Settlement.. DTC/Euroclear/Clearstream,
                        Luxembourg                                     Offered in Australia only
-----------------------------------------------------------------------------------------------------------------
 Cut-Off Date....                                   Close of business, March 18, 2000
-----------------------------------------------------------------------------------------------------------------
 Closing Date....                                      On or about March 27, 2000
-----------------------------------------------------------------------------------------------------------------
 Final Maturity
  Date...........                              The distribution date falling in July, 2031
-----------------------------------------------------------------------------------------------------------------

 * Assuming that there are not prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.

                              Structural Overview

      Commonwealth Bank established the Medallion Programme pursuant to a master trust deed dated 8 October 1997 between Securitisation Advisory Services Pty. Limited as manager and Perpetual Trustee Company Limited as issuer trustee, as amended from time to time. The master trust deed provides the general terms and structure for securitization under the program. A series supplement between the issuer trustee, the manager and Commonwealth Bank, as seller and servicer, sets out the specific details of the Series 2000-1G Medallion Trust, which may vary from the terms set forth in the master trust deed. Each securitization under the program is a separate transaction with a separate trust. The assets of the Series 2000-1G Medallion Trust will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Series 2000-1G Medallion Trust. See "Description of the Trust."

      The Series 2000-1G Medallion Trust involves the securitization of housing loans originated by Commonwealth Bank and secured by mortgages on residential property located in Australia. Commonwealth Bank will equitably assign the housing loans to the trust, which will in turn issue the floating rate Class A-1 notes, along with the Class A-2 notes and Class B notes, to fund the acquisition of the housing loans.

      The issuer trustee will grant a floating charge over all of the assets of the trust under the security trust deed in favor of P.T. Limited, as security trustee, to secure the trust's payment obligations to the noteholders and its other creditors. The floating charge is a first ranking charge over the assets of the trust subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the trust. A floating charge is a security interest on a class of assets, but does not attach to specific assets unless or until it crystalizes, which means it becomes a fixed charge. The charge will crystalize if an event of default occurs under the security trust deed (but in some cases will crystalize only over the assets affected by the event of default). While the charge is a floating charge, the issuer trustee may deal with the assets of the trust in accordance with the transaction documents and, if it acts contrary to its duties, may be able to deal with the assets of the trust in such a way as to prejudice the security trustee's interest in the assets in breach of the transaction documents. Once the floating charge crystalizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust except in accordance with the transaction documents. For a description of floating charges and crystallization see "The Security Trust Deed--Nature of the Charge."

      Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

Credit Enhancements
      Payments of interest and principal on the Class A-1 notes will be supported by the following forms of credit enhancement:

Subordination and Allocation of Losses
      The Class B notes will always be subordinated to the Class A-1 and A-2 notes in their right to receive interest payments. Prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B notes will be subordinated to the Class A-1 and A-2 notes in their right to receive principal payments only in the circumstances and to the extent described in "Description of the Class A-1 Notes--Allocation of Principal to Class A Notes and Class B Notes." Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B notes will be fully subordinated to the Class A-1 and A-2 notes in their right to receive principal payments.

      The Class B notes will bear all losses on the housing loans before the Class A-1 and A-2 notes. Any losses allocated to the Class A notes will be allocated rateably between the Class A-1 and A-2 notes as described in "Description of the Class A-1 Notes--Principal Charge-Offs." The support provided by the Class B notes is intended to enhance the likelihood that the Class A-1 and A-2 notes will receive expected quarterly payments of interest and principal. The following chart describes the initial support provided by the Class B notes:

                                                                       Initial
                                                          Credit       Support
Classes                                                  Support      Percentage
-------                                               --------------  ----------
A-1 and A-2..........................................  Class B notes    0.85%

      The initial support percentage in the preceding table is the initial balance of the Class B notes, as a percentage of the aggregate invested amount of the notes to be issued on the closing date.

      In certain circumstances, the issuer trustee may issue redraw bonds as described in "Description of the Class A-1 Notes--Redraws and Further Advances--Issue of Redraw Bonds." If issued, redraw bonds will, prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, rank equally with the Class A-1 and A-2 notes in their right to receive interest payments and will rank in priority to the Class A-1 and A-2 notes in their right to receive principal payments. Any losses allocated to the Class A notes and redraw bonds will be allocated rateably between the Class A-1 and A-2 notes and the redraw bonds. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, redraw bonds will rank equally with the Class A-1 and A-2 notes in their right to receive both interest and principal payments.

Mortgage Insurance Policies
      Mortgage insurance policies issued by or transferred to Housing Loans Insurance Corporation Pty Limited and the Commonwealth of Australia will provide full coverage for all principal due on certain of the housing loans which are generally those which had a loan to value ratio greater than 80% at the time of origination.

      A master mortgage insurance policy issued by GE Capital Mortgage Insurance Corporation (Australia) Pty Limited will provide full coverage for all principal due on the balance of the housing loans.

Seller Deposit
      If Commonwealth Bank is assigned a short-term deposit credit rating by Moody's of less than P1 or is assigned a long term deposit credit rating by Standard & Poor's or Fitch IBCA of less than BBB, or in each case, a lesser rating as agreed between the manager, the issuer trustee, Commonwealth Bank and the relevant rating agency, it must deposit an amount in an account, which may be the collections account, on account of set-off risk determined with reference to, and which may be less than, the balances of certain deposit accounts held by borrowers with Commonwealth Bank. The amount of the seller deposit may be reset on each determination date and adjusted on the following distribution date and will be reduced to zero if the seller regains the required credit ratings. The issuer trustee may use the seller deposit to meet liabilities of the seller in relation to amounts set-off against the amount due on a housing loan which have not been met within 20 business days of notice from the issuer trustee or the manager.

      As an alternative to making the seller deposit, Commonwealth Bank may implement other arrangements agreed with the rating agencies so that credit ratings of the notes by those rating agencies will not be adversely affected.

Excess Interest Collections
      Any interest collections on the housing loans remaining after payments of interest on the notes and the redraw bonds and the trust's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

Liquidity Enhancement
      To cover possible liquidity shortfalls in the payments of interest on the notes and redraw bonds, the issuer trustee will, in certain circumstances, be able to borrow funds under a liquidity facility to be provided by Commonwealth Bank.

Redraws and Further Advances
      Under the terms of each variable rate housing loan, a borrower may, subject to certain conditions, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance, being its principal balance if no amount had been prepaid, of his or her loan and the current principal balance of the loan. Commonwealth Bank may also agree to make further advances to a borrower in excess of the scheduled principal balance of his or her loan. Commonwealth Bank will be reimbursed for any redraws, and for any further advances which exceed the scheduled principal balance of a housing loan by no more than one scheduled monthly instalment on the housing loan, that it advances to borrowers from principal collections on the housing loans. Thus, the trust will have less funds available to pay principal to the notes on the next distribution date, but will have a corresponding greater amount of assets with which to make future payments. See "Commonwealth Bank Residential Loan Program," "Description of The Class A-1 Notes--Redraws and Further Advances" and "Description of the Transaction Documents--The Standby Redraw Facility."

Hedging Arrangements
      To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

 .   a basis swap to hedge the basis risk between the interest rate on the housing loans which accrue interest at a discretionary variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps;

 .   a fixed rate swap to hedge the basis risk between the interest rate on the housing loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps; and

 .   two currency swaps to hedge the currency risk and the basis risk between the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed rate swap, which are denominated in Australian dollars and, in the case of the basis swap and fixed rate swap, calculated by reference to the Australian bank bill rate, and the obligation of the trust to pay interest and principal on the Class A-1 notes, which are denominated in U.S. dollars and, in the case of interest, calculated by reference to LIBOR.

Optional Redemption

      The issuer trustee will, if the manager directs it to do so, redeem all of the notes and redraw bonds on any distribution date falling on or after the earlier of the distribution date falling in July, 2007 or the date when the current total outstanding principal balance of the housing loans is less than 10% of the total outstanding principal balance of the housing loans on March 18, 2000. If the issuer trustee redeems the Class A-1 notes, the Class A-1 noteholders will receive a payment equal to the outstanding principal balance of the Class A-1 notes plus accrued interest on the outstanding principal balance of the Class A-1 notes, unless noteholders and redraw bondholders owning 75% of the aggregate outstanding principal balance of the notes and redraw bonds consent to receiving the outstanding principal balance of the notes and redraw bonds, as reduced by losses allocated against the notes and redraw bonds, plus accrued interest on the outstanding principal balance of the notes and redraw bonds. If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and redraw bonds on a distribution date during or after July, 2007 at the lesser amount as described above but is unable to do so because noteholders and redraw bondholders owning 75% of the aggregate outstanding principal balance of the notes and redraw bonds have not approved the redemption, then the margin on the Class A-1 notes as from that distribution date will remain at, or revert to, the margin as at the closing date.

                             The Housing Loan Pool

      The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied one-to-four family residential properties. The housing loans will have terms to stated maturity as of the cut-off date of no more than 30 years. Commonwealth Bank expects the pool of housing loans to have characteristics similar to the following:

                   Selected Housing Loan Pool Data as of the
                     Close of Business on February 23, 2000


Number of Housing Loans..................................................16,891
Housing Loan Pool Size..........................................A$1,783,124,507
Average Housing Loan Balance..........................................A$105,567
Maximum Housing Loan Balance..........................................A$637,263
Minimum Housing Loan Balance...........................................A$10,505
Total Valuation of the Properties...............................A$2,785,762,472
Maximum Remaining Term to Maturity in months................................356
Weighted Average Remaining Term to Maturity in months.......................289
Weighted Average Seasoning in months.........................................16
Weighted Average Original Loan-to-Value Ratio............................76.56%
Weighted Average Current Loan-to-Value Ratio.............................71.47%
Maximum Current Loan-to-Value Ratio.........................................95%


      The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has reduced in value, the original loan-to-value ratio at the cut-off date may not reflect the loan-to-value ratio at the origination of that housing loan.

      Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. This addition or removal of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The seller will not add or remove any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in this prospectus, unless a revised prospectus is delivered to prospective investors.

      The seller has selected the housing loans from its pool of eligible loans based on its selection criteria.

Withholding Tax

      Payments of principal and interest on the Class A-1 notes will be reduced by any applicable withholding taxes. The issuer trustee is not obligated to pay any additional amounts to the Class A-1 noteholders to cover any withholding taxes. Under present law, the Class A-1 notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions and they are not held by associates of the issuer trustee or Commonwealth Bank. The issuer trustee will seek to issue the Class A-1 notes in a manner which will satisfy the conditions for an exemption from Australian withholding tax. One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that a Class A-1 note, or an interest in a Class A-1 note, was being, or would later be, acquired directly or indirectly by associates of the issuer trustee or Commonwealth Bank. Accordingly, persons who are associates of the issuer trustee or the Commonwealth Bank, for the purposes of the Australian Income Tax Assessment Act 1936, should not acquire Class A-1 notes. See "Australian Tax Matters."

      If, by virtue of a change in law:

    . the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders or redraw bondholders due to taxes, duties, assessments or governmental charges; or

    . if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges,

the manager may, at its sole option, direct the issuer trustee to redeem all of the notes and redraw bonds. If the issuer trustee redeems the Class A-1 notes, the Class A-1 noteholders will receive a payment equal to the outstanding principal balance of the Class A-1 notes plus accrued interest on the outstanding principal balance of the Class A-1 notes, unless noteholders and redraw bondholders owning 75% of the aggregate outstanding principal balance of the notes and redraw bonds consent to receiving the outstanding principal balance of the notes and redraw bonds, as reduced by losses allocated against the notes and redraw bonds, plus accrued interest on the outstanding principal balance of the notes and redraw bonds. However, if the withholding or deduction relates only to the Class A-1 notes, Class A-1 noteholders owning 75% of the aggregate outstanding principal balance of the Class A-1 notes may direct the issuer trustee not to redeem the notes and redraw bonds. See "Description of the Class A-1 Notes--Redemption of the Notes for Taxation or Other Reasons."

U.S. Tax Status
      In the opinion of Mayer, Brown & Platt, special tax counsel for the manager, the Class A-1 notes will be characterized as debt for U.S. federal income tax purposes. Each Class A-1 noteholder, by acceptance of a Class A-1 note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters."

Legal Investment
      The Class A-1 notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult your own legal advisors concerning the status of the Class A-1 notes as legal investments for you. See "Legal Investment Considerations" on page 161.

ERISA Considerations
      In general, the Class A-1 notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act. Investors should consult their counsel with respect to the consequences under the Employee Retirement Income Security Act and the Internal Revenue Code of the plan's acquisition and ownership of the certificates.

Book-Entry Registration
      The Class A-1 notes will be initially issued in book-entry form only. Persons acquiring beneficial ownership of interests in the Class A-1 notes will hold their interests through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

Collections
      The issuer trustee will receive for each collection period amounts, which are known as collections, which include:

    . payments of interest, principal, fees and other amounts under the housing loans, excluding any insurance premiums and related charges payable to Commonwealth Bank;

    . proceeds from the enforcement of the housing loans and mortgages and other securities relating to those housing loans;

    .  amounts received under mortgage insurance policies;

    . amounts received from the seller or servicer for breaches of representations or undertakings; and

    . interest on amounts in the collections account, other than certain excluded amounts, and income received on authorized short-term investments of the trust.

      Collections will be allocated between income and principal. Collections attributable to interest, plus some other amounts, are known as the available income amount. The collections attributable to principal, plus some other amounts, are known as the available principal amount.

      The available income amount is used to pay certain fees and expenses of the trust and interest on the notes and redraw bonds. The available principal amount is used to pay, among other things, principal on the notes and redraw bonds. If there is an excess of available income amount after payment of such fees, expenses and interest on the notes and redraw bonds, the excess income will be used to reimburse any principal charge-offs on the notes, the redraw bonds and the standby redraw facility. Any remaining excess will be distributed to the residual unitholder.

Interest on the Notes and Redraw Bonds
      Interest on the notes and redraw bonds is payable quarterly in arrears on each distribution date. The amount available to pay interest on the notes and redraw bonds will be paid rateably between: the currency swap provider which in turn will pay interest on the Class A-1 notes; the Class A-2 notes; and the redraw bonds. Interest will be paid on the Class B notes only after the payments of interest on the Class A-1 and Class A-2 notes and the redraw bonds are made. Interest on each class of notes and the redraw bonds is calculated for each accrual period as follows:

    .  at the note's or redraw bond's interest rate;

    . on the outstanding principal balance of that note or redraw bond at the beginning of that accrual period; and

    . on the basis of the actual number of days in that accrual period and a year of 360 days for the Class A-1 notes or a year of 365 days for the Class A-2 notes, the Class B notes and the redraw bonds.

Principal on the Notes and Redraw Bonds
      Principal on the notes and redraw bonds will be payable on each distribution date. The amount available to be paid in respect of principal on the notes and redraw bonds will be paid first to redraw bondholders with priority given to redraw bonds with earlier issue dates until the outstanding principal balance of the redraw bonds, as reduced by losses allocated against the redraw bonds, is reduced to zero. After payments in respect of the redraw bonds, the available principal up to a specified maximum amount will be paid rateably to the currency swap provider, which in turn will pay principal on the Class A-1 notes, and to the Class A-2 noteholders in respect of principal on the Class A-2 notes until the outstanding principal balance of the Class A-1 notes and Class A-2 notes respectively, as reduced by losses allocated against the Class A-1 and A-2 notes, is reduced to zero. The specified maximum amount will vary in accordance with the stepdown conditions, with the result that, in some circumstances, and to a limited extent, the Class B notes will receive principal rateably with the Class A notes. The balance of the available principal will be paid to Class B noteholders in respect of principal on the Class B notes until the outstanding principal balance of the Class B notes, as reduced by losses allocated against the Class B notes, is reduced to zero. On each distribution date, the outstanding principal balance of each note and redraw bond will be reduced by the amount of the principal payment made on that date on that note or redraw bond. The outstanding principal balance of each note and redraw bond will also be reduced by the amount of principal losses on the housing loans allocated to that note or redraw bond. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed rateably among all of the Class A notes and redraw bonds and prior to any distributions to the Class B notes.

Allocation of Cash Flows

      On each distribution date, the issuer trustee will pay interest and repay principal to each noteholder and redraw bondholder to the extent of the available income amount and available principal amount on that distribution date available to be applied for these purposes. The charts on the next four pages summarize the flow of payments.

                  Determination of Available Income Amount on
                              a Distribution Date


                           Finance Charge Collections

     Amounts received by the issuer trustee during the preceding collection period under the housing loans in respect of interest, fees and certain other charges.


                                       +


                      Mortgage Insurance Interest Proceeds

     Amounts received pursuant to a mortgage insurance policy which the manager determines should be accounted for on the preceding determination date in respect of a finance charge loss.


                                       +


                                  Other Income

     Certain other amounts received by the issuer trustee during the preceding collection period and certain other receipts in the nature of income (as determined by the manager) received by the preceding determination date.


                                       +


                           Liquidity Facility Advance

     Any advance to be made under the liquidity facility on the distribution date.


                                       +


                     Other Amounts under Support Facilities

     Other amounts received from a Support Facility provider which the manager determines should be included in the available income amount.


                                       =


                            Available Income Amount

                   Distribution of Available Income Amount on
                              a Distribution Date

     On the first distribution date, pay the Accrued Interest
     Adjustment to Commonwealth Bank.
                                 (down arrow)

     Pay or make provision for taxes of the trust, if any.
                                 (down arrow)

     Pay to the issuer trustee its quarterly fee.
                                 (down arrow)

     Pay to the security trustee its quarterly fee (if any).
                                 (down arrow)

     Pay to the manager its quarterly fee.
                                 (down arrow)

     Pay to the servicer its quarterly fee.
                                 (down arrow)

     Pay to the liquidity facility provider the quarterly commitment fee in relation to the liquidity facility.
                                 (down arrow)

     Pay rateably to the Support Facility providers amounts due under Support Facilities except those described above or below. These may include interest due on the liquidity facility and payments due under the basis swap and fixed rate swap.
                                 (down arrow)

     Pay or make provision for all expenses of the trust except those described above or below.
                                 (down arrow)

     Pay to the standby redraw facility provider the quarterly commitment fee in relation to the standby redraw facility.
                                 (down arrow)

     Repay to the liquidity facility provider outstanding advances under the liquidity facility made on prior distribution dates.
                                 (down arrow)

     Pay rateably to:

     . the currency swap provider payment under the currency swap relating to interest due on the Class A-1 notes;
     . the Class A-2 noteholders interest due on the Class A-2 notes;
     .  the redraw bondholders interest due on the redraw bonds.
     . the standby redraw facility provider interest due on the standby redraw facility; and
                                 (down arrow)

     Pay to Class B noteholders interest due on the Class B notes.
                                 (down arrow)

     Allocate the amount of any unreimbursed principal charge-offs to the Available Principal Amount for distribution.
                                 (down arrow)

     Distribute any remaining amounts to the residual unitholder.

                 Determination of Available Principal Amount on
                              a Distribution Date


                             Principal Collections

     Amounts received by the issuer trustee during the preceding collection period under the housing loans in respect of principal other than as described below.


                                       +


                     Mortgage Insurance Principal Proceeds

     Amounts received pursuant to a mortgage insurance policy which the manager determines should be accounted for on the preceding determination date in respect of a principal loss.


                                       +


                             Other Principal Amount

     Prepayments of principal on the housing loans, amounts rounded down from the preceding distribution date, certain other amounts received by the issuer trustee during the preceding collection period, certain other receipts in the nature of principal, as determined by the manager, received by the preceding determination date and, for the first distribution date, the amount, if any, by which the proceeds of issue of the notes exceeds the consideration for the housing loans acquired by the trust.


                                       +


                       Principal Charge-off Reimbursement

     The amount allocated from the Available Income Amount on that distribution date towards unreimbursed principal charge-offs.


                                       +


                               Redraw Bond Amount

     The proceeds of issue of any redraw bonds during the period ending on and including the preceding determination date and commencing on but excluding the determination date before that.


                                       +


                        Standby Redraw Facility Advance

     Any advance to be made under the standby redraw facility on the distribution date.


                                       =


                           Available Principal Amount

                 Distribution of Available Principal Amount on
                              a Distribution Date


                          Redraws and Further Advances

     Repay to the seller any redraws and further advances under the housing loans, other than further advances which cause the related housing loan to be removed from the trust, made by the seller during or prior to the preceding collection period.

                                 (down arrow)


                       Standby Redraw Facility Principal

     Repay to the standby redraw facility provider the principal outstanding under the standby redraw facility as reduced by principal charge-offs or increased by reimbursement of principal charge-offs.

                                 (down arrow)


                                  Redraw Bonds

     Repay to the redraw bondholders the Stated Amount of the redraw bonds.

                                 (down arrow)


                              Class A Noteholders

     Pay an amount equal to or greater than the Class A notes proportional share of the remaining Available Principal Amount on that distribution date rateably to:
     . the currency swap provider in relation to a repayment to the Class A-1 noteholders of the Stated Amount of the Class A-1 notes; and
     . the Class A-2 noteholders as a repayment of the Stated Amount of the Class A-2 notes.

                                 (down arrow)


                              Class B Noteholders

     Repay to the Class B noteholders the Stated Amount of the Class B notes.

                                 (down arrow)


                              Residual Unitholder

     Distribute any remaining amounts to the residual unitholder.

                                  Risk Factors

      The Class A-1 notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Class A-1 notes. There may be other unforeseen reasons why you might not receive principal or interest on your Class A-1 notes. You should also read the detailed information set out elsewhere in the prospectus.

 The Class A-1 notes will be paid     .  The Class A-1 notes are debt
 only from the assets of the trust       obligations of the issuer trustee only
                                         in its capacity as trustee of the
                                         trust. The Class A-1 notes do not
                                         represent an interest in or obligation
                                         of any of the other parties to the
                                         transaction. The assets of the trust
                                         will be the sole source of payments on
                                         the Class A-1 notes. The issuer
                                         trustee's other assets will only be
                                         available to make payments on the
                                         Class A-1 notes if the issuer trustee
                                         is negligent, commits fraud or in some
                                         circumstances where the issuer trustee
                                         fails to comply with or breaches an
                                         obligation imposed upon it under the
                                         documents. Therefore, if the assets of
                                         the trust are insufficient to pay the
                                         interest and principal on your Class
                                         A-1 notes when due, there will be no
                                         other source from which to receive
                                         these payments and you may not get
                                         back your entire investment or the
                                         yield you expected to receive.
 You face an additional possibility   .  Although Commonwealth Bank could have
 of loss because the issuer trustee      legally assigned the title to the
 does not hold legal title to the        housing loans to the issuer trustee,
 housing loans                           initially it will assign only
                                         equitable title to the housing loans
                                         to the issuer trustee. The borrowers
                                         will not be notified of the equitable
                                         assignment. The housing loans will be
                                         legally assigned to the issuer trustee
                                         only upon the occurrence of a
                                         perfection of title event, as
                                         described in "Description of the
                                         Assets of the Trust--Transfer and
                                         Assignment of the Housing Loans."
                                         Because the issuer trustee does not
                                         hold legal title to the housing loans,
                                         you will be subject to the following
                                         risks, which may lead to a failure to
                                         receive collections on the housing
                                         loans, delays in receiving the
                                         collections or losses to you:

                                      .  The issuer trustee's interest in a
                                         housing loan and its related
                                         securities may be impaired by the
                                         subsequent creation of another
                                         interest over the related housing loan
                                         or its related securities by the
                                         seller prior to the issuer trustee
                                         acquiring a legal interest in the
                                         housing loans.
                                      .  Until a borrower has notice of the
                                         assignment, that borrower is not bound
                                         to make payments under its housing
                                         loan to anyone other than the seller.
                                         Until a borrower receives notice of
                                         the assignment, any payments the
                                         borrower makes under his or her
                                         housing loan to the seller will
                                         validly discharge the borrower's
                                         obligations under the borrower's
                                         housing loan even if the issuer
                                         trustee does not receive the payments
                                         from the seller. Therefore, if the
                                         seller does not deliver collections to
                                         the issuer trustee, for whatever
                                         reason, neither the issuer trustee nor
                                         you will have any recourse against the
                                         related borrowers for such
                                         collections.
                                      .  The issuer trustee may not be able to
                                         initiate any legal proceedings against
                                         a borrower to enforce a housing loan
                                         without the involvement of the seller.
 A borrower's ability to offset may   .  It is likely that in the event of the
 affect the return on your Class A-1     insolvency of Commonwealth Bank,
 notes                                   borrowers may be able to offset their
                                         deposits with Commonwealth Bank
                                         against their liability under their
                                         housing loans. If this occurred, the
                                         assets of the trust might be
                                         insufficient to pay you principal and
                                         interest in full.
 The seller and servicer may          .  Before the seller or the servicer
 commingle collections on the housing    remits collections to the collections
 loans with their assets                 account, the collections may be
                                         commingled with the assets of the
                                         seller or servicer. If the seller or
                                         the servicer becomes insolvent, the
                                         issuer trustee may only be able to
                                         claim those collections as an
                                         unsecured creditor of the insolvent
                                         company. This could lead to a failure
                                         to receive the collections on the
                                         housing loans, delays in receiving the
                                         collections, or losses to you.

 There is no way to predict the       .  The rate of principal and interest
 actual rate and timing of payments      payments on pools of housing loans
 on the housing loans                    varies among pools, and is influenced
                                         by a variety of economic,
                                         demographic, social, tax, legal and
                                         other factors, including prevailing
                                         market interest rates for housing
                                         loans and the particular terms of the
                                         housing loans. Australian housing
                                         loans have features and options that
                                         are different from housing loans in
                                         the United States and Europe, and thus
                                         will have different rates and timing
                                         of payments from housing loans in the
                                         United States and Europe. There is no
                                         guarantee as to the actual rate of
                                         prepayment on the housing loans, or
                                         that the actual rate of prepayments
                                         will conform to any model described in
                                         this prospectus. The rate and timing
                                         of principal and interest payments and
                                         the ability to redraw principal on the
                                         housing loans will affect the rate and
                                         timing of payments of principal and
                                         interest on your Class A-1 notes.
                                         Unexpected prepayment rates could have
                                         the following negative effects:
                                      .  If you bought your Class A-1 notes for
                                         more than their face amount, the yield
                                         on your Class A-1 notes will drop if
                                         principal payments occur at a faster
                                         rate than you expect.
                                      .  If you bought your Class A-1 notes for
                                         less than their face amount, the yield
                                         on your Class A-1 notes will drop if
                                         principal payments occur at a slower
                                         rate than you expect.
 Losses and delinquent payments on    .  If borrowers fail to make payments of
 the housing loans may affect the        interest and principal under the
 return on your Class A-1 notes          housing loans when due and the credit
                                         enhancement described in this
                                         prospectus is not enough to protect
                                         your Class
                                         A-1 notes from the borrowers' failure
                                         to pay, then the issuer trustee may
                                         not have enough funds to make full
                                         payments of interest and principal due
                                         on your Class A-1 notes. Consequently,
                                         the yield on your Class A-1 notes
                                         could be lower than you expect and you
                                         could suffer losses.

 Enforcement of the housing loans may .  Substantial delays could be
 cause delays in payment and losses      encountered in connection with the
                                         liquidation of a housing loan, which
                                         may lead to shortfalls in payments to
                                         you to the extent those shortfalls are
                                         not covered by a mortgage insurance
                                         policy.
                                      .  If the proceeds of the sale of a
                                         mortgaged property, net of
                                         preservation and liquidation expenses,
                                         are less than the amount due under the
                                         related housing loan, the issuer
                                         trustee may not have enough funds to
                                         make full payments of interest and
                                         principal due to you, unless the
                                         difference is covered under a mortgage
                                         insurance policy.
 Principal on the redraw bonds will   .  If redraw bonds are issued they will
 be paid before principal on your        rank ahead of your Class A-1 notes
 Class A-1 notes                         with respect to payment of principal
                                         prior to enforcement of the charge
                                         under the security trust deed, and you
                                         may not receive full repayment of
                                         principal on your Class A-1 notes.
 The Class B notes provide only       .  The amount of credit enhancement
 limited protection against losses       provided through the subordination of
                                         the Class B notes to the Class A notes
                                         and redraw bonds is limited and could
                                         be depleted prior to the payment in
                                         full of the Class A notes and redraw
                                         bonds. If the principal amount of the
                                         Class B notes is reduced to zero, you
                                         may suffer losses on your Class A-1
                                         notes.
 The mortgage insurance policies may  .  The mortgage insurance policies are
 not be available to cover losses on     subject to some exclusions from
 the housing loans                       coverage and rights of refusal or
                                         reduction of claims, some of which are
                                         described in "The Mortgage Insurance
                                         Policies." Therefore, a borrower's
                                         payments that are expected to be
                                         covered by the mortgage insurance
                                         policies may not be covered because of
                                         these exclusions, refusals or
                                         reductions and the issuer trustee may
                                         not have enough money to make full
                                         payments of principal and interest on
                                         your Class A-1 notes.
 You may not be able to resell your   .  The underwriters are not required to
 Class A-1 notes                         assist you in reselling your Class A-1
                                         notes. A secondary market for your
                                         Class A-1 notes may not develop.

                                         If a secondary market does develop,
                                         it might not continue or might not
                                         be sufficiently liquid to allow you
                                         to resell any of your Class A-1
                                         notes readily or at the price you
                                         desire. The market value of your
                                         Class A-1 notes is likely to
                                         fluctuate, which could result in
                                         significant losses to you.
 The termination of any of the swaps  .  The issuer trustee will exchange
 may subject you to losses from          the interest payments from the
 interest rate or currency               fixed rate housing loans for
 fluctuations                            variable rate payments based upon
                                         the three-month Australian bank
                                         bill rate. If the fixed rate swap
                                         is terminated or the fixed rate
                                         swap provider fails to perform its
                                         obligations, you will be exposed to
                                         the risk that the floating rate of
                                         interest payable on the Class A-1
                                         notes will be greater than the
                                         discretionary fixed rate set by the
                                         servicer on the fixed rate housing
                                         loans, which may lead to losses to
                                         you.
                                      .  The issuer trustee will exchange
                                         the interest payments from the
                                         variable rate housing loans for
                                         variable rate payments based upon
                                         the three-month Australian bank
                                         bill rate. If the basis swap is
                                         terminated, the manager will direct
                                         the servicer to, subject to
                                         applicable laws, set the rates at
                                         which interest set-off benefits are
                                         calculated under the mortgage
                                         interest saver accounts at a rate
                                         low enough to cover the payments
                                         owed by the trust or to zero, and
                                         if that does not produce sufficient
                                         income, to set the interest rate on
                                         the variable rate housing loans at
                                         a rate high enough to cover the
                                         payments owed by the trust. If the
                                         rates on the variable rate housing
                                         loans are set above the market
                                         interest rate for similar variable
                                         rate housing loans, the affected
                                         borrowers will have an incentive to
                                         refinance their loans with another
                                         institution, which may lead to
                                         higher rates of principal
                                         prepayment than you initially
                                         expected, which will affect the
                                         yield on your Class A-1 notes.
                                      .  The issuer trustee will receive
                                         payments from the borrowers and the
                                         fixed rate and basis swap providers
                                         on the housing loans in Australian
                                         dollars calculated, in the case of
                                         the swap

                                         providers, by reference to the
                                         Australian bank bill rate, and
                                         make payments to you in U.S.
                                         dollars calculated, in the case of
                                         interest, by reference to LIBOR.
                                         Under the currency swap, the
                                         currency swap providers will
                                         exchange Australian dollar
                                         obligations for U.S. dollars, and
                                         in the case of interest, amounts
                                         calculated by reference to the
                                         Australian bank bill rate for
                                         amounts calculated by reference to
                                         LIBOR. If a currency swap provider
                                         fails to perform its obligations
                                         or if a currency swap is
                                         terminated, the issuer trustee
                                         might have to exchange its
                                         Australian dollars for U.S.
                                         dollars and its Australian bank
                                         bill rate obligations for LIBOR
                                         obligations at a rate that does
                                         not provide sufficient U.S.
                                         dollars to make payments to you in
                                         full.
 Prepayments during a collection      .  If a prepayment is received on a
 period may result in you not            housing loan during a collection
 receiving your full interest            period, interest on the housing
 payments                                loan will cease to accrue on that
                                         portion of the housing loan that
                                         has been prepaid, starting on the
                                         date of prepayment. The amount
                                         prepaid will be invested in
                                         investments, or will be the
                                         subject of interest payable by the
                                         servicer commencing 5 business
                                         days after receipt by the
                                         servicer, that may earn a rate of
                                         interest lower than that paid on
                                         the housing loan. If it is less,
                                         and either the basis swap or the
                                         fixed rate swap has been
                                         terminated, the issuer trustee may
                                         not have sufficient funds to pay
                                         you the full amount of interest
                                         due to you on the next
                                         distribution date.
 Payment holidays may result in you   .  If a borrower prepays principal on
 not receiving your full interest        his or her housing loan, the
 payments                                borrower is not required to make
                                         any payments, including interest
                                         payments, until the outstanding
                                         principal balance of the housing
                                         loan plus unpaid interest equals
                                         the scheduled principal balance.
                                         If a significant number of
                                         borrowers take advantage of this
                                         feature at the same time and the
                                         liquidity facility does not
                                         provide enough funds to cover the
                                         interest payments on the housing
                                         loans that are not received, the
                                         issuer trustee may not have
                                         sufficient funds to pay you the
                                         full amount of interest on the
                                         Class A-1 notes on the next
                                         distribution date.

 The proceeds from the enforcement  .  If the security trustee enforces the
 of the security trust deed may be     security interest on the assets of the
 insufficient to pay amounts due       trust after an event of default under
 to you                                the security trust deed, there is no
                                       assurance that the market value of the
                                       assets of the trust will be equal to or
                                       greater than the outstanding principal
                                       and interest due on the Class A-1 notes
                                       and the other secured obligations that
                                       rank ahead of or equally with the Class
                                       A-1 notes, or that the security trustee
                                       will be able to realize the full value
                                       of the assets of the trust. The issuer
                                       trustee, the security trustee, the Class
                                       A-1 note trustee, the principal paying
                                       agent and any receiver, to the extent
                                       they are owed any fees, the liquidity
                                       facility provider to the extent of any
                                       outstanding cash advance deposit and the
                                       seller to the extent of any unpaid
                                       accrued interest adjustment will
                                       generally be entitled to receive the
                                       proceeds of any sale of the assets of
                                       the trust before you. Consequently, the
                                       proceeds from the sale of the assets of
                                       the trust after an event of default
                                       under the security trust deed may be
                                       insufficient to pay you principal and
                                       interest in full.
 If the manager directs the issuer  .  If the manager directs the issuer
 trustee to redeem the Class A-1       trustee to redeem the notes and redraw
 notes early, you could suffer         bonds early as described in "Description
 losses and the yield on your          of the Class A-1 Notes--Optional
 Class A-1 notes could be lower        Redemption of the Notes" and principal
 than expected                         charge-offs have occurred, noteholders
                                       and redraw bondholders owning at least
                                       75% of the aggregate outstanding amount
                                       of the notes and redraw bonds may
                                       consent to receiving an amount equal to
                                       the outstanding principal amount of the
                                       notes and redraw bonds, less
                                       unreimbursed principal charge-offs, plus
                                       accrued interest. As a result, you may
                                       not fully recover your investment. In
                                       addition, the early retirement of your
                                       Class A-1 notes will shorten their
                                       average lives and potentially lower the
                                       yield on your Class A-1 notes.
 Termination payments relating to   .  If the issuer trustee is required to
 a currency swap and the fixed         make a termination payment to a currency
 rate swap may reduce payments to      swap provider or the fixed rate swap
 you                                   provider upon the termination of a
                                       currency swap or the fixed rate swap,
                                       respectively, the issuer trustee will
                                       make the termination payment from the
                                       assets of the trust and, prior to
                                       enforcement of the security trust deed,
                                       in priority to payments on

                                         the Class A-1 notes. Thus, if the
                                         issuer trustee makes a termination
                                         payment, there may not be sufficient
                                         funds remaining to pay interest on
                                         your Class A-1 notes on the next
                                         distribution date, and the principal
                                         on your Class A-1 notes may not be
                                         repaid in full.
 The imposition of a withholding tax  .  If a withholding tax is imposed on
 will reduce payments to you and may     payments of interest on your Class A-1
 lead to an early redemption of the      notes, you will not be entitled to
 Class A-1 notes                         receive grossed-up amounts to
                                         compensate for such withholding tax.
                                         Thus, you will receive less interest
                                         than is scheduled to be paid on your
                                         Class A-1 notes.
                                      .  If the option to redeem the notes and
                                         redraw bonds early, as a result of the
                                         imposition of a withholding or other
                                         tax on any notes or redraw bonds or in
                                         respect of the housing loans, is
                                         exercised and principal charge-offs
                                         have occurred, noteholders and redraw
                                         bondholders owning at least 75% of the
                                         aggregate outstanding amount of the
                                         notes and redraw bonds may consent to
                                         receiving an amount equal to the
                                         outstanding principal amount of the
                                         notes and redraw bonds, less
                                         unreimbursed principal charge-offs,
                                         plus accrued interest. As a result,
                                         you may not fully recover your
                                         investment. In addition, the early
                                         retirement of your Class A-1 notes
                                         will shorten their average lives and
                                         potentially lower the yield on your
                                         Class A-1 notes.
 Commonwealth Bank's ability to set   .  The interest rates on the variable
 the interest rate on variable rate      rate housing loans are not tied to an
 housing loans may lead to increased     objective interest rate index, but are
 delinquencies or prepayments            set at the sole discretion of
                                         Commonwealth Bank. If Commonwealth
                                         Bank increases the interest rates on
                                         the variable rate housing loans,
                                         borrowers may be unable to make their
                                         required payments under the housing
                                         loans, and accordingly, may become
                                         delinquent or may default on their
                                         payments. In addition, if the interest
                                         rates are raised above market interest
                                         rates, borrowers may refinance their
                                         loans with another lender to obtain a
                                         lower interest rate.
                                         This could cause higher rates of
                                         principal prepayment than you expected
                                         and affect the yield on your Class A-1
                                         notes.

 The features of the housing loans  .  The features of the housing loans,
 may change, which could affect        including their interest rates, may be
 the timing and amount of payments     changed by Commonwealth Bank, either
 to you                                on its own initiative or at a
                                       borrower's request. Some of these
                                       changes may include the addition of
                                       newly developed features which are not
                                       described in this prospectus. As a
                                       result of these changes and borrower's
                                       payments
                                       of principal, the concentration of
                                       housing loans with specific
                                       characteristics is likely to change
                                       over time, which may affect the timing
                                       and amount of payments you receive.
                                    .  If Commonwealth Bank changes the
                                       features of the housing loans or fails
                                       to offer desirable features offered by
                                       its competitors, borrowers might elect
                                       to refinance their loan with another
                                       lender to obtain more favorable
                                       features. In addition, the housing
                                       loans included in the trust are not
                                       permitted to have some features. If a
                                       borrower opts to add one of these
                                       features to his or her housing loan,
                                       in effect the housing loan will be
                                       repaid and a new housing loan will be
                                       written which will not form part of
                                       the assets of the trust. The
                                       refinancing or removal of housing
                                       loans could cause you to experience
                                       higher rates of principal prepayment
                                       than you expected, which could affect
                                       the yield on your Class A-1 notes.
 There are limits on the amount of  .  If the interest collections during a
 available liquidity to ensure         collection period are insufficient to
 payments of interest to you           cover fees and expenses of the trust
                                       and the interest payments due on the
                                       Class A-1 notes on the next
                                       distribution date, the issuer trustee
                                       will request an advance under the
                                       liquidity facility. In the event that
                                       there is not enough money available
                                       under the liquidity facility, you may
                                       not receive a full payment of interest
                                       on that distribution date, which will
                                       reduce the yield on your Class A-1
                                       notes.
 A decline in Australian economic   .  The Australian economy has been
 conditions may lead to losses on      experiencing a prolonged period of
 your Class A-1 notes                  expansion with relatively low and
                                       stable interest rates and steadily
                                       increasing property values. If the
                                       Australian economy were to experience
                                       a downturn, an increase in interest
                                       rates, a fall in property values or
                                       any combination of these

                                       factors, delinquencies or losses on
                                       the housing loans might increase,
                                       which might cause losses on your
                                       Class A-1 notes.
 Consumer protection laws may       .  Some of the borrowers may attempt to
 affect the timing or amount of        make a claim to a court requesting
 interest or principal payments to     changes in the terms and conditions
 you                                   of their housing loans or
                                       compensation or penalties from the
                                       seller for breaches of any
                                       legislation relating to consumer
                                       credit. Any changes which allow the
                                       borrower to pay less principal or
                                       interest under his or her housing
                                       loan may delay or decrease the amount
                                       of payments to you.
                                    .  In addition, if the issuer trustee
                                       obtains legal title to the housing
                                       loans, the issuer trustee will be
                                       subject to the penalties and
                                       compensation provisions of the
                                       applicable consumer protection laws
                                       instead of the seller. To the extent
                                       that the issuer trustee is unable to
                                       recover any such liabilities under
                                       the consumer protection laws from the
                                       seller, the assets of the trust will
                                       be used to indemnify the issuer
                                       trustee prior to payments to you.
                                       This may delay or decrease the amount
                                       of collections available to make
                                       payments to you.
 The concentration of housing       .  To the extent that the trust contains
 loans in specific geographic          a high concentration of housing loans
 areas may increase the                secured by properties located within
 possibility of loss on your           a single state or region within
 Class A-1 notes                       Australia, any deterioration in the
                                       real estate values or the economy of
                                       any of those states or regions could
                                       result in higher rates of
                                       delinquencies, foreclosures and
                                       losses than expected on the housing
                                       loans. In addition, these states or
                                       regions may experience natural
                                       disasters, which may not be fully
                                       insured against and which may result
                                       in property damage and losses on the
                                       housing loans. These events may in
                                       turn have a disproportionate impact
                                       on funds available to the trust,
                                       which could cause you to suffer
                                       losses.

 You will not receive physical      .  You will not receive physical notes,
 notes representing your Class A-1     except in limited circumstances. This
 notes, which can cause delays in      could:
 receiving
 distributions and hamper your      .  cause you to experience delays in
 ability to pledge or resell your      receiving payments on the Class A-1
 Class A-1 notes                       notes because the principal paying
                                       agent will be sending distributions on
                                       the Class A-1 notes to DTC instead of
                                       directly to you;
                                    .  limit or prevent you from using your
                                       Class A-1 notes as collateral; and
                                    .  hinder your ability to resell the Class
                                       A-1 notes or reduce the price that you
                                       receive for them.
 Australian tax reform proposals    .  The Australian federal government
 could affect the tax treatment of     proposes to reform business taxation as
 the trust                             part of its current tax reform
                                       programme. There are several proposed
                                       measures, including the taxation of
                                       trusts like companies, that, if enacted
                                       in their current form, could impact
                                       upon the tax treatment of the trust.
                                       For more details you should read the
                                       section titled "Australian Tax
                                       Matters--Tax Reform Proposals" below.

                               Capitalized Terms

      The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page 169.

                            U.S. Dollar Presentation

      In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.6196 = A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on February 23, 2000. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

      The following table sets out the history of the Australian dollar/US dollar exchange rates for the five most recent years based on the noon buying rate for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York.

                                                  Year ended 30 June
                                          ----------------------------------
                                           1999   1998   1997   1996   1995
                                          ------ ------ ------ ------ ------
                                           (expressed in US dollars per A$1.00)
At Period End............................ 0.6611 0.6208 0.7550 0.7856 0.7108
Average Rate............................. 0.6273 0.6809 0.7814 0.7628 0.7412
High..................................... 0.6712 0.7537 0.8180 0.8026 0.7778
Low...................................... 0.5550 0.5867 0.7455 0.7100 0.7108


             The Issuer Trustee, Commonwealth Bank and the Manager

The Issuer Trustee
      The issuer trustee was incorporated on September 28, 1886 as Perpetual Trustee Company (Limited) under the Companies Statute of New South Wales as a public company. The name of the issuer trustee was changed to Perpetual Trustee Company Limited on December 14, 1971 and the issuer trustee now operates as a limited liability public company under the Corporations Law of Australia. The registered office of the issuer trustee is at Level 7, 39 Hunter Street, Sydney.

      The issuer trustee has 4,000,000 ordinary shares issued with a paid amount of A$1.00 per share. The shares are held by Perpetual Trustees Australia Limited. The issuer trustee has not agreed to issue any additional shares. As a result of changes to the Australian Corporations Law, the issuer trustee no longer has authorised share capital.

      The principal activities of the issuer trustee are the provision of trustee and other commercial services. The issuer trustee is an authorised trustee corporation, and holds a securities dealers licence, under the Corporations Law. The issuer trustee and its related companies provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. The issuer trustee and its related companies are leading trustee companies in Australia with in excess of A$100 billion under administration.

      The directors of the issuer trustee are as follows:

                                                    Business          Principal
      Name                                          Address           Activities
      --------------------------------------------- ----------------- ----------
      Michael Stefanovski.......................... 39 Hunter Street, Director
                                                    Sydney NSW 2000

      Wayne Wilson................................. 39 Hunter Street, Director
                                                    Sydney NSW 2000

      Phillip Vernon............................... 39 Hunter Street, Director
                                                    Sydney NSW 2000

      Gai McGrath.................................. 39 Hunter Street, Director
                                                    Sydney NSW 2000

Commonwealth Bank
      Commonwealth Bank is described below in "The Currency Swap--Commonwealth Bank."


The Manager
      The manager, Securitisation Advisory Services Pty. Limited, is a wholly owned subsidiary of Commonwealth Bank. Its principal business activity is the management of securitization trusts established under Commonwealth Bank's Medallion Programme and the management of other securitization programs established by Commonwealth Bank or its customers. The manager's registered office is Level 8, 48 Martin Place Sydney New South Wales, Australia.

                            Description of the Trust

Commonwealth Bank Securitisation Trust Programme
      Commonwealth Bank established its Medallion Trust Programme pursuant to a master trust deed for the purpose of enabling Perpetual Trustee Company Limited, as trustee of each trust established pursuant to the Medallion Trust Programme, to invest in pools of assets originated by or purchased from time to time from Commonwealth Bank. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time. The Series 2000-1G Medallion Trust is established by the master trust deed and the series supplement. The Series 2000-1G Medallion Trust is separate and distinct from any other trust established under the master trust deed. The assets of the Series 2000-1G Medallion Trust are not available to meet the liabilities of any other trust and the assets of any other trust are not available to meet the liabilities of the Series 2000-1G Medallion Trust.

Series 2000-1G Medallion Trust
      The detailed terms of the trust are set out in the master trust deed and the series supplement.

      The series supplement, which supplements the general framework under the master trust deed with respect to the trust, does the following:

    . specifies the details of the notes, other than for the Class A-1 notes which are contained in the Class A-1 note trust deed and the Class A-1 note terms and conditions annexed to the Class A-1 notes;

    .  establishes the cash flow allocation;

    . sets out the mechanism for the acquisition from Commonwealth Bank of the pool of housing loans and contains various representations and warranties by Commonwealth Bank in relation to the housing loans;

    . contains Commonwealth Bank's appointment as initial servicer of the housing loans and the various powers, discretions, rights, obligations and protections of Commonwealth Bank in this role;

    . specifies a number of ancillary matters associated with the operation of the trust and the housing pool such as the arrangements regarding the operation of the collections account, the custody of the title documents in relation to the housing loans, the fees payable to the issuer trustee, the manager and the servicer, the perfection of the issuer trustee's title to the housing loans, the termination of the trust and the limitation on the issuer trustee's liability; and

    . amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes.

Other Trusts
      In addition to the Series 2000-1G Medallion Trust, two other trusts are established in relation to the issue of the Class A-1 notes as follows:

    . Class A-1 Trust. The Class A-1 note trustee acts as trustee of the Class A-1 trust under the Class A-1 note trust deed for the benefit of Class A-1 noteholders. Under the terms of the Class A-1 note trust deed the Class A-1 note trustee is able to enforce obligations of the issuer trustee for the benefit of Class A-1 noteholders and will vote on behalf of Class A-1 noteholders, based on their directions, at meetings held under the terms of the master trust deed or the security trust deed, including upon an event of default and enforcement under the security trust deed.

    . Security Trust. The security trustee acts as trustee of the security trust for the benefit of noteholders, redraw bondholders and all other Secured Creditors under the terms of the security trust deed. The security trustee holds the charge over the assets of the trust granted by the issuer trustee under the security trust deed for the benefit of the Secured Creditors. If an event of default occurs under the security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of the trust and the security trustee will be responsible for distributing the proceeds of realisation to Secured Creditors in the order prescribed under the security trust deed.

                    Description of the Assets of the Trust

Assets of the Trust
      The assets of the trust will include the following:

    .  the pool of housing loans, including all:

      . principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

      . interest payments paid or payable on the housing loans before or after the cut-off date (other than the Accrued Interest Adjustment which is to be paid on the first distribution date to Commonwealth Bank as seller of the housing loans);

    . rights under the mortgage insurance policies issued by or transferred to Housing Loans Insurance Corporation Pty Limited, GE Capital Mortgage Insurance (Australia) Pty Limited, and the Commonwealth of Australia and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

    .  rights under the mortgages in relation to the housing loans;

    . rights under collateral securities appearing on Commonwealth Bank's records as securing the housing loans;

    . amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collections account, and any instruments in which these amounts are invested; and

    .  the issuer trustee's rights under the transaction documents.

The Housing Loans
      The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans are from Commonwealth Bank's general residential mortgage product pool and have been originated by Commonwealth Bank in the ordinary course of its business. Each housing loan will be one of the types of products described in "Commonwealth Bank Residential Loan Program--Commonwealth Bank's Product Types." Each housing loan may have some or all of the features described in the "Commonwealth Bank Residential Loan Program--Special Features of the Housing Loans." The housing loans are either fixed rate or variable rate loans. The mortgaged properties consist of one-to-four family owner-occupied properties and one-to-four family non-owner occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

Transfer and Assignment of the Housing Loans
      The housing loans purchased by the trust on the closing date will be specified in a sale notice from Commonwealth Bank, in its capacity as seller of the housing loans, to the issuer trustee.

      The seller will equitably assign the housing loans, the mortgages and any collateral securities from time to time appearing in its records as securing those housing loans, the mortgage insurance policies and its interest in any insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to the collections, subject to certain unrelated exceptions, on the housing loans.

      If the issuer trustee is actually aware of the occurrence of a Perfection of Title Event which is subsisting then, unless each rating agency confirms that a failure to perfect the issuer trustee's title to the housing loans will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the notes and redraw bonds, the issuer trustee must declare that a Perfection of Title Event has occurred and the issuer trustee and the manager must as soon as practicable take steps to perfect the issuer trustee's legal title to the housing loans. These steps will include the lodgment of transfers of the mortgages securing the housing loans with the appropriate land titles office in each Australian State and Territory. The issuer trustee will hold at the closing date irrevocable powers of attorney from the seller to enable it to execute such mortgage transfers.

      Each housing loan sold to the issuer trustee is secured by an "all moneys" mortgage, which may also secure other financial indebtedness. The seller will also sell these other loans to the issuer trustee which will hold these by way of a separate trust for Commonwealth Bank established under the series supplement and known as the CBA trust. The other loans are not assets of the Series 2000-1G Medallion Trust. The issuer trustee will hold the proceeds of enforcement of the related mortgage, to the extent they exceed the amount required to repay the housing loan, as trustee for the CBA trust, in relation to that other loan. The mortgage will secure the housing loan equitably assigned to the trust in priority to that other loan.

      Because the seller's standard security documentation usually secures all moneys owing by the provider of the security to the seller, it is possible that a security held by the seller in relation to other facilities provided by it could also secure a housing loan, even though in the seller's records the particular security was not taken for this purpose. The seller will only assign to the issuer trustee in its capacity as trustee of the trust those securities that appear in its records as intended to secure the housing loans. Other securities which by their terms technically secure a housing loan but which were not taken for that purpose, will not be assigned for the benefit of the noteholders or redraw bondholders.

Representations, Warranties and Eligibility Criteria
      The seller will make various representations and warranties to the issuer trustee as of the cut-off date with respect to each housing loan being equitably assigned by it to the issuer trustee, including that:

    . at the time the seller entered into the related mortgage, the mortgage complied in all material respects with applicable laws;

    . at the time the seller entered into the housing loan, it did so in good faith;

    . at the time the seller entered into the housing loan, the housing loan was originated in the ordinary course of the seller's business and since then the seller has dealt with the housing loan in accordance with its servicing procedures and servicing standards;

    . at the time the seller entered into the housing loan, all necessary steps were taken to ensure that the related mortgage complied with the legal requirements applicable at that time to ensure that the mortgage was a first ranking mortgage, subject to any statutory charges, any prior charges of a body corporate, service company or equivalent, whether registered or not, and any other prior security interests which do not prevent the mortgage from being considered to be a first ranking mortgage in accordance with the servicing standards, secured over land, subject to stamping and registration in due course;

    . where there is a second or other mortgage in respect of the land the subject of the related mortgage and the seller is not the mortgagee of that second or other mortgage, the seller has ensured whether by a priority agreement or otherwise, that the mortgage ranks ahead in priority to the second or other mortgage on enforcement for at least the principal amount plus accrued but unpaid interest of the housing loan and such other amount determined in accordance with the servicing standards;

    . at the time the housing loan was approved, the seller had received no notice of the insolvency or bankruptcy of the relevant borrower or any notice that the relevant borrower did not have the legal capacity to enter into the relevant mortgage;

    . the seller is the sole legal and beneficial owner of the housing loan and the related securities assigned to the issuer trustee as trustee of the trust and, to its knowledge, subject to the above paragraph in relation to second mortgages in respect of which the seller is not the mortgagee, no prior ranking security interest exists in relation to its right, title and interest in the housing loan and related securities;

    . each of the relevant mortgage documents, other than any property insurance policies, which is required to be stamped with stamp duty has been duly stamped;

    . other than in respect of priorities granted by statute, the seller has not received notice from any person that it claims to have a security interest ranking in priority to or equal with the security interest held by the seller and constituted by the relevant mortgage;

    . each housing loan is, or will on the closing date be, insured under a mortgage insurance policy;

    . except in relation to fixed rate housing loans or those which can be converted to a fixed rate or a fixed margin relative to a benchmark and applicable laws, binding codes and competent authorities binding on the seller or as may be otherwise provided in the corresponding mortgage documents, there is no limitation affecting, or consent required from a borrower to effect, a change in the interest rate under the housing loan; and

    . as of the cut-off date the housing loan satisfies the following eligibility criteria:

      .  it is from the seller's general housing loan pool;

      . it is secured by a mortgage over land which has erected on or within it a residential dwelling or unit and the terms of that mortgage require that dwelling or unit to be insured under a general home owner's insurance policy;

      . it has a loan-to-value ratio based on the outstanding balance of the housing loan and the most recent valuation of the mortgaged property, at the commencement of business on the cut-off date, less than or equal to 95%;

      . the amount outstanding, assuming all due payments have been made by the borrower, will not exceed A$750,000;

      . the borrower is required to repay that loan within 30 years of the cut-off date;

      . no payment from the borrower under the housing loan is in arrears for more than 30 consecutive days;

      . the housing loan is not of a type with only interest payable during the term and with "bullet" repayment of all principal at the end of its term;

      .  it is or has been fully drawn;

      .  it was originated on or after 1 November, 1996;

      . the borrower under the housing loan is not an employee of the seller who is paying a concessional rate of interest under the housing loan as a result of that employment;

      .  it was advanced, and is repayable, in Australian dollars.

The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the day to day administration of the trust has actual notice to the contrary.

Breach of Representations and Warranties
      If Commonwealth Bank, the manager or the issuer trustee becomes actually aware that a representation or warranty from Commonwealth Bank relating to any housing loan or mortgage was incorrect when given, it must notify the others within 5 Business Days, and provide to them sufficient details to identify the housing loan and the reasons for believing the representation or warranty is incorrect. None of Commonwealth Bank, the manager or the issuer trustee is under any ongoing obligation to determine whether any representation or warranty is incorrect when given.

      If any representation or warranty is incorrect when given and notice of this is given not later than 5 Business Days prior to 120 days after the closing date, and the seller does not remedy the breach to the satisfaction of the issuer trustee within 5 Business Days of the notice being given, the housing loan and its related securities will no longer form part of the assets of the trust and the issuer trustee will hold them for the CBA trust. The issuer trustee will, however, retain all collections received in connection with that housing loan from the cut-off date to the date of delivery of the notice. Commonwealth Bank as seller must pay to the issuer trustee the principal amount of, and interest accrued but unpaid under the housing loan as at the date of delivery of the relevant notice within 2 Business Days of that housing loan ceasing to form part of the trust.

      During the 120 days after the closing date, the issuer trustee's sole remedy for any of the representations or warranties being incorrect is the right to the above payment from Commonwealth Bank and Commonwealth Bank has no other liability for any loss or damage caused to the issuer trustee, any noteholder or any other person, for any of the representations or warranties being incorrect.

      If the breach of a representation or warranty in relation to a housing loan is discovered after the last day for giving notices in the period 120 days after the closing date, Commonwealth Bank must pay damages to the issuer trustee which will be limited to principal amount outstanding and any accrued but unpaid interest and any outstanding fees in respect of the housing loans. The amount of the damages must be agreed between the issuer trustee and the seller or, failing this, be determined by the seller's external auditors.

Substitution of Housing Loan Securities
      Under the series supplement, the servicer is empowered in relation to each housing loan to, amongst other things, substitute any corresponding mortgage, or collateral security appearing in the seller's records as intending to secure the housing loan, as long as this is done in accordance with the relevant mortgage insurance policy and the servicing guidelines.

Other Features of the Housing Loans
      The housing loans have the following features.

    .  Interest is calculated daily and charged in arrears.

    . Payments can be on a monthly, bi-weekly or weekly basis. Payments are made by borrowers using a number of different methods, including cash payments at branches, cheques and in most cases automatic transfer.

    . They are governed by the laws of one of the following Australian States or Territories:

      .  New South Wales;

      .  Victoria;

      .  Western Australia;

      .  Queensland;

      .  South Australia;

      .  Northern Territory;

      .  Tasmania; or

      .  the Australian Capital Territory.

Details of the Housing Loan Pool
      The information in the following tables sets forth in tabular format various details relating to the housing loans proposed to be sold to the trust on the closing date. The information is provided as of the close of business on February 23, 2000. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

      Note that these details may not reflect the housing loan pool as of the closing date because the seller may add additional eligible housing loans or remove housing loans.

      The seller will not add or remove any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in this prospectus, unless a revised prospectus is delivered to prospective investors.

                            Housing Loan Information

                        Year of Origination (Quarterly)

                                      Total                                  Average
                                    Security                                  Loan
                          No. of   Valuations    Total Loan      Weighted    Balance % by Loan
  Year of Origination    Accounts     (A$)      Balance (A$)  Average LTV(%)  (A$)    Balance
------------------------ -------- ------------- ------------- -------------- ------- ---------
1997 Q3.................     663     89,753,722    68,180,683     78.95%     102,837    3.82%
1997 Q4.................     817    113,794,711    88,291,702     79.99%     108,068    4.95%
1998 Q1.................   1,260    182,251,435   148,124,427     83.50%     117,559    8.31%
1998 Q2.................   3,195    538,656,175   346,743,153     72.52%     108,527   19.45%
1998 Q3.................   3,308    561,304,993   347,757,122     69.68%     105,126   19.50%
1998 Q4.................   3,397    577,237,992   343,261,474     67.35%     101,048   19.25%
1999 Q1.................   1,652    272,861,355   166,055,539     68.05%     100,518    9.31%
1999 Q2.................   1,435    242,248,845   145,779,330     67.54%     101,588    8.18%
1999 Q3.................   1,164    207,653,244   128,931,078     69.63%     110,766    7.23%
                          ------  ------------- -------------     ------     -------  -------
Total...................  16,891  2,785,762,472 1,783,124,507     71.47%     105,567  100.00%
                          ======  ============= =============     ======     =======  =======

                  Pool Profile by Geographic Distribution(/1/)

                                      Total
                                    Security                  Weighted   Average
                          No. of   Valuations    Total Loan   Average      Loan     % by Loan
         Region          Accounts     (A$)      Balance (A$)  LTV (%)  Balance (A$)  Balance
------------------------ -------- ------------- ------------- -------- ------------ ---------
Australian Capital
 Territory
Metro...................     365     58,405,758    38,592,253  74.61%    105,732       2.16%
New South Wales
Metro...................   2,971    686,877,965   416,840,575  70.11%    140,303      23.38%
Other...................   2,118    313,013,622   210,206,385  73.54%     99,248      11.79%
                          ------  ------------- -------------  -----     -------     ------

Queensland
Metro...................   1,055    183,867,095   113,594,829  69.28%    107,673       6.37%
Non Metro--Gold Coast...     300     58,182,220    32,199,350  62.50%    107,331       1.81%
Non Metro--Sunshine.....     160     26,967,305    15,228,225  63.19%     95,176       0.85%
Non Metro--Other........     666     97,471,114    60,716,141  69.51%     91,165       3.41%
                          ------  ------------- -------------  -----     -------     ------
Victoria
Metro...................   4,514    711,961,576   452,498,830  70.85%    100,243      25.38%
Other...................     922    103,034,859    71,018,624  73.17%     77,027       3.98%
                          ------  ------------- -------------  -----     -------     ------
Western Australia
Metro...................   2,241    346,128,370   226,311,962  71.96%    100,987      12.69%
Other...................     307     45,590,646    31,565,431  74.34%    102,819       1.77%
                          ------  ------------- -------------  -----     -------     ------
South Australia
Metro...................     667     82,042,288    60,803,264  78.30%     91,159       3.41%
Other...................     162     16,907,619    12,526,226  77.30%     77,322       0.70%
                          ------  ------------- -------------  -----     -------     ------
Northern Territory
Metro...................      89     15,446,735    11,628,267  79.47%    130,655       0.65%
Other...................      32      4,581,000     3,697,393  82.10%    115,544       0.21%
                          ------  ------------- -------------  -----     -------     ------
Tasmania
Metro...................     171     20,228,000    14,431,783  76.03%     84,396       0.81%
Other...................     151     15,056,300    11,264,969  77.10%     74,602       0.63%
                          ------  ------------- -------------  -----     -------     ------
Total...................  16,891  2,785,762,472 1,783,124,507  71.47%    105,567     100.00%
                          ======  ============= =============  =====     =======     ======

--------
(1) Geographic distributions are split by State or Territory and by metropolitan (metro) or country (other). Metro areas comprise the city and surrounding suburbs of the capital city of each State or Territory and Other comprise all other areas.

                      Pool Profile by Balance Outstanding

                                                                  Weighted
                            No. of  Total Security   Total Loan   Average       Average      % by Loan
Current Loan Balance (A$)  Accounts Valuations (A$) Balance (A$)   LTV(%)  Loan Balance (A$)  Balance
-------------------------  -------- --------------- ------------- -------- ----------------- ---------
0 to 50,000.00                 514      76,105,454     20,930,688  41.96%        40,721         1.17%
50,000.01 to 100,000.00      8,886   1,144,881,471    666,166,548  66.88%        74,968        37.36%
100,000.01 to 150,000.00     5,053     881,628,538    612,511,317  74.71%       121,217        34.35%
150,000.01 to 200,000.00     1,589     382,786,134    270,452,080  75.07%       170,203        15.17%
200,000.01 to 250,000.00       539     166,828,387    119,408,019  75.67%       221,536         6.70%
250,000.01 to 300,000.00       198      75,611,100     53,658,763  74.77%       271,004         3.01%
300,000.01 to 350,000.00        72      32,827,888     23,176,928  73.92%       321,902         1.30%
350,000.01 to 400,000.00        20      10,667,000      7,445,450  72.72%       372,272         0.42%
400,000.01 to 450,000.00        12       7,429,000      5,128,392  72.40%       427,366         0.29%
450,000.01 to 500,000.00         4       3,380,000      1,934,980  62.61%       483,745         0.11%
500,000.01 to 550,000.00         1         950,000        505,300  53.19%       505,300         0.03%
550,000.01 to 600,000.00         2       1,707,500      1,168,779  69.26%       584,390         0.07%
600,000.01 to 650,000.00         1         960,000        637,263  66.38%       637,263         0.04%
                            ------   -------------  -------------  -----        -------       ------
Total...................    16,891   2,785,762,472  1,783,124,507  71.47%       105,567       100.00%
                            ======   =============  =============  =====        =======       ======

                   Pool Profile by Loan to Value Ratio (LTV)

                                      Total
                                    Security                  Weighted   Average
                          No. of   Valuations    Total Loan   Average      Loan     % by Loan
Current LTV (%)          Accounts     (A$)      Balance (A$)   LTV(%)  Balance (A$)  Balance
------------------------ -------- ------------- ------------- -------- ------------ ---------
0 - 10.00...............      62     44,497,989     2,465,420   7.29%     39,765       0.14%
10.01 - 15.00...........      76     29,761,210     3,742,678  12.76%     49,246       0.21%
15.01 - 20.00...........     116     39,375,010     6,967,698  17.82%     60,066       0.39%
20.01 - 25.00...........     191     57,345,986    13,002,326  22.77%     68,075       0.73%
25.01 - 30.00...........     268     74,315,097    20,586,263  27.78%     76,814       1.15%
30.01 - 35.00...........     405     95,411,774    31,190,341  32.75%     77,013       1.75%
35.01 - 40.00...........     524    115,726,051    43,384,307  37.55%     82,794       2.43%
40.01 - 45.00...........     636    130,658,617    55,642,433  42.64%     87,488       3.12%
45.01 - 50.00...........     755    152,353,456    72,302,451  47.50%     95,765       4.05%
50.01 - 55.00...........     855    159,959,355    83,956,721  52.53%     98,195       4.71%
55.01 - 60.00...........     901    158,335,619    91,121,604  57.59%    101,134       5.11%
60.01 - 65.00...........     962    160,202,937   100,195,343  62.57%    104,153       5.62%
65.01 - 70.00...........   1,178    186,706,016   125,978,829  67.50%    106,943       7.07%
70.01 - 75.00...........   1,534    225,385,864   163,849,806  72.73%    106,812       9.19%
75.01 - 80.00...........   3,070    429,344,214   332,760,902  77.53%    108,391      18.66%
80.01 - 85.00...........   1,363    190,416,868   157,743,513  82.86%    115,733       8.85%
85.01 - 90.00...........   2,426    325,568,608   284,863,506  87.52%    117,421      15.98%
90.01 - 95.00...........   1,569    210,397,801   193,370,366  91.92%    123,244      10.84%
                          ------  ------------- -------------  ------    -------     -------
Total...................  16,891  2,785,762,472 1,783,124,507  71.47%    105,567     100.00%
                          ======  ============= =============  ======    =======     =======

                        Pool Profile by Year of Maturity

                                      Total
                                    Security
                          No. of   Valuations    Total Loan   Weighted Average Average Loan % by Loan
     Maturity Year       Accounts     (A$)      Balance (A$)      LTV (%)      Balance (A$)  Balance
     -------------       -------- ------------- ------------- ---------------- ------------ ---------
2000....................       1        150,000       100,450      66.97%        100,450       0.01%
2001....................       2        248,000       182,450      73.88%         91,225       0.01%
2002....................       4      1,135,000       230,288      23.49%         57,572       0.01%
2003....................      19      3,348,699     1,339,131      53.29%         70,481       0.08%
2004....................      27      5,054,500     1,805,755      43.86%         66,880       0.10%
2005....................      33      5,065,000     2,148,936      49.90%         65,119       0.12%
2006....................      35      6,385,500     2,354,912      45.32%         67,283       0.13%
2007....................      57      9,399,785     4,012,007      51.19%         70,386       0.22%
2008....................     286     54,019,249    21,931,518      48.75%         76,684       1.23%
2009....................     189     35,296,183    14,050,893      50.58%         74,343       0.79%
2010....................     113     17,703,255     8,842,492      57.83%         78,252       0.50%
2011....................     120     19,446,769     9,268,588      56.18%         77,238       0.52%
2012....................     142     22,363,642    12,020,767      62.51%         84,653       0.67%
2013....................     609    102,112,767    52,537,909      58.61%         86,269       2.95%
2014....................     433     72,831,166    38,713,565      59.89%         89,408       2.17%
2015....................     160     25,624,399    14,231,155      62.49%         88,945       0.80%
2016....................     222     38,792,879    21,265,028      62.08%         95,788       1.19%
2017....................     411     59,664,037    39,298,870      71.24%         95,618       2.20%
2018....................   1,301    223,646,336   129,907,321      65.39%         99,852       7.29%
2019....................     757    131,855,018    75,234,621      63.92%         99,385       4.22%
2020....................     223     35,718,270    21,525,840      67.43%         96,528       1.21%
2021....................     264     41,773,796    25,543,636      68.41%         96,756       1.43%
2022....................     524     78,100,660    52,642,822      74.36%        100,463       2.95%
2023....................   1,933    325,703,711   204,472,407      71.22%        105,780      11.47%
2024....................     887    151,684,573    96,515,880      69.15%        108,812       5.41%
2025....................     257     44,697,159    28,754,903      72.96%        111,887       1.61%
2026....................     338     56,153,748    37,714,462      72.89%        111,581       2.12%
2027....................   1,021    151,908,217   113,779,196      78.70%        111,439       6.38%
2028....................   4,713    756,068,858   540,951,337      77.02%        114,779      30.34%
2029....................   1,810    309,811,296   211,747,366      74.39%        116,987      11.88%
                          ------  ------------- -------------      -----         -------     ------
Total...................  16,891  2,785,762,472 1,783,124,507      71.47%        105,567     100.00%
                          ======  ============= =============      =====         =======     ======

                    Pool Profile by Property Ownership Type

                         Number of Total Security   Total Loan      Weighted     Average Loan % by Loan
      Loan Purpose       Accounts  Valuations (A$) Balance (A$)  Average LTV (%) Balance (A$)  Balance
      ------------       --------- --------------- ------------- --------------- ------------ ---------
Owner-occupied..........  14,543    2,355,967,911  1,521,952,527     72.23%        104,652      85.35%
Investment..............   2,348      429,794,561    261,171,979     67.01%        111,232      14.65%
                          ------    -------------  -------------     ------        -------     -------
Total...................  16,891    2,785,762,472  1,783,124,507     71.47%        105,567     100.00%
                          ======    =============  =============     ======        =======     =======

                          Pool Profile by Amortization

                          Number of Total Security   Total Loan      Weighted     Average Loan % by Loan
      Payment Type        Accounts  Valuations (A$) Balance (A$)  Average LTV (%) Balance (A$)  Balance
      ------------        --------- --------------- ------------- --------------- ------------ ---------
Principal and Interest..   16,616    2,715,056,608  1,743,835,729     71.65%        104,949      97.80%
Interest only...........      275       70,705,864     39,288,778     63.30%        142,868       2.20%
                           ------    -------------  -------------     ------        -------     -------
Total...................   16,891    2,785,762,472  1,783,124,507     71.47%        105,567     100.00%
                           ======    =============  =============     ======        =======     =======

                         Mortgage Insurer Distribution

                         Number of Total Security   Total Loan      Weighted     Average Loan % by Loan
    Mortgage Insurer     Accounts  Valuations (A$) Balance (A$)  Average LTV (%) Balance (A$)  Balance
    ----------------     --------- --------------- ------------- --------------- ------------ ---------
GE Capital Mortgage
 Insurance Corporation
 (Australia) Pty Ltd....  10,446    1,905,847,689  1,042,463,218     61.57%         99,795      58.46%
Housing Loans Insurance
 Corporation Pty Ltd....   6,445      879,914,783    740,661,289     85.40%        114,920      41.54%
                          ------    -------------  -------------     ------        -------     -------
                          16,891    2,785,762,472  1,783,124,507     71.47%        105,567     100.00%
                          ======    =============  =============     ======        =======     =======

                            Pool Profile by Product

                                                                Weighted
                          No. of  Total Security   Total Loan   Average       Average      % by Loan
Loan Type                Accounts Valuations (A$) Balance (A$)  LTV (%)  Loan Balance (A$)  Balance
---------                -------- --------------- ------------- -------- ----------------- ---------
Complete Home Loan
Variable rate...........   7,994   1,309,434,476    817,193,770  70.33%       102,226        45.83%
1 yr fixed..............      30       3,949,000      2,864,371  76.29%        95,479         0.16%
2 yr fixed..............     411      60,965,881     42,316,082  75.93%       102,959         2.37%
3 yr fixed..............   1,795     269,492,352    199,673,608  78.98%       111,239        11.20%
4 yr fixed..............     328      51,493,646     35,836,898  74.97%       109,259         2.01%
5 yr fixed..............   2,259     348,610,115    240,372,669  75.14%       106,407        13.48%
                          ------   -------------  -------------  -----        -------       ------
Economiser Home Loan       4,074     741,817,002    444,867,109  67.47%       109,197        24.95%
Total ..................  16,891   2,785,762,472  1,783,124,507  71.47%       105,567          100%
                          ======   =============  =============  =====        =======       ======

                            Distribution by Current
                                 Interest Rates

                                                                Weighted
                          No. of  Total Security   Total Loan   Average       Average      % by Loan
Current Rate (%)         Accounts Valuations (A$) Balance (A$)  LTV (%)  Loan Balance (A$)  Balance
----------------         -------- --------------- ------------- -------- ----------------- ---------
5.00 to 5.50............     419      80,465,653     53,620,294  72.22%       127,972         3.01%
5.51 to 6.00............     132      30,863,700     19,894,487  73.29%       150,716         1.12%
6.01 to 6.50............   5,862   1,073,329,729    669,770,042  70.12%       114,256        37.56%
6.51 to 7.00............   9,611   1,484,516,984    953,296,134  71.65%        99,188        53.46%
7.01 to 7.50............     788     106,788,356     78,504,051  78.56%        99,624         4.40%
7.51 to 8.00............      79       9,798,050      8,039,499  83.07%       101,766         0.45%
                          ------   -------------  -------------  -----        -------       ------
Total ..................  16,891   2,785,762,472  1,783,124,507  71.47%       105,567       100.00%
                          ======   =============  =============  =====        =======       ======

                   Commonwealth Bank Residential Loan Program

Origination Process
      The housing loans to be assigned to the trust comprise a portfolio of variable and fixed rate loans which were originated by Commonwealth Bank through loan applications from new and existing customers. Housing loan applications are sourced from Commonwealth Bank's branch network, its mobile sales force, its telephone sales operation and through the internet from Commonwealth Bank's website at "www.commbank.com.au."

Approval and Underwriting Process
      When a housing loan application is received it is processed in accordance with Commonwealth Bank's approval policies. These policies are monitored and are subject to continuous review by Commonwealth Bank. Commonwealth Bank, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential housing loans. In limited situations discounted interest rates are provided to retain existing borrowers or to attract certain high income individuals. All borrowers must satisfy Commonwealth Bank's approval criteria described in this section.

      The approval process includes verifying the borrower's application details, assessing their ability to repay the housing loan and determining the valuation of the mortgaged property.

Verification of application details
      The verification process involves borrowers providing proof of identity, evidence of income and evidence of a savings pattern. For an employed applicant, it includes confirming employment and income levels by way of recent payslips or tax assessments. For a self-employed or business applicant it includes checking annual accounts and tax assessments. Statements or records of savings are reviewed to identify any recent additional borrowings or gifts. Where applicants are refinancing debts from another financial institution, a check of the last six months' statements of the existing loan is made to determine the regularity of debt payments. The credit history of any existing borrowings from Commonwealth Bank is also checked.

Assessing ability to repay
      Based upon the application, once verified, an assessment is made of the applicant's ability to repay the housing loan. This is primarily based on the applicant's debt servicing to income commitment ratio along with any risk factors identified in verifying the applicant's income, savings or credit history. The credit decision is made using one the following processes.

    . Credit scorecard. A credit scorecard system automatically and consistently applies Commonwealth Bank's credit assessment rules without relying on the credit experience of the inputting officer. The credit scorecard returns a decision to approve, reject or refer an application. An application is referred by the system if certain risk factors, such as loan size or a high commitment level, are present which require the application to be assessed by an experienced loan officer. The credit score determined by this system is based on historical performance data of Commonwealth Bank's housing loan portfolio.

    . Credit approval authorities. Housing loan applications which are not credit scored and those which are referred by the credit scorecard are assessed by a loan officer. Each loan officer is allocated a credit approval authority based on their level of experience and past performance. Loans which have certain risk characteristics, such as loan size or a high commitment level, are assessed by more experienced loan officers. Commonwealth Bank monitors the quality of lending decisions and conducts regular audits of approvals.

Borrowers in respect of housing loans may be natural persons, corporations or trusts. Housing loans to corporations and trusts may be secured, if deemed necessary, by guarantees from directors. Guarantees may also be obtained in other circumstances.

Valuation of mortgaged property
      For applications which successfully pass the credit decision process, the maximum allowable loan-to-value ratio, being the ratio of the housing loan amount to the value of the mortgaged property, is calculated and an offer for finance is made conditional upon a satisfactory valuation of the mortgaged property and any other outstanding conditions being satisfied. The amount of the housing loan that will be approved for a successful applicant is based on an assessment of the applicant's ability to service the proposed housing loan and the loan-to-value ratio. For the purposes of calculating the loan-to-value ratio, the value of a mortgaged property in relation to housing loans to be assigned to the trust has been determined at origination by one of the following methods.

    . Valuation by valuer. Valuations by qualified professional valuers are carried out when there is some attribute of the housing loan or its mortgaged property which, in accordance with the Commonwealth Bank's policies, requires a professional valuer to undertake the assessment. These attributes include:

      .   mortgaged properties with a value in excess of A$1 million;

      . properties in areas which are subject to landslip, subsidence or flooding;

      . housing loans which are refinancing loans from another financial institution; and

      . housing loans where mortgage insurance is required upon origination, unless otherwise approved by a mortgage insurer.

    . Valuation on contract price or rates notice. If not valued by a valuer and for housing loan amounts of less than or equal to A$200,000 or, for mortgaged properties in the Sydney, Melbourne or Brisbane metropolitan areas, A$300,000, the value of the mortgaged property is based on the purchase price under a contract for the purchase by the borrower of the mortgaged property or on the value specified in a local government rates notice (that is, generally, the unimproved value of the land assessed by a government valuer) for the mortgaged property.

    . Valuation by bank officer. In all other cases, the value of the mortgaged property is assessed by an officer of the Commonwealth Bank who visits the mortgaged property and compares it with recent sales of similar properties in the same area.

      The maximum loan-to-value ratio that is permitted for any loan is determined according to Commonwealth Bank's credit policy and is dependent on the size of the proposed loan, the nature and location of the proposed mortgaged property and other relevant factors. Where more than one mortgaged property is offered as security for a housing loan, the sum of the valuations for each mortgaged property is assessed against the housing loan amount sought.

      Once Commonwealth Bank's formal loan offer has been accepted by the applicant, one of Commonwealth Bank's five loan processing centres prepares the loan security documentation and dispatches it to the borrower for execution. After execution, the documentation, together with signed acknowledgment that all non-documentary conditions of approval have been met, is returned by the business unit to the loan processing centre authorizing settlement and funding of the housing loan to proceed. In certain circumstances, settlement and funding are completed at the business unit level.

      One of the conditions of settlement is that the borrower establish and maintain full replacement general home owner's insurance on the mortgaged property. Some of the housing loans have home owner's insurance provided by Commonwealth Insurance Limited, a subsidiary of Commonwealth Bank. However, there is no ongoing monitoring of the level of home owner's insurance maintained by borrowers.

Commonwealth Bank's Product Types

Complete Home Loan
      This type of loan is Commonwealth Bank's traditional standard mortgage product which consists of standard variable rate and fixed rate options. The standard variable rate set under the Complete Home Loan product is not linked to any other variable rates in the market. However, it may fluctuate with market conditions. Borrowers may switch to a fixed interest rate at any time upon payment of a switching fee as described below in "Switching Interest Rates." Some of the housing loans will be subject to fixed rates for differing periods.

      In addition, some Complete Home Loans have an interest rate which is discounted by a fixed percentage to the standard variable rate or fixed rate. These discounts are offered to members of certain professional groups and to other high income individuals.

Economiser Home Loan

      This type of loan has a variable interest rate which is not linked to the standard variable rate for the Complete Home Loan and which may fluctuate independently of this and other standard variable rates in the market. The Economiser Home Loan was introduced by Commonwealth Bank to allow borrowers who did not require a full range of product features to reduce their interest rate. The interest rate for the Economiser Home Loan historically has been less than that for the Complete Home Loan. Of the features described below, at present only those headed "Redraw and Further Advances," "Payment Holiday," "Interest Offset" and "Early Repayment" are available for Economiser Home Loans. To take advantage of other features borrowers with Economiser Home Loans must, with the agreement of Commonwealth Bank and upon payment of a fee, switch their housing loan to the Complete Home Loan product. However, these or other features may in the future be offered to borrowers with Economiser Home Loans.

Special Features of the Housing Loans
      Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan, Commonwealth Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

Switching Interest Rates
      Borrowers may elect for a fixed rate, as determined by Commonwealth Bank, to apply to their housing loan for a period of up to 10 years. These housing loans convert to the standard variable interest rate at the end of the agreed fixed rate period unless the borrower elects to fix the interest rate for a further period.

      Any variable rate converting to a fixed rate product will automatically be matched by an increase in the fixed rate swap to hedge the fixed rate exposure.

Substitution of Security
      A borrower may apply to the servicer to achieve the following:

    . substitute a different mortgaged property in place of the existing mortgaged property securing a housing loan; or

    .   release a mortgaged property from a mortgage.

      If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan. The servicer must obtain the consent of any relevant mortgage insurer to the substitution of security or a release of a mortgage where this is required by the terms of a mortgage insurance policy.

Redraws and Further Advances
      Each of the variable rate housing loans allows the borrower to redraw principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Redraws must be for at least A$2,000 per transaction. Borrowers may request a redraw at any time subject to meeting certain credit criteria at that time. The borrower may be required to pay a fee to Commonwealth Bank in connection with a redraw. Currently, Commonwealth Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the trust.

      In addition, Commonwealth Bank may agree to make a further advance to a borrower under the terms of a housing loan. Where a further advance does not result in the previous scheduled principal balance of the housing loan being exceeded by more than one scheduled monthly instalment, the further advance will not result in the housing loan being removed from the trust. Where a further advance does result in the previous scheduled principal balance of the housing loan being exceeded by more than one scheduled monthly instalment, Commonwealth Bank must pay to the trust the principal balance of the housing loan and accrued and unpaid interest and fees on the housing loan. If this occurs the housing loan will be treated as being repaid and will cease to be an asset of the trust.

      A further advance to a borrower may also be made under the terms of another loan or as a new loan. These loans may share the same security as a housing loan assigned to the trust but will be subordinated upon the enforcement of that security to the housing loan.

Payment Holiday
      A borrower is allowed a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday will not cause the related housing loan to be considered delinquent.

Early Repayment
      A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a variable rate housing loan contract.

      A borrower may incur break fees or receive break benefits if an early repayment or partial prepayment of principal occurs on a fixed rate housing loan. However, at present fixed rate loans allow for early repayment by the borrower of up to A$5,000 in any 12 month period without any break fees or break benefits being applicable.

Combination or "Split" Housing Loans
      A borrower may elect to split a housing loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are secured by the same mortgage.

Interest Offset
      Commonwealth Bank offers borrowers an interest offset product known as a mortgage interest saver account under which the interest accrued on the borrower's deposit account is offset against interest on the borrower's housing loan. Commonwealth Bank does not actually pay interest to the borrower on the loan offset account, but reduces the amount of interest which is payable by the borrower under its housing loan. The borrower continues to make its scheduled mortgage payment with the result that the portion allocated to principal is increased by the amount of interest offset. Commonwealth Bank will pay to the trust the aggregate of all interest amounts offset. These amounts will constitute Finance Charge Collections for the relevant period. The mortgage interest saver account must be in the same name as the housing loan.

      If, following a Perfection of Title Event, the trust obtains legal title to a housing loan, Commonwealth Bank will no longer be able to offer an interest offset arrangement for that housing loan.

Interest Only Periods
      A borrower may also request to make payments of interest only on his or her housing loan for a period of up to 5 years. If Commonwealth Bank agrees to such a request it does so conditional upon higher principal repayments applying upon expiry of the interest only period so that the housing loan is repaid within its original term.

Additional Features
      Commonwealth Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceding section or may cease to offer features that have been previously offered and may add, remove or vary any fees or other conditions applicable to such features.

                        The Mortgage Insurance Policies

General
      The mortgage insurance policies consist of:

    . high LTV mortgage insurance policies in relation to individual housing loans which generally had a loan-to-value ratio of greater than around 80% at the time that they were originated; and

    . a master mortgage insurance policy to provide mortgage insurance in relation to the balance of the housing loans.

The High LTV Mortgage Insurance Policies
      High LTV mortgage insurance policies entered into before December 12, 1997 represent liabilities of the Commonwealth of Australia and are presently managed on behalf of the Commonwealth of Australia by Housing Loans Insurance Corporation Pty Ltd of 259 George Street, Sydney NSW Australia. High LTV mortgage insurance policies entered into on or after December 12, 1997 represent liabilities of Housing Loans Insurance Corporation Pty Ltd only. References in this section to the mortgage insurer in relation to the high LTV mortgage insurance policies entered into before December 12, 1997 are to Housing Loans Insurance Corporation Pty Ltd acting on behalf of the Commonwealth of Australia.

      The high LTV mortgage insurance policies insure the issuer trustee against losses in respect of housing loans which generally had a loan-to-value ratio of greater than around 80% at the time of origination. They were usually required to be taken out at the commencement of the housing loan and will be equitably assigned by the seller to the issuer trustee on the closing date. Each borrower paid a single upfront premium for their respective high LTV mortgage insurance policy and no further premium is payable by the seller or the issuer trustee.

Period of Cover
      The issuer trustee has the benefit of the high LTV mortgage insurance policies from the closing date until the policy is canceled by the mortgage insurer. An individual high LTV mortgage insurance policy may be canceled by the mortgage insurer in the following circumstances:

    .  the issuer trustee, without the approval of the mortgage insurer:

      . approves any transfer or assignment of the mortgaged property without a full discharge of the corresponding mortgage and all moneys secured by that mortgage; or

      . takes possession of the mortgaged property, sells it, takes foreclosure action or appoints any receiver or manager over it;

      . where the insured is not a lender approved by the mortgage insurer, if at any time there is not a servicer approved by the mortgage insurer; or

      . where the mortgage is not a first mortgage, if the issuer trustee refuses or fails to take action required by the mortgage insurer to oppose any application by a prior mortgagee for foreclosure against the mortgagor and the issuer trustee.

Cover for Losses
      Under each high LTV mortgage insurance policy, the mortgage insurer insures the issuer trustee against loss if a default occurs in relation to the insured housing loan and if one of the events entitling a claim to be made occurs.

      No claim can be made for a loss unless:

    .  the issuer trustee has sold the mortgaged property;

    . the issuer trustee has become the absolute owner of the mortgaged property by foreclosure;

    . the relevant mortgagor has sold the mortgaged property with the express consent of the issuer trustee given with the prior written approval of the mortgage insurer;

    . the mortgaged property has been compulsorily acquired or sold by any government, semi-governmental or local government authority for public purposes;

    . where the mortgage is not a first mortgage, a prior mortgagee has sold or become absolute owner of the mortgaged property by foreclosure; or

    .  the mortgage insurer has agreed to pay a claim.

      The loss in respect of a housing loan insured under a high LTV mortgage insurance policy is calculated by:

    .  adding together:

      . the outstanding principal of the housing loan, after taking into account all amounts received by the issuer trustee as compensation for the compulsory acquisition of the mortgaged property or any rents, profits or proceeds from the mortgaged property and all amounts received by the issuer trustee under any insurance policy in relation to loss arising from destruction of or damage to the mortgaged property and not applied in restoration or repair at the earliest of:

             . the date of completion of the sale or compulsory acquisition of the mortgaged property;

             . the date upon which the issuer trustee became the absolute owner of the mortgaged property by foreclosure;

             .  the date upon which a claim is paid by the mortgage insurer;
                and

             . where the relevant mortgage is not a first mortgage and where a prior mortgagee has sold the mortgaged property or has taken foreclosure action, the date on which the issuer trustee receives from the prior mortgagee so much of the proceeds of that sale as are payable to the issuer trustee, or where no part of these proceeds is so payable, the date on which the issuer trustee becomes aware of completion of the sale or that the prior mortgagee has become the absolute owner of the mortgaged property;

      . interest paid in respect of the housing loan up to and including the earliest of the dates referred to in the previous 4 bullet points at the non-default rate specified in the housing loan;

      . amounts recoverable by the issuer trustee under the terms of the mortgage in respect of:

             . amounts properly paid or incurred by the issuer trustee in respect of the mortgaged property for premiums on general insurance policies, levies and other charges payable to a body corporate under the Australian strata title system, rates, taxes and other statutory charges up to a limit in respect of land tax as specified by the mortgage insurer;

             . reasonable and necessary legal and other fees and disbursements paid or incurred by the issuer trustee in enforcing or protecting its rights under the mortgage;

             . amounts not exceeding A$1,000 paid or incurred by the issuer trustee for repair, maintenance and protection of the mortgaged property or such greater amounts incurred with the prior approval of the mortgage insurer; and

             . costs related to the sale of the mortgaged property by the issuer trustee;

      . to the extent not otherwise included above, and the mortgage insurer determines that they should be included, unpaid fines, penalties, additional interest and other similar amounts which are properly incurred by the issuer trustee under the mortgage or in respect of the housing loan; and

    .  subtracting from the above the aggregate of:

      . all amounts received by the issuer trustee under any related collateral security;

      . where the issuer trustee has sold the mortgaged property, the sale price less any amount required to discharge any prior mortgage;

      . where the issuer trustee or a prior mortgagee has taken foreclosure action, the value of the issuer trustee's interest in the mortgaged property as agreed between the mortgage insurer and the issuer trustee; and

      .  any amount by which a claim may be reduced.

Reduction of Claims
      There are a number of restrictions imposed on the insured under each mortgage insurance policy which may entitle the mortgage insurer to refuse or reduce the amount of a claim with respect to a housing loan, including:

    .  the failure of the servicer to be approved by the mortgage insurer;

    . the failure of the housing loan contract to require that the related mortgaged property be insured under a general insurance policy;

    . the existence of an encumbrance or other interest which affects or has priority over the related mortgage;

    . the housing loan or related mortgage being materially altered or modified without the mortgage insurer's consent; and

    . the occurrence of other circumstances reducing the insured's rights under any insured housing loan or related mortgage.

The Master Mortgage Insurance Policy

Cover
      The master mortgage insurance policy is provided by GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd of 259 George Street, Sydney NSW Australia. The master mortgage insurance policy insures the issuer trustee against losses in respect of housing loans which are not insured under a high LTV mortgage insurance policy. The seller will prior to the closing date pay a single upfront premium for the master mortgage insurance policy. No further premium is payable by the seller or the issuer trustee.

Period of Cover
      The issuer trustee has the benefit of the master mortgage insurance policy in respect of each housing loan insured under it from the closing date until the earliest of:

    . the date the housing loan or the mortgage securing the housing loan is assigned, transferred or mortgaged to another party without the mortgage insurer's consent;

    .  the date the housing loan is repaid in full;

    . the date the housing loan ceases to be secured by the relevant mortgage other than where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purpose;

    . the date the master mortgage insurance policy is canceled in respect of the housing loan in accordance with the terms of the master mortgage insurance policy; and

    . the maturity date set out in the certificate of insurance issued by the mortgage insurer in relation to the housing loan or as extended with the consent of the mortgage insurer or as varied by a court under the Australian Consumer Credit Code.

Cover for Losses
      If a loss date occurs in respect of a housing loan insured under the master mortgage insurance policy, the mortgage insurer will pay to the issuer trustee the loss in respect of a housing loan.

      A loss date means:

    . if a default occurs under the insured loan and the mortgaged property is sold pursuant to enforcement proceedings, the date on which the sale is completed;

    . if a default occurs under the insured loan and the issuer trustee or a prior approved mortgagee becomes the absolute owner by foreclosure of the mortgaged property, the date on which this occurs;

    . if a default occurs under the insured loan and the mortgagor sells the mortgaged property with the prior approval of the issuer trustee and the mortgage insurer, the date on which the sale occurs;

    . if the mortgaged property is compulsorily acquired or sold by a government for public purposes and there is a default under the housing loan, or, where the mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a failure in repayment of the housing loan which would have been a default but for the occurrence of that event, the later of the date of the completion of the acquisition or sale or 28 days after the date of the default; or

    . where the mortgage insurer has agreed to pay a claim under the master mortgage insurance policy, the date specified in that agreement.

      A "default" in respect of an insured housing loan means any event which triggers the issuer trustee's power of sale in relation to the mortgaged property.

      The loss payable by the mortgage insurer to the issuer trustee in respect of an insured loan is the amount outstanding, less the deductions referred to below, in relation to the housing loan, in each case calculated as at the loss date.

      The amount outstanding under a housing loan is the aggregate of the following:

    . the principal amount outstanding together with any interest, fees or charges outstanding as at the loss date;

    .  fees and charges paid or incurred by the issuer trustee; and

    . other amounts, including fines or penalties, approved by the mortgage insurer, which the issuer trustee is entitled to recover under the housing loan or a related guarantee.

      The mortgage insurer may make the following deductions:

    . where the mortgaged property is sold, the sale price or where the mortgaged property is compulsorily acquired, the amount of compensation, less, in either case, any amount required to discharge any approved prior mortgage;

    . where foreclosure action occurs, the value of the issuer trustee's interest in the mortgaged property, including the interest of any unapproved prior mortgagee;

    . any amount received by the issuer trustee under any collateral security;

    . any amounts paid to the issuer trustee by way of rents, profits or proceeds in relation to the mortgaged property or under any insurance policy not applied in restoration or repair;

    . any interest that exceeds interest at the non-default interest rate payable in relation to the housing loan;

    .  any fees or charges other than:

      . premiums for general insurance policies, levies and other charges payable to a body corporate under the Australian strata titles system, rates, taxes and other statutory charges;

      . reasonable and necessary legal and other fees and disbursements of enforcing or protecting the issuer trustee's rights under the housing loan, up to a maximum of A$2,000, unless otherwise approved in writing by the mortgage insurer;

      . repair, maintenance and protection of the mortgaged property, up to a maximum amount of A$1,000, unless otherwise approved in writing by the mortgage insurer;

      . reasonable costs of the sale of the mortgaged property up to a maximum amount of A$1,000 plus selling agent's commission, unless otherwise approved in writing by the mortgage insurer, in addition, if any fees and charges exceed those recoverable under the Australian Consumer Credit Code less any amount that must be accounted for to the borrower or the relevant mortgagor they will be excluded;

      . loan establishment fees (if added to the initial amount advanced under the housing loan); and

      . all reasonable fees and costs incurred by the legal department of the Commonwealth Bank in relation to repayment of the insured housing loan and/or sale of the mortgaged property;

    .  losses arising out of damage to the mortgaged property other than:

      .  fair wear and tear; or

      . losses recovered and applied in the restoration or repair of the mortgaged property or losses recovered under a general insurance policy and applied to reduce the amount outstanding under the housing loan; and

    . any amounts by which a claim may be reduced under the master mortgage insurance policy.

Refusal or Reduction in Claim
      The mortgage insurer may refuse or reduce the amount of a claim with respect to a housing loan in certain circumstances, including:

    . the mortgaged property is not insured under a general home owner's insurance policy;

    .  there is not a servicer approved by the mortgage insurer;

    . the housing loan has not been duly registered with the Land Titles Office in the relevant Australian jurisdiction;

    . the issuer trustee does not comply with the obligation to seek the mortgage insurer's consent under certain circumstances;

    . the issuer trustee does not comply with certain reporting obligations; or

    . any item used or relied upon by the issuer trustee is not year 2000 ready as specified in the master mortgage insurance policy.

The mortgage insurer may also reduce its liability or cancel the master mortgage insurance policy, in relation to a particular housing loan if the issuer trustee has failed to comply with its reporting obligations.

Exclusions
      The master mortgage insurance policy does not cover any loss arising from:

    .  any war or warlike activities;

    . the use, existence or escape of nuclear weapons or nuclear contamination;

    . the existence or escape of any pollution or environmentally hazardous material;

    . the fact that the housing loan or any collateral security is void or unenforceable;

    . any failure of the housing loan or collateral security to comply with the requirements of the Australian Consumer Credit Code; or

    . the failure of the issuer trustee's computer systems to be year 2000 ready as specified in the master mortgage insurance policy.

Description of the Mortgage Insurers

      Housing Loans Insurance Corporation was an Australian Commonwealth Government statutory authority established under the Housing Loans Insurance Act, 1965 of Australia and was, prior to its abolition, Australia's leading lenders' mortgage insurer with approximately 50% of the Australian lenders' mortgage insurance market.

      In December 1997, the Commonwealth Government:

    . transferred the liabilities of the Corporation in relation to contracts of insurance entered into by the Corporation before 12 December 1997 to the Commonwealth Government;

    . appointed a new corporation, Housing Loans Insurance Corporation Limited, ACN 071 466 334, which has since changed its name to Housing Loans Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

    . sold Housing Loans Insurance Corporation Pty Ltd to GE Capital Australia Limited, ACN 008 562 534, is an indirect wholly owned subsidiary of the General Electric Company, a corporation chartered under the laws of the State of New York with its corporate headquarters in Fairfield, Connecticut.

      Housing Loans Insurance Corporation Pty Ltd changed its name to GE Mortgage Insurance Pty Ltd as of February 14, 2000.

      Housing Loans Insurance Corporation Pty Ltd currently has a claims paying ability rating of AAA by Standard & Poor's and Fitch IBCA and Aa1 by Moody's.

      As at December 31, 1998, Housing Loans Insurance Corporation Pty Ltd had total assets of A$152,105,000, shareholder's equity of A$81,630,000 and statutory reserves (claims equalisation reserve) of A$692,000.

      The Commonwealth of Australia has a local currency rating of AAA by Standard & Poor's and Fitch IBCA and Aaa by Moody's.

      GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd (ACN 081 488 440) commenced operations in March 1998. It is a wholly owned subsidiary of GE Capital Australia Limited, whose ultimate parent is General Electric Company.

      GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd has been given a AA claims paying rating by Standard & Poor's and by Fitch IBCA and a Aa2 rating by Moody's.

      As at December 31, 1998, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd had total assets of A$110,641,000, shareholder's equity of A$102,900,000 and statutory reserves (claims equalisation reserve) of A$73,000.

      Housing Loans Insurance Corporation Pty Ltd's and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd's ultimate parent is General Electric Company, a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is rated AAA by Standard & Poor's and Fitch IBCA and Aaa by Moody's. General Electric Company is the indirect owner of lender's mortgage insurance business in the United States, United Kingdom, Canada and Australia which collectively insure over US$165 billion of loans globally.

                       Description of the Class A-1 Notes

General
      The issuer trustee will issue the Class A-1 notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the Class A-1 notes and the terms of the master trust deed, the series supplement, the Class A-1 note trust deed and the underwriting agreement. The Class A-1 notes will be governed by the laws of New South Wales. The following summary describes the material terms of the Class A-1 notes. The summary does not purport to be complete and is subject to the terms and conditions of the Class A-1 notes, which are attached as an appendix to this prospectus on page I-1, and to the terms and conditions of the Class A-1 note trust deed and the other transaction documents. The Class A-1 noteholders are bound by, and deemed to have notice of, all the provisions of the transaction documents. The Class A-1 note trust deed has been duly qualified under the Trust Indenture Act of 1939 of the United States.

Form of the Class A-1 Notes

Book-Entry Registration
      The Class A-1 notes will be issued only in permanent book-entry format in minimum denominations of US$100,000. While the notes are in book-entry format, all references to actions by the Class A-1 noteholders will refer to actions taken by the Depository Trust Company, DTC, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to Class A-1 noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A-1 notes in accordance with DTC's procedures.

      Class A-1 noteholders may hold their interests in the Class A-1 notes through DTC, in the United States, or Clearstream Banking, societe anonyme, Clearstream, Luxembourg (previously named Cedelbank) or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the Class A-1 notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

      DTC has advised the manager and the underwriters that it is:

    .  a limited-purpose trust company organized under the New York Banking
       Law;

    .  a "banking organization" within the meaning of the New York Banking
       Law;

    .  a member of the Federal Reserve System;

    . a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

    . a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

      DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

      Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date.

      However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

      Purchases of Class A-1 notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the Class A-1 notes on DTC's records. The ownership interest of each actual Class A-1 noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. Class A-1 noteholders will not receive written confirmation from DTC of their purchase. However, Class A-1 noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the Class A-1 noteholder entered into the transaction. Transfers of ownership interests in the Class A-1 notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Class A-1 noteholders. Class A-1 noteholders will not receive notes representing their ownership interest in offered Class A-1 notes unless use of the book-entry system for the Class A-1 notes is discontinued.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Class A-1 noteholders of the Class A-1 notes; DTC's records reflect only the identity of the DTC participants to whose accounts the Class A-1 notes are credited, which may or may not be the actual beneficial owners of the Class A-1 notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Class A-1 noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee or the security trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the Class A-1 notes are credited on the record date, identified in a listing attached to the proxy.

      Principal and interest payments on the Class A-1 notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Class A-1 noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the Class A-1 note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Class A-1 noteholders is the responsibility of DTC participants and indirect participants.

      DTC may discontinue providing its services as securities depository for the Class A-1 notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

      According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars.

      Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

      The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, the Euroclear operator, under contract with Euroclear Clearance System, Societe Cooperative, a Belgium cooperative corporation, the Euroclear cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear cooperative. The board of the Euroclear cooperative establishes policy for the Euroclear System.

      Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Distributions on the Class A-1 notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a Class A-1 noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in Class A-1 notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes
      Class A-1 notes issued in definitive form are referred to in this prospectus as "definitive notes." Class A-1 notes will be issued as definitive notes, rather than in book entry form to DTC or its nominee, only if one of the following events occurs:

    . DTC or any replacement clearing agency, advises the Class A-1 note trustee in writing that DTC or such replacement clearing agency is no longer willing or able to discharge properly its responsibilities as depository for the Class A-1 notes, and the manager is not able to locate a qualified successor;

    . the manager, at its option, advises the issuer trustee, the Class A-1 note trustee and DTC or any replacement clearing agency in writing that Class A-1 definitive notes are to be issued in replacement of the Class A-1 book-entry notes; or

    . an event of default under the security trust deed has occurred and is subsisting and the beneficial owners of Class A-1 notes with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 notes, advise the issuer trustee, through DTC or any replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of the Class A-1 notes.

      If any of these events occurs, the issuer trustee, at the direction of the manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of the beneficial owners of the Class A-1 notes of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the Class A-1 book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the Class A-1 note trustee will authenticate and deliver Class A-1 definitive notes of the same aggregate Invested Amount as those Class A-1 book-entry notes. Class A-1 notes will be serially numbered if issued in definitive form.

      No noteholder will be entitled to receive a Class A-1 definitive note representing its interest, except as described in the preceding paragraph.

      Definitive notes will be transferable and exchangeable at the specified offices of the Class A-1 note registrar. The Bank of New York, New York Branch is the initial Class A-1 note registrar and its initial specified offices are located at 101 Barclay Street, 21W, New York, New York, 10286 and c/o The Bank of New York, London Branch, One Canada Square, Corporate Trust Services, 48th Floor, London E14 5AL, U.K. The Class A-1 note registrar must at all times have specified offices in London and New York. The Class A-1 note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The Class A-1 note registrar will not be required to register the transfer or exchange of definitive notes within the thirty days preceding a distribution date or within a period, not exceeding thirty days, specified by the Class A-1 note trustee prior to any meeting which includes Class A-1 noteholders under the master trust deed or the security trust deed.

Distributions on the Notes
      Collections in respect of interest and principal will be received during each quarterly collection period. Collections include the following:

    . payments of interest, principal, fees and other amounts under the housing loans, excluding any insurance premiums and related charges payable to Commonwealth Bank;

    . proceeds from the enforcement of the housing loans and mortgages and other securities relating to those housing loans;

    .  amounts received under mortgage insurance policies;

    . amounts received from the seller or servicer for breaches of representations or undertakings; and

    . interest on amounts in the collections account, other than certain excluded amounts, and income received on Authorized Short-Term Investments of the trust, other than certain excluded amounts.

      The issuer trustee will make its payments on a quarterly basis on each distribution date, including payments to noteholders and redraw bondholders, from collections received during the preceding collection period and from amounts received under Support Facilities on or prior to the distribution date. Certain amounts received by the issuer trustee are not distributed on a distribution date. These amounts include cash collateral lodged with the issuer trustee by a Support Facility provider or the seller and interest on that cash collateral.

Key Dates and Periods
      The following are the relevant dates and periods for the allocation of cashflows and their payments.

Accrual Period...................    means each period commencing on and
                                     including a distribution date and ending on but excluding the next distribution date. However, the first and last accrual periods are as follows:

                                     .  first: the period from and including
                                        the closing date to but excluding the
                                        first distribution date;

                                     .  last: the period from and including
                                        the distribution date immediately
                                        preceding the date upon which the
                                        Class A-1 notes are redeemed to but
                                        excluding the date upon which the
                                        Class A-1 notes are redeemed.

Collection Period................    means, with respect to each determination
                                     date, the period commencing on and
                                     including the previous determination date and ending on but excluding that determination date. However, the first collection period is the period from and including the cut-off date to but excluding the first determination date.

Determination Date...............    The first day of each July, October,
                                     January and April. The first
                                     determination date is July 1, 2000.

Distribution Date................    The 12th day of each of July, October,
                                     January and April, or, if the 12th day is not a Business Day, then the next
                                     Business Day. The first distribution date is July 12, 2000.

Example Calendar
      The following example calendar for a quarter assumes that all relevant days are Business Days:

  Collection Period.............     July 1 to September 30
  Determination Date............     October 1
  Distribution Date.............     October 12
  Accrual Period................     July 12 to October 11

Calculation of Available Income Amount
      Payments of interest, fees and amounts otherwise of an income nature, including payments of interest on the notes and redraw bonds, are made from the available income amount.

      The Available Income Amount for a determination date and the following distribution date means the aggregate of:

    . the Finance Charge Collections for the preceding collection period which are the following amounts received by or on behalf of the issuer trustee during that collection period:

      . all amounts received in respect of interest, fees, government charges and other amounts due under the housing loans but not including principal and any insurance premiums or related charges payable to the seller;

      . all amounts of interest in respect of the housing loans to the extent that the obligation to pay is discharged by a right of set-off or right to combine accounts; and

      . break costs but only to the extent that these are not paid to the fixed rate swap provider under the fixed rate swap;

    . the Mortgage Insurance Interest Proceeds for that determination date which are amounts received by the issuer trustee under a mortgage insurance policy which the manager determines should be accounted for on that determination date in respect of a loss of interest, fees, charges and certain property protection and enforcement expenses on a housing loan;

    .  Other Income for that collection period which means:

      . certain damages or equivalent, including amounts paid by the seller in respect of breaches of representations or warranties in relation to the housing loans, in respect of interest or fees on the housing loans received from the servicer or seller during the collection period;

      . other damages received by the issuer trustee during the collection period from the servicer, the seller or any other person and allocated by the manager as other income;

      . amounts received upon a sale of the housing loans in respect of interest or fees if the trust terminates as described under "Termination of the Trust";

      . interest, if any, on the collections account, other than interest in respect of cash collateral lodged by a Support Facility provider or the seller in the collections account, and amounts, if any, paid by the servicer representing interest on collections retained by the servicer for longer than 5 business days after receipt;

      . income earned on Authorized Short-Term Investments received during the collection period other than interest in respect of cash collateral lodged by a Support Facility provider or the seller in an account other than the collections account;

      .  certain tax credits; and

      . other receipts in the nature of income, as determined by the manager, received by the determination date;

    . any advance under the liquidity facility due to be made on the distribution date in order to meet an income shortfall; and

    . any other amounts received from a Support Facility provider on or prior to the distribution date which the manager determines should be included in the Available Income Amount.

      Based upon the margins payable by Commonwealth Bank on the basis swap and the fixed rate swap, and assuming that payments are made when due under the housing loans, it is expected that there will be sufficient Available Income Amount to cover all the known obligations of the trust on each distribution date, including interest on the notes, plus a buffer.

Liquidity Facility Advance
      If the manager determines on any determination date that there is an income shortfall, the manager must direct the issuer trustee to make a drawing under the liquidity facility in an amount equal to the lesser of the amount of the income shortfall and the unutilized portion of the liquidity limit, if any.

      An income shortfall is the amount by which the payments to be made from the Available Income Amount, other than reimbursement of principal charge-offs or payment to the residual unitholder, exceed the aggregate of the Finance Charge Collections, the Mortgage Insurance Interest Proceeds and Other Income in relation to that distribution date.

Distribution of the Available Income Amount
      On each distribution date, the Available Income Amount for that distribution date is allocated in the following order of priority:

    . first, to payment of any taxes in relation to the trust including government charges paid by the servicer for the issuer trustee;

    .  second, payment of the issuer trustee's fee;

    .  third, payment of the security trustee's fee;

    .  fourth, payment of the manager's fee;

    .  fifth, payment of the servicer's fee;

    . sixth, payment of the commitment fee payable under the liquidity facility;

    . seventh, rateably towards payment of any amounts due to a support facility provider under a Support Facility, including interest due on advances outstanding under the liquidity facility and payments under the fixed rate swap and the basis swap, but not including any payments under support facilities detailed above or below or which are properly payable from the Principal Amount;

    . eighth, payment of all costs, charges and expenses incurred by the issuer trustee in administering the trust, other than as detailed above or below or which are payable from the Principal Amount;

    . ninth, payment of the commitment fee payable under the standby redraw facility;

    . tenth, repayment of any liquidity facility advance made on or prior to the previous distribution date and then outstanding;

    . eleventh, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee, rateably between themselves:

      . payment to the currency swap providers of the A$ Class A-1 Interest Amount in relation to that distribution date and any unpaid A$ Class A-1 Interest Amounts from prior distribution dates and interest on those unpaid amounts, in return for which the currency swap providers will pay the principal paying agent for distribution to the Class A-1 noteholders as described in "The Currency Swap--Interest Payments" below;

      . payment of interest in relation to the Class A-2 notes for the accrual period ending on that distribution date and any unpaid interest in relation to the Class A-2 notes from prior distribution dates and interest on that unpaid interest;

      . payment of interest in relation to the redraw bonds for the accrual period ending on that distribution date and any unpaid interest in relation to the redraw bonds from prior distribution dates and interest on that unpaid interest; and

      . payment of the interest due on that distribution date under the standby redraw facility and any interest remaining unpaid from prior distribution dates and interest on that unpaid interest;

    . twelfth, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee, payment of interest in relation to the Class B notes for the accrual period ending on that distribution date and any unpaid interest in relation to the Class B notes from prior distribution dates and interest on that unpaid interest;

    . thirteenth, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee, to reimburse any principal charge-offs as an allocation to the Principal Amount on that distribution date; and

    . fourteenth, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee, to the residual unitholder.

      The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Income Amount remains from which to make the payment after amounts with priority to that payment have been distributed.

      On the first distribution date, prior to any allocation or payment described above, the issuer trustee will first apply the Available Income Amount to pay to the seller the Accrued Interest Adjustment.

Interest on the Notes

Calculation of interest payable on the notes
      The period that any notes or redraw bonds accrue interest is divided into accrual periods. The first accrual period in respect of the notes commences on and includes the closing date and ends on but excludes the first distribution date. Each subsequent accrual period commences on and includes a distribution date and ends on but excludes the following distribution date. The Class A-1 notes accrue interest from and including the closing date to but excluding the day upon which the final accrual period ends. The final accrual period for the Class A-1 notes will end on, but exclude, the earlier of: the date upon which the Stated Amount of the Class A-1 notes is reduced to zero; the date upon which the Class A-1 notes are redeemed, unless upon presentation payment is improperly withheld in which case interest will continue to accrue until the earlier of the day on which the noteholder receives all sums due in respect of the Class A-1 note or the seventh day after notice is given to the noteholder that, where this is required, upon presentation of the Class A-1 note such payment will be made, provided that payment is in fact made; and the date upon which the Class A-1 note is deemed to be redeemed.

      Up to, but excluding, the distribution date falling in July, 2007, the interest rate for the Class A-1 notes for each accrual period will be equal to
LIBOR for that accrual period plus   %. If the issuer trustee has not redeemed
or attempted to redeem all of the Class A-1 notes by the distribution date falling in July, 2007, then subject to the following, the interest rate for each accrual period commencing on or after that date will be equal to LIBOR for
that accrual period plus   %.

      If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and redraw bonds on a distribution date on or after July, 2007 at their Stated Amount rather than their Invested Amount, as described in "Optional Redemption of the Notes" below, but is unable to do so because, following a meeting of noteholders and redraw bondholders convened under the provisions of the security trust deed by the manager for this purpose, the noteholders and redraw bondholders have not approved by an Extraordinary Resolution the redemption of the notes and redraw bonds at their Stated Amounts, then the interest rate for the Class A-1 notes for each accrual period commencing on or after that distribution date will be equal to LIBOR for that accrual period plus .

      The interest rates for the Class A-2 notes and the Class B notes for an accrual period will be equal to the Bank Bill Rate for that accrual period plus the relevant margin applicable to those notes. The margin applicable to the Class A-2 notes will increase from the accrual period commencing on the distribution date in July, 2007 if the Class A-2 notes have not been redeemed by that date provided that the margin will not increase, or will revert to the lower margin, if the issuer trustee is unable to exercise its option to redeem the notes and redraw bonds at their Stated Amounts as described in the preceding paragraph. If redraw bonds are issued the interest rate applicable to them will be equal to the Bank Bill Rate plus a margin determined at the time of their issue. The interest rates for the Class A-2 notes, the Class B notes and the redraw bonds, if any, for each accrual period are calculated by the manager.

      With respect to any distribution date, interest on a note or any redraw bond will be calculated as the product of:

    . the Invested Amount of that note or redraw bond as of the first day of that accrual period, after giving effect to any payments of principal made with respect to such note or redraw bond on such day;

    . the interest rate for such note or redraw bond for that accrual period; and

    . a fraction, the numerator of which is the actual number of days in that accrual period and the denominator of which is 360 days for the Class A-1 notes, or 365 days for the Class A-2 notes, the Class B notes and any redraw bonds.

      Interest will accrue on any unpaid interest in relation to a note or redraw bond at the interest rate that applies from time to time to that note or redraw bond until that unpaid interest is paid.

Calculation of LIBOR
      On the second business day in London and New York before the beginning of each accrual period, the agent bank will determine LIBOR for the next accrual period.

Determination of the Available Principal Amount
      Payments of principal, including repayment of principal on the notes and redraw bonds, are made from the Available Principal Amount. The Available Principal Amount for a determination date and the following distribution date means the aggregate of:

    . the Principal Collections for the preceding collection period which are all amounts received during the collection period in respect of principal on the housing loans, except as described below, and includes principal to the extent that an obligation to pay principal on a housing loan is discharged by a right of set-off or right to combine accounts;

    . the Mortgage Insurance Principal Proceeds for the determination date which are all amounts received by the issuer trustee under a mortgage insurance policy which the manager determines should be accounted for on the determination date in respect of a loss of principal and certain property restoration expenses on a housing loan;

    . Other Principal Amounts which are amounts received in respect of principal on the housing loans including:

      . proceeds of the liquidation of a housing loan following enforcement, other than amounts included in Finance Charge Collections, received during the collection period;

      . principal prepayments under the housing loans received during the collection period;

      . certain damages or equivalent, including amounts paid by the seller in respect of breaches of representations or warranties in relation to the housing loans, in respect of principal received from the servicer or the seller during the collection period;

      . other damages received by the issuer trustee during the collection period from the servicer, the seller or any other person and allocated by the manager as Other Principal Amounts;

      . amounts received upon a sale of the housing loans in respect of principal if the trust terminates as described under "Termination of the Trust";

      . in relation to the first determination date, the amount, if any, by which subscription proceeds of the notes exceed the aggregate of the principal outstanding on the housing loans as at the cut-off date;

      . any amount rounded down on payments of principal on the previous distribution date; and

      . any other receipts in the nature of principal as determined by the manager which have been received by the determination date;

    . Principal Charge-Off Reimbursement which is the excess of the Available Income Amount for the determination date available to be applied towards unreimbursed principal charge-offs;

    . Standby Redraw Facility Advance which is any advance to be made under the standby redraw facility on that distribution date; and

    . Redraw Bond Amount which is the total subscription proceeds of redraw bonds issued on the determination date or during the collection period, but after the immediately preceding determination date.

Distribution of the Available Principal Amount
      On each distribution date, the Available Principal Amount for that distribution date is allocated in the following order of priority:

    . first, repayment to the seller of any redraws and further advances under the housing loans, other than further advances which cause the related housing loan to be removed from the trust, made during or prior to the collection period then ended and which are then outstanding;

    . second, repayment to the standby redraw facility provider of the principal outstanding under the standby redraw facility as reduced by any principal charge-offs or increased by any reimbursement of principal charge-offs on or prior to that distribution date;

    . third, equally amongst the redraw bonds in order of their issue until their Stated Amounts are reduced to zero on the basis that a redraw bond receives no principal repayment until the Stated Amount of all earlier issued redraw bonds has been reduced to zero;

    . fourth, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee, to the currency swap providers in respect of principal payments on the Class A-1 notes and amongst the Class A-2 notes and the Class B notes in the manner described below under the heading "Allocation of Principal to Class A Notes and Class B Notes";

    . fifth, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee, to the residual unitholder.

      The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Principal Amount remains from which to make the payment after amounts with priority to that payment have been distributed.

Allocation of Principal to Class A Notes and Class B Notes
      That part of the Available Principal Amount which is available on a distribution date for repayment of the Stated Amount of the Class A and Class B notes is applied as follows.

      The amount available for repayment of the Stated Amount of the notes, under the fourth bullet point above, is divided between Net Principal Collections and Net Unscheduled Principal. The Net Principal Collections are the remaining Principal Collections available after prior applications in the preceding three bullet points and the Net Unscheduled Principal is the remaining Mortgage Insurance Principal Proceeds, Other Principal Amounts, Principal Charge-off Reimbursement, Standby Redraw Facility Advance and Redraw Bond Amount after prior applications in the preceding three bullet points. This is determined on the basis that in applying the Available Principal Amount the issuer trustee first applies the Mortgage Insurance Principal Proceeds, the Other Principal Amounts, the Principal Charge-off Reimbursement, the Standby Redraw Facility Advance and the Redraw Bond Amount and then, only after these have been applied in full, applies the Principal Collections.

      The amount to be applied towards repayment of the Stated Amount of the Class A notes on a distribution date is determined as follows:

      The amount to be applied to repayment is:

       ((NPC+NUP)X        SACAN)               +             (NUPX             SACBN             XSP)
                          ---------                                          ----------
                          SAN                                                SAN

        where:

    .  NPC is the Net Principal Collections;

    .  NUP is the Net Unscheduled Principal;

    . SACAN is the aggregate Stated Amount of the Class A notes on the preceding determination date, converted, in the case of the Class A-1 notes, to Australian dollars at the A$ Exchange Rate;

    . SACBN is the aggregate Stated Amount of the Class B Notes on the preceding determination date;

    . SAN is the aggregate Stated Amount of all notes on the preceding determination date, converted, in the case of the Class A-1 notes, to Australian dollars at the A$ Exchange Rate; and

    .  SP is the Stepdown Percentage.

      The effect of the above calculation is that Class A noteholders receive their proportional share of the Net Principal Collections and the Net Unscheduled Principal (based upon the Stated Amounts of the notes) and also receive the Stepdown Percentage (which may vary between 0% and 100%) of the Class B noteholders' proportional share of the Net Unscheduled Principal. The remaining part of the Available Principal Amount is applied towards repayment of the Stated Amount of the Class B notes.

      The amount to be applied towards repayment of the Stated Amount of the Class A notes on the distribution date is applied rateably based upon the aggregate Stated Amounts of the Class A-1 and A-2 notes converted, in the case of the Class A-1 notes, to Australian dollars at the A$ Exchange Rate, towards:

    . payment to the currency swap providers in respect of repayment of the Stated Amount of the Class A-1 notes;

    . payment equally amongst the Class A-2 notes in reduction of the Stated Amount of the Class A-2 notes,

until the Stated Amount of the Class A notes is reduced to zero.

      The balance of the Net Principal Collections and the Net Unscheduled Principal is applied on that distribution date equally amongst the Class B notes in reduction of the Stated Amount of the Class B notes until the Stated Amount of the Class B notes is reduced to zero.

Redraws and Further Advances
      The seller may make redraws and further advances to borrowers under the housing loans. The seller is entitled to be reimbursed by the issuer trustee for redraws and further advances other than further advances which cause the related housing loan to be removed from the trust. The seller will be reimbursed from the Available Principal Amount including proceeds of advances under the standby redraw facility and proceeds from the issue of redraw bonds.

Standby Redraw Facility
      If the manager determines that there is a redraw shortfall on a determination date, the manager may direct the issuer trustee in writing to make a drawing under the standby redraw facility on a distribution date equal to the lesser of the redraw shortfall and the unutilized portion of the redraw limit, if any.

      A redraw shortfall is the amount by which the redraws and further advances to be repaid to the seller on that distribution date exceed the aggregate of the Principal Collections, the Mortgage Insurance Principal Proceeds, the Other Principal Amounts and the Principal Charge-off Reimbursement in relation to that distribution date.

Issue of Redraw Bonds
      If prior to a determination date the manager considers that the aggregate of the Principal Collections, the Mortgage Insurance Principal Proceeds, the Other Principal Amounts, the Principal Charge-off Reimbursement in relation to the determination date and the Standby Redraw Facility Advance that will be available to be made with respect to the following distribution date are likely to be insufficient to pay in full the manager's estimate of:

    . the redraws and further advances to be repaid to the seller on that distribution date; and

    . the outstanding principal under the standby redraw facility as reduced by any principal charge-offs or increased by any reimbursement of principal charge-offs prior to that distribution date,

the manager may direct the issuer trustee to issue redraw bonds. The manager must not direct the issuer trustee to issue redraw bonds unless it considers that on the following distribution date, taking into account that issue of redraw bonds and any repayments of principal and principal charge-offs or reimbursement of principal charge-offs on the redraw bonds expected on that distribution date, the aggregate Stated Amount of all redraw bonds will not exceed on that distribution date A$50,000,000 or such other amount agreed between the manager and the rating agencies and notified to the issuer trustee.

      Before issuing any redraw bonds, the issuer trustee must receive written confirmation from each rating agency that the proposed issue of redraw bonds will not result in a reduction, qualification or withdrawal of any credit rating assigned by that rating agency to a note or redraw bond. The redraw bonds will be denominated in Australian dollars and issued only in Australia.

Principal Charge-offs
      In certain circumstances, amounts which are unrecoverable under a housing loan will be absorbed by reducing the Stated Amount of a note or redraw bond or by reducing the principal outstanding in respect of the standby redraw facility. That reduction of the Stated Amount of a note or redraw bond or the principal outstanding of the standby redraw facility is referred to as a principal charge-off.

Application of Principal Charge-Offs
      If the manager determines on a determination date that a principal loss should be accounted for in respect of a housing loan, after taking into account proceeds of enforcement of that housing loan and its securities, any relevant payments under a mortgage insurance policy or damages from the servicer or the seller, that principal loss will be allocated in the following order:

    . first, equally amongst the Class B notes until the Stated Amount of the Class B notes is reduced to zero; and

    . secondly, rateably amongst the following according to, in the case of the notes or redraw bonds, their Stated Amount converted, in the case of the Class A-1 notes, to Australian dollars at the A$ Exchange
       Rate:

      .  the Class A-1 notes;

      .  the Class A-2 notes;

      .  the redraw bonds; and

      .  the principal outstanding of the standby redraw facility,

      until the Stated Amount of the Class A-1 and A-2 notes, the redraw bonds and the principal outstanding of the standby redraw facility is reduced to zero.

      To the extent allocated, the principal loss will reduce the Stated Amount of the notes and redraw bonds and will reduce the principal outstanding of the standby redraw facility as from the following distribution date. The principal loss allocated is an Australian dollar amount. Where this is allocated to a Class A-1 note, the Stated Amount of the Class A-1 note is reduced by an equivalent US dollar amount converted at the US$ Exchange Rate.

Reimbursements of Principal Charge-Offs
      Principal charge-offs may be reimbursed on a subsequent distribution date where there is excess income available after payment of all fees and expenses of the trust and interest on that distribution date. Reimbursement of principal charge-offs will only occur to the extent that there are unreimbursed principal charge-offs and will be allocated in the following order:

    . first rateably amongst the following according to their unreimbursed principal charge-offs converted, in the case of the Class A-1 notes, to Australian dollars at the A$ Exchange Rate:

      .   the Class A-1 notes;

      .   the Class A-2 notes;

      .   the redraw bonds; and

      .   the principal outstanding of the standby redraw facility,

      in reduction of their unreimbursed charge-offs until these are reduced to zero; and

    . second, equally amongst the Class B notes until the unreimbursed charge-offs of the Class B notes are reduced to zero.

      A reimbursement of a principal charge-off on a note or redraw bond will increase the Stated Amount of that note or redraw bond and a reimbursement of a principal charge-off on the standby redraw facility will increase the principal outstanding of the standby redraw facility but the actual funds allocated in respect of the reimbursement will be distributed as described in "Distribution of the Available Principal Amount" above.

      The amounts allocated for reimbursement of principal charge-offs are Australian dollar amounts. Where such an amount is allocated to a Class A-1 note, the Stated Amount of the Class A-1 note is increased by an equivalent U.S. dollar amount converted at the US$ Exchange Rate.

The Interest Rate Swaps

Purpose of the Interest Rate Swaps
      Collections in respect of interest on the variable rate housing loans will be calculated based on the servicer's administered variable rates. Collections in respect of interest on the fixed rate housing loans will be calculated based on the relevant fixed rates. However, the payment obligations of the issuer trustee on the Class A-2 notes and the Class B notes and under the currency swaps are calculated by reference to the Bank Bill Rate. To hedge these interest rate exposures, the issuer trustee will enter into the basis swap with the basis swap provider and the fixed rate swap with the fixed rate swap provider. The basis swap and the fixed rate swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmations in relation to each swap. The initial basis swap provider and fixed rate swap provider will be Commonwealth Bank of Australia, Level 7, 48 Martin Place, Sydney NSW 2000, Australia.

Basis Swap
      On each distribution date the issuer trustee will pay to the basis swap provider an amount calculated by reference to the interest payable by borrowers on the variable rate housing loans during the preceding collection period and the income earned by the trust on the collections account and any Authorized Short-Term Investments during that collection period.

      In return the basis swap provider will pay to the issuer trustee on each distribution date an amount calculated by reference to the aggregate principal amount outstanding of the variable rate housing loans as at the last day of the collection period preceding the previous distribution date and the Bank Bill Rate plus a margin.

      The basis swap will terminate if the interest rate on the Class A notes is increased following the distribution date in July, 2007, provided that the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due. See "Description of the Transaction Documents--Servicing of the Housing Loans--Administer Interest Rates" in relation to the servicer's obligations with respect to interest rates on the variable rate housing loans if the basis swap is terminated.

Fixed Rate Swap
      On each distribution date the issuer trustee will pay to the fixed rate swap provider an amount calculated by reference to the interest payable by borrowers on the fixed rate housing loans, other than housing loans in relation to which the issuer trustee has entered into an individual fixed rate swap as described below, during the preceding collection period and the income earned by the trust on the collections account and any Authorized Short-Term Investments during that collection period.

      In return the fixed rate swap provider will pay to the issuer trustee on each distribution date an amount calculated by reference to the aggregate principal amount outstanding of the fixed rate housing loans as at the last day of the collection period preceding the previous distribution date and the Bank Bill Rate plus a margin.

      In addition, if a borrower prepays a loan subject to a fixed rate of interest, or otherwise terminates a fixed rate period under a housing loan, the issuer trustee will normally be entitled to receive from the borrower a break cost or the issuer trustee will be required to pay to the borrower a break benefit.

      A break cost is currently payable by the borrower to the issuer trustee where the terminated fixed rate under the housing loan is greater than the current equivalent fixed rate product offered by the seller for the remaining term of the housing loan. Under the seller's current policies and procedures, prepayments of up to $5,000 in any 12 month period may be made by a borrower without incurring break costs, see "Commonwealth Bank Residential Loan Program--Special Features of the Housing Loans--Early Repayment." A break benefit is payable by the issuer trustee to the borrower where the terminated fixed rate under the housing loan is less than the equivalent fixed rate product offered by the seller for the remaining term of the housing loan unless, under the seller's current policies and procedures, the prepayments are less than or equal to $5,000 in any 12 month period. If the break period is not a whole year an interpolated rate is used.

      While the fixed rate swap is operating the net difference between break costs and break benefits for all housing loans for a collection period is either paid by the fixed rate swap provider, where the difference is a negative number, or paid to the fixed rate swap provider, where the difference is a positive number, on each distribution date. While the fixed rate swap is operating, break costs are not included within the Available Income Amount and break benefits are not considered to be expenses of the trust.

      The method for calculation of break costs and break benefits may change from time to time according to the business judgment of the servicer.

Other Swaps
      The issuer trustee and the fixed rate swap provider may agree to enter into separate fixed rate swaps in relation to one or more housing loans under which the issuer trustee will pay the fixed rate swap provider the fixed interest payable under the housing loans and the fixed rate swap provider will pay the issuer trustee an amount calculated by reference to the Bank Bill Rate plus a margin determined on or before the closing date.

      In addition, if the servicer offers interest rate cap products to borrowers, the issuer trustee and the fixed rate swap provider will enter into swaps to hedge the issuer trustee's risks in relation to such interest rate caps.

Termination by the Basis Swap and Fixed Rate Swap Provider
      The basis swap and fixed rate swap provider will each have the right to terminate the basis swap and the fixed rate swap, respectively, in the following circumstances:

    . if the issuer trustee fails to make a payment under either swap within 10 days after notice of failure is given to the issuer trustee;

    . if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make efforts to transfer its rights and obligations to avoid this illegality; or

    . in the case of the basis swap only, at any time at the election of the basis swap provider provided that at the date of termination the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due.

Termination by the Issuer Trustee
      The issuer trustee will have the right to terminate the basis swap or the fixed rate swap in the following circumstances:

    . if the swap provider fails to make a payment within 10 days after notice of failure is given to the swap provider; or

    . if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swap or the fixed rate swap. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make certain efforts to transfer its rights and obligations to avoid this illegality.

Fixed Rate Swap Provider Downgrade
      If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any determination date the fixed rate swap provider does not have:

    . either a short term credit rating of at least A-1+ or a long term credit rating of AA- by Standard & Poor's;

    .   a long term credit rating of at least A-2 by Moody's; and

    .   a short term rating of at least F1+ by Fitch,

the fixed rate swap provider must:

    . obtain a counterparty acceptable to the manager, the issuer trustee, and the rating agencies to enter into a swap with the issuer trustee on substantially the same terms as the fixed rate swap;

    . lodge cash collateral in an amount determined by the relevant rating agencies or, in certain circumstances, determined under the fixed rate swap; or

    . enter into other arrangements satisfactory to the issuer trustee and the manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds.

      The fixed rate swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

Basis Swap Provider Downgrade
      If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any determination date the basis swap provider does not have:

    . either a short term credit rating of at least A-1+ or a long term credit rating of AA- by Standard & Poor's;

    .   a short term credit rating of at least P-1 by Moody's; and

    .   a short term rating of at least F1+ by Fitch,

the basis swap provider must:

    . prepay the amount that is expected to be due, as determined by the manager, from the basis swap provider to the issuer trustee on the next distribution date; or

    . enter into other arrangements satisfactory to the issuer trustee and the manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds.

      The basis swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in either of the above manners as it elects from time to time.

Termination Payments
      Upon termination of the fixed rate swap, a termination payment will be due from the issuer trustee to the fixed rate swap provider or from the fixed rate swap provider to the issuer trustee.

      The termination payment in respect of fixed rate swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the fixed rate swap.

      No termination payment will be payable in respect of the termination of the basis swap.

      If the basis swap terminates then, unless and until the issuer trustee has entered into a replacement basis swap or other arrangements which the rating agencies have confirmed will not result in a reduction, qualification or withdrawal of the credit ratings assigned to the notes or redraw bonds, the servicer must adjust the rates of interest on the mortgage interest saver accounts and, if necessary, the housing loans as described in "Description of the Transaction Documents--Servicing of the Housing Loans--Administer Interest Rates."

The Currency Swap

Purpose of the Currency Swap
      Collections on the housing loans and receipts under the basis swap and the fixed rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Class A-1 notes are denominated in United States dollars. In addition, receipts by the issuer trustee under the basis swap and the fixed rate swap are calculated by reference to the Bank Bill Rate but the interest obligations of the issuer trustee with respect to the Class A-1 notes are calculated by reference to LIBOR. To hedge this currency and interest rate exposure, the issuer trustee will enter into a currency swap agreement with each currency swap provider. Each currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and a credit support annex and confirmed by a written confirmation.

Principal Payments
      On the closing date, the issuer trustee will pay the currency swap providers the U.S. dollar proceeds of issue of the Class A-1 notes. In return, the currency swap providers will pay to the issuer trustee the Australian dollar equivalent of the proceeds of issue of the Class A-1 notes converted at the US$ Exchange Rate.

      On each distribution date, the issuer trustee will pay to the currency swap providers the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A-1 notes. In return, the currency swap providers will pay to the principal paying agent on behalf of the issuer trustee the U.S. dollar equivalent of that amount converted at the A$ Exchange Rate for distribution to the Class A-1 noteholders in accordance with the agency agreement in reduction of the Stated Amount of the Class A-1 notes.

Interest Payments
      On each distribution date, the issuer trustee will pay to the currency swap providers an aggregate amount, the A$ Class A-1 Interest Amount, calculated by reference to the Australian dollar equivalent of the aggregate Invested Amount of the Class A-1 notes as at the preceding distribution date converted at the US$ Exchange Rate and the Bank Bill Rate plus a margin.

      In return, the currency swap providers will pay to the principal paying agent on behalf of the issuer trustee amounts in aggregate equal to the interest due in respect of the Class A-1 notes on that distribution date for distribution to Class A-1 noteholders in accordance with the agency agreement.

      If the issuer trustee does not have sufficient funds under the series supplement to pay the full amount owing to the currency swap providers in respect of the above payment the currency swap providers are not required to make the corresponding payments to the principal paying agent and, after the applicable grace period, the currency swap providers may terminate the currency swaps. The manner of determining whether the issuer trustee will have sufficient funds to pay the currency swap providers that amount on a distribution date is described in "Distribution of the Available Income Amount" above. A failure of the issuer trustee to pay an amount owing under a currency swap, if not remedied within the applicable grace period, will be an event of default under the security trust deed.

Termination by a Currency Swap Provider
      A currency swap provider will have the right to terminate the relevant currency swap in the following circumstances:

    . if the issuer trustee fails to make a payment under the currency swap within 10 days after notice of failure is given to the issuer trustee;

    . if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the currency swap provider is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

    . if due to any action taken by a taxation authority or a change in tax law the currency swap provider is required to gross-up payments on account of a non-resident withholding tax liability or receive payments from which amounts have been withheld or deducted on account of tax. However, the currency swap provider will only have the right to terminate the currency swap if the Class A-1 note trustee is satisfied that all amounts owing to Class A-1 noteholders will be paid in full on the date on which the Class A-1 notes are to be redeemed. In addition, whether or not the currency swap provider can terminate the currency swap, following the occurrence of such an event, the currency swap provider may transfer the currency swap to another counterparty with, in certain circumstances, the consent of the standby swap provider, as to which see "Jointly Supported Obligations" below, provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Class A-1 notes; and

    . if an event of default occurs under the security trust deed and the security trustee has declared the Class A-1 notes immediately due and payable.

Termination by the Issuer Trustee
      The issuer trustee will have the right to terminate a currency swap in the following circumstances:

    . if the currency swap provider fails to make a payment under the currency swap within 10 days after notice of failure is given to the currency swap provider;

    . if certain bankruptcy related events occur in relation to the currency swap provider;

    . if the currency swap provider merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the currency swap provider under the currency swap;

    . if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the currency swap provider is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

    . if due to any action taken by a taxation authority or a change in tax law the issuer trustee is required to receive payments from which amounts have been withheld or deducted on account of tax and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants or, in certain circumstances, a breach of its tax representations;

    . if as a result of the currency swap provider merging with, or otherwise transferring all or substantially all its assets to another entity, the issuer trustee is required to receive payments from which a deduction or withholding has been made on account of a non-resident withholding tax liability and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants, or, in certain circumstances, a breach of its tax representations;

    . if the currency swap provider fails to comply with its obligations described in "Currency Swap Provider Downgrade" below following a downgrade of its credit ratings, and that failure is not remedied within 10 Business Days of notice of the failure being given to the currency swap provider or such longer period as the issuer trustee and the manager agree and the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Class A-1 notes; and

    . if an event of default occurs under the security trust deed and the security trustee has declared the Class A-1 notes immediately due and payable.

The issuer trustee may only terminate a currency swap with the prior written consent of the Class A-1 note trustee.

Termination by the Class A-1 Note Trustee
      If following an event that allows the issuer trustee to terminate a currency swap the issuer trustee does not terminate the currency swap, the Class A-1 note trustee may terminate the currency swap.

Currency Swap Provider Downgrade
      If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the currency swap providers do not have:

    . either a long term joint credit rating of at least AA- by Standard & Poor's or a short term joint credit rating of at least A-1+ by Standard & Poor's;

    .   a long term joint credit rating of at least A2 by Moody's; and

    .   a long term joint credit rating of at least AA- by Fitch,

the currency swap providers must within:

    . 30 Business Days, if the currency swap providers still have a long term joint credit rating of at least A- by Standard & Poor's and a short term joint credit rating of at least A-1 by Standard & Poor's, and a long term joint credit rating of at least A3 by Moody's and a long term joint credit rating of at least A- by Fitch; or

    .   5 Business Days, in any other case,

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at their cost and at their election:

    . if the short term joint credit rating by Standard & Poor's is greater than or equal to A-1 or the long term joint credit rating by Standard & Poor's is greater than or equal to A- and the long term joint credit rating by Fitch IBCA is greater than or equal to A-, lodge collateral as determined under the currency swap and the credit support annex;

    . enter into an agreement novating the currency swap to a replacement counterparty or standby swap provider acceptable to the relevant standby swap provider, as to which see "Jointly Supported Obligations" below, and the manager and which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Class A-1 notes; or

    . enter into other arrangements which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Class A-1 notes.

      A currency swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

      If a currency swap provider lodges cash collateral with the issuer trustee, any interest on that cash collateral will be paid to that currency swap provider.

Termination Payments
      Upon termination of a currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee.

      The termination payment in respect of a currency swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

Replacement of the Currency Swap
      If a currency swap is terminated prior to its scheduled termination date, the issuer trustee may, at the direction of the manager, enter into one or more replacement currency swaps on terms and with a counterparty which the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Class A-1 notes. A termination payment received by the issuer trustee upon termination of a currency swap may be applied towards a premium payable to enter into a replacement currency swap and a premium received by the issuer trustee upon entering into a new currency swap may be applied towards a termination payment in respect of the terminated currency swap.

Currency Swap Providers
      The currency swap providers will be Merrill Lynch Capital Services Inc. and Commonwealth Bank of Australia.

Merrill Lynch Capital Services Inc.
      Merrill Lynch Capital Services Inc. ("MLCS") is a wholly owned subsidiary of Merrill Lynch & Co. Inc. ("ML&Co."). ML&Co. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance and related services. MLCS's principal executive offices are located at 250 Vesey Street, 12th Floor, New York, New York 10281-1332 and its telephone number is 212-499-1000. The obligations of MLCS in respect of its currency swap are guaranteed by ML&Co. ML&Co. has a long term rating of AA from Fitch IBCA, Aa3 from Moody's and AA- from Standard & Poor's, and a short term rating of A-1+ from Standard & Poor's and F1+ from Fitch IBCA.

      As of December 31, 1999 ML&Co. and its subsidiaries had total assets of $328,071 million, total liabilities of $312,544 million, preferred securities issued by subsidiaries of $2,725 million and total stockholder's equity of $12,802 million. ML&Co. currently files periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act. The 1999 Annual Report of ML&Co. on Form 10-K was filed with the Securities and Exchange Commission on March 9, 2000. ML&Co. will provide without charge to each person to whom this prospectus is delivered, on the request of any such person, a copy of the Form 10-K referred to above. Written requests should be directed to: Merrill Lynch & Co., Inc., P.O. Box 20, Church Street Station, New York, NY 10277-1004,
Attention: Office of the Secretary.

Transfer by MLCS of Currency Swap

      MLCS may transfer all its rights and obligations as currency swap provider or standby swap provider to another entity which has the benefit of a guarantee from ML&Co. provided the rating agencies confirm this will not cause a reduction, qualification or withdrawal of the credit ratings of the Class A-1 notes.

Commonwealth Bank
      The Commonwealth Bank of Australia was established in 1911 by an Act of Australia's Commonwealth Parliament as a government owned enterprise to conduct commercial and savings banking business. For a period it also operated as Australia's central bank until this function was transferred to the Reserve Bank of Australia in 1959. The process of privatization of the Commonwealth Bank was commenced by Australia's Commonwealth Government in 1990 and was completed in July 1996. The Commonwealth Bank is now a public company listed on the Australian Stock Exchange Limited. Its registered office is at Level 1, 48 Martin Place Sydney New South Wales, Australia.

      Commonwealth Bank is one of the four major banks in Australia and provides a wide range of banking, financial and related services to over 7.7 million customers with a branch network of approximately 1,400 locations throughout Australia and internationally.

      Commonwealth Bank has a long term credit rating of AA from Fitch IBCA, Aa3 from Moody's and AA- from Standard & Poor's and a short term credit rating of A-1+ from Standard & Poor's.

      As at June 30, 1999 Commonwealth Bank and its subsidiaries, on a consolidated basis, had total assets of A$138.1 billion, deposits of A$93.4 billion and total regulatory capital of A$9.3 billion. Operating profit after tax, abnormals and outside equity interests for the twelve months to June 30, 1999 was A$1.42 billion.

      On March 10, 2000 Commonwealth Bank announced it had reached agreement with Colonial Limited to merge. Colonial Limited is an Australian holding company which owns banking, insurance and funds management businesses. Commonwealth Bank will offer 7 Commonwealth Bank shares for every 20 Colonial Limited shares. The offers are subject to a number of conditions to be more fully set out in the documentation, including relevant regulatory approvals and an amendment to Colonial Limited's constitution to allow the merger to proceed. Following approval, the merger is expected to be completed by July 2000. The directors of both companies have unanimously endorsed the merger.

      Commonwealth Bank has received indications from the rating agencies that its ratings have been affirmed following announcement of the merger.

      Commonwealth Bank currently files periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act. The 1999 Annual Report of Commonwealth Bank on Form 20-F was filed with the Securities and Exchange Commission on September 10, 1999. Commonwealth Bank will provide without charge to each person to whom this prospectus is delivered, on the request of any such person, a copy of the Form 20-F referred to above. Written requests should be directed to: Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022, Attention: Executive Vice President and General Manager Americas.

      The Australian banking activities of Commonwealth Bank come under the regulatory supervision of the Australian Prudential Regulation Authority. For a further description of the business operations of Commonwealth Bank, see "The Servicer."

Transfer by Commonwealth Bank of Currency Swap

      If an event beyond the control of Commonwealth Bank occurs so that it is impossible for Commonwealth Bank to convert Australian dollars to U.S. dollars through customary legal channels to fulfill its obligations under its currency swap, Commonwealth Bank may transfer all its rights and obligations as currency swap provider to MLCS and may terminate its obligations as standby swap provider.

Jointly Supported Obligations
      The obligations of each currency swap provider under its currency swap are separate and several from the obligations of the other currency swap provider under the other currency swap.

      However, each currency swap provider will also act as a standby swap provider in respect of the other currency swap provider's currency swap. If a currency swap provider:

    . defaults in making a payment in respect of its currency swap, as described under "Principal Payments" and "Interest Payments" above; or

    . defaults in meeting its obligations following a downgrade of the currency swap providers' joint credit ratings, as described in "Currency Swap Provider Downgrade" above,

the issuer trustee must notify the standby swap provider and the standby swap provider must make good the default within prescribed periods. A remedy of a payment default must occur on the same day as the due date for the payment provided that the standby swap provider is notified of the default by the issuer trustee in the manner required by the relevant currency swap agreement.

      If a standby swap provider is required to make good a default, the defaulting currency swap provider must take certain actions, including reimbursing or indemnifying the standby swap provider, in relation to the default. If the defaulting currency swap provider does not take these actions within the prescribed periods then the rights and obligations of the defaulting currency swap provider under its currency swap will automatically transfer to the standby swap provider.

Partial Redemption of the Class A-1 Notes on Distribution Dates
      On each distribution date until the Stated Amount of the Class A-1 notes is reduced to zero the issuer trustee must:

    . pay to the currency swap provider, in accordance with the directions of the manager, the Australian dollar amount allocated to repayment on that distribution date of principal on the Class A-1 notes as described in "Allocation of Principal to Class A Notes and Class B Notes";

    . direct the currency swap provider to pay on that distribution date the U.S. dollar equivalent of that Australian dollar amount, converted at the US$ Exchange Rate, to the principal paying agent; and

    . direct the principal paying agent to pay that amount received from the currency swap provider rateably to the Class A-1 noteholders towards repayment of the Stated Amounts of the Class A-1 notes in accordance with the agency agreement and the terms and conditions of the Class A-1 notes.

Withholding or Tax Deductions
      All payments in respect of the Class A-1 notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make such a withholding or deduction. In that event the issuer trustee or the paying agent, as the case may be, shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent nor the Class A-1 note trustee will be obligated to make any additional payments to holders of the Class A-1 notes with respect to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the issuer trustee will notify the Class A-1 note trustee, the principal paying agent and the Class A-1 noteholders.

Redemption of the Notes for Taxation or Other Reasons
      If the manager satisfies the issuer trustee and the Class A-1 note trustee, immediately before giving the notice to the Class A-1 noteholders as described in this section, that because of a change of law in Australia or any other jurisdiction to which the issuer trustee becomes subject either:

    . on the next distribution date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of any class of notes or redraw bonds any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction; or

    . the total amount payable in respect of interest in relation to the housing loans for a collection period ceases to be receivable, whether or not actually received, by the issuer trustee during such collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction, and in each case such obligation cannot be avoided by the issuer trustee taking reasonable measures available to it, then the issuer trustee must, when so directed by the manager, at the manager's option, redeem all, but not some, of the notes and redraw bonds on any subsequent distribution date at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to but excluding the date of redemption. The issuer trustee may redeem the notes and redraw bonds at their Stated Amounts, instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of noteholders and redraw bondholders together.

      However, the manager will not direct the issuer trustee to, and the issuer trustee will not, redeem the notes or redraw bonds unless it is in a position on the relevant distribution date to repay the then Invested Amounts or Stated Amounts, as required, of the notes and the redraw bonds together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes or redraw bonds if the charge under the security trust deed were enforced.

      Class A-1 noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

      If a tax, duty or other amount described above applies only to the Class A-1 notes and the issuer trustee gives notice that it proposes to redeem the notes and the redraw bonds, the holders of 75% of the aggregate Invested Amount of the Class A-1 notes may elect, in accordance with the terms of the Class A-1 note trust deed, that they do not require the issuer trustee to redeem the Class A-1 notes. Upon being notified of such an election at least 21 days before the distribution date upon which redemption was to occur the issuer trustee must not redeem the notes or redraw bonds.

Redemption of the Notes upon an Event of Default
      If an event of default occurs under the security trust deed the security trustee must, upon becoming aware of the event of default and subject to certain conditions, in accordance with an Extraordinary Resolution of Voting Secured Creditors and the provisions of the security trust deed, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed.

Optional Redemption of the Notes
      The issuer trustee must, when directed by the manager, at the manager's option, redeem all of the notes and the redraw bonds at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any distribution date falling on or after the earlier of:

    . the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans on March 18, 2000; and

    .  the distribution date falling in July, 2007,

The issuer trustee may redeem the notes and redraw bonds at their Stated Amounts instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of noteholders and redraw bondholders together. However, the issuer trustee will not redeem the notes or redraw bonds unless it is in a position on the relevant distribution date to repay the then Invested Amounts or the Stated Amounts, as required, of the notes and the redraw bonds together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes or redraw bonds if the charge under the security trust deed were enforced. If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and redraw bonds on a distribution date during or after July 2007 at their Stated Amounts rather than their Invested Amounts, as described above, but is unable to do so because, following a meeting of noteholders and redraw bondholders convened under the provisions of the security trust deed by the manager for this purpose, the noteholders and redraw bondholders have not approved by an Extraordinary Resolution the redemption of the notes and redraw bonds at their Stated Amounts, then the margin for the Class A-1 notes for each accrual period commencing on or after that distribution date will remain at, or revert to, the margin applying at the closing date.

      Class A-1 noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

Final Maturity Date
      Unless previously redeemed, the issuer trustee must redeem the notes and redraw bonds by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each note and redraw bond on or by the distribution date falling in July, 2031.

Redemption upon Final Payment
      Upon final distribution being made in respect of any notes or redraw bonds following termination of the trust or enforcement of the charge under the security trust deed, those notes or redraw bonds will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the Invested Amount in relation to the notes or redraw bonds will be extinguished in full.

No Payments of Principal in Excess of Stated Amount
      No amount of principal will be repaid in respect of a note or redraw bond in excess of its Stated Amount or, in the case of an optional redemption or redemption for taxation reasons, its Invested Amount.

Termination of the Trust

Termination of Trust
      Following the issue of the notes, the trust may only terminate prior to the redemption of the notes if a Potential Termination Events occurs and:

    . the issuer trustee determines that the Potential Termination Event has or will have an Adverse Effect, upon which it must promptly notify the manager, the servicer, the security trustee and the Class A-1 note trustee;

    . the servicer, the issuer trustee and the manager consult and use their reasonable endeavors, in consultation with the security trustee, the Class A-1 note trustee, and, if necessary, the residual unitholder, to amend or vary the terms of the series supplement, any other relevant transaction document and the notes and redraw bonds in such a way so as to cure the Potential Termination Event or its Adverse Effect; and

    . such consultations do not result in the cure of the Potential Termination Event or its Adverse Effect, with the consent of the servicer, the issuer trustee, the manager, the security trustee and the Class A-1 note trustee, within 60 days of notice being given by the issuer trustee as described above.

      If this occurs then the issuer trustee, in consultation with the manager, must proceed to liquidate the assets of the trust in accordance with the series supplement.

Sale of Housing Loans Upon Termination
      Upon termination of the trust, the issuer trustee in consultation with the manager must sell and realize the assets of the trust within 180 days of the termination date. During this period the issuer trustee is not entitled to sell the housing loans and their related securities, mortgage insurance policies and other rights for less than the aggregate Fair Market Value of the housing loans. The issuer trustee is only entitled to sell the housing loans and their related securities, mortgage insurance policies and other rights to a person other than the seller if the seller does not exercise its right of first refusal. The issuer trustee must not conclude a sale to a person other than the seller unless, among other things, any housing loans and their related securities, mortgage insurance policies and other rights are assigned in equity only, except if the issuer trustee already has legal title, and the sale is expressly subject to the servicer's right to be retained as servicer and subject to the rights of the CBA trust and to the rights of the seller as beneficiary of the CBA trust in respect of those housing loans and their related securities, mortgage insurance policies and other rights, as described in "Description of the Assets of the Trust--Transfer and Assignment of the Housing Loans."

      If the issuer trustee is unable to sell the housing loans and their related securities and mortgage insurance policies for Fair Market Value and on those terms during the 180 day period, it may then sell them free of the restrictions and may perfect its legal title if necessary to obtain Fair Market Value for the housing loans. However upon such a sale the issuer trustee must use reasonable endeavors to include as a condition of the sale that a purchaser will agree to the seller taking second mortgages in order to retain second ranking security for the other loans secured by the mortgage and to entering into a priority agreement to give the seller second priority for its second mortgage and to use reasonable endeavours to obtain the consent of the relevant borrowers and security providers to the seller's second mortgage.

Seller's First Right of Refusal
      On the termination date of the trust, the issuer trustee is deemed to offer to sell the housing loans and their related securities, mortgage insurance policies and other rights to the seller for at least the aggregate Fair Market Value of the housing loans.

      The issuer trustee must not sell the housing loans and their related securities, mortgage insurance policies and other rights unless the seller has failed to accept that offer within 90 days of the termination date of the trust or has failed to pay the purchase price within 180 days of the termination date of the trust.

Distributions
      The issuer trustee must deposit the proceeds of realization of the assets of the trust into the collections account and, following the realization of all the assets of the trust, must distribute them on a distribution date in accordance with the order of priority described in "Description of the Class A-1 Notes--Distribution of Available Income Amount" and "Description of the Class A-1 Notes-- Distribution of Available Principal Amount." Upon final distribution being made, the notes will be deemed to be redeemed and discharged in full and the obligations of the issuer trustee with respect to the payment of principal, interest or any other amount on the notes will be extinguished.

Prescription
      A Class A-1 note will be void in its entirety if not surrendered for final payment within ten years of the relevant date in respect of that payment on the Class A-1 note which would have the effect of reducing the Stated Amount of the Class A-1 note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the principal paying agent or the Class A-1 note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant Class A-1 note. After the date on which a Class A-1 note becomes void in its entirety, no claim may be made in respect of it.

Directions by Class A-1 Noteholders
      Under the Class A-1 note trust deed the Class A-1 note trustee may seek directions from the Class A-1 noteholders from time to time including following the occurrence of an event of default under the security trust deed.

      The Class A-1 note trustee will not be responsible for acting in good faith upon a direction given by Class A-1 noteholders holding Class A-1 notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 notes.

      If the Class A-1 note trustee is entitled under the master trust deed or the security trust deed to vote at any meeting on behalf of Class A-1 noteholders the Class A-1 note trustee must vote in accordance with the directions of the Class A-1 noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Class A-1 noteholders the Class A-1 note trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A-1 notes held by Class A-1 noteholders who have directed the Class A-1 note trustee to vote for or against that proposal.

      For the purposes of seeking any consent, direction or authorisation from Class A-1 noteholders the Class A-1 note trustee may by notice to the Class A-1 noteholders specify a date not earlier than the date of the notice upon which the persons who are the Class A-1 noteholders and the Invested Amount of the Class A-1 notes held by them will be determined based upon the details recorded in the Class A-1 note register as at 5.30pm on that date.

Amendments to Class A-1 Notes and Class A-1 Note Trust Deed
      The issuer trustee, the manager and the Class A-1 note trustee, may alter, add to or revoke any provision of the Class A-1 note trust deed or the Class A-1 notes, without the consent or sanction of any Class A-1 noteholder, subject to the limitations described below, if the alteration, addition or revocation is not a Payment Modification and, in the opinion of the Class A-1 note trustee:

    . is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

    . is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

    . is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust or to the trust under the Class A-1 note trust deed;

    .   and the issuer trustee is otherwise desirable for any reason and:

      . is not in the opinion of the Class A-1 note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the Class A-1 noteholders; or

      . if it is in the opinion of the Class A-1 note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the Class A-1 noteholders, the consent is obtained of Class A-1 noteholders owning 75% of the aggregate Invested Amount of the Class A-1 notes, excluding notes beneficially owned by the issuer trustee or the manager or any person controlling or controlled by or under common control with the issuer trustee or the manager.

      Any alteration, addition or revocation must be notified to the rating agencies 5 Business Days in advance.

      The Class A-1 note trustee will be entitled to assume that any proposed alteration, addition or revocation, other than a Payment Modification, will not be materially prejudicial to the interests of Class A-1 noteholders if each of the rating agencies confirms in writing that the alteration, addition or revocation, if effected, will not lead to a reduction, qualification or withdrawal of the rating given to the Class A-1 notes by that rating agency.

      The issuer trustee, the manager and the Class A-1 note trustee may make or effect any Payment Modification to the Class A-1 note trust deed or the Class A-1 notes only if the consent has first been obtained of each Class A-1 Noteholder to the Payment Modification.

      Payment Modification means any alteration, addition or revocation of any provision of the Class A-1 note trust deed, the Class A-1 notes, the master trust deed so far as it applies to the trust, the series supplement or the security trust deed which modifies:

    . the amount, timing, currency or manner of payment of principal or interest in respect of the Class A-1 Notes, including, without limitation, any modification to the Stated Amount, Invested Amount, interest rate or maturity date of the Class A-1 notes or the orders of payment of the proceeds of the trust assets under the series supplement, the Class A-1 notes or the security trust deed or which would impair rights of Class A-1 Noteholders to institute suit for enforcement of such payment;

    . the manner of determining whether Class A-1 noteholders owning 75% of the aggregate Invested Amount of the Class A-1 notes have provided a consent or direction or the circumstances in which such a consent or direction is required or to reduce the percentage of the aggregate Invested Amount of the Class A-1 notes required for such a consent or direction;

    . the provision of the security trust deed that prohibits the issuer trustee from creating or permitting to exist any security interest, other than the Prior Interest, over the assets of the trust; or,


    . the requirements for altering, adding to or revoking any provision of the Class A-1 note trust deed, the Class A-1 notes, the master trust deed so far as it applies to the trust, the series supplement or the security trust deed.

      The issuer trustee must distribute to all Class A-1 noteholders a copy of any amendment made as soon as reasonably practicable after the amendment has been made.

Reports to Noteholders
      On the Business Day immediately prior to each distribution date, the manager will, in respect of the accrual period ending before that distribution date, deliver to the principal paying agent, Class A-1 the note trustee, the issuer trustee and the Class A-1 noteholders, a quarterly servicing report containing the following information:

    .   the Invested Amount and the Stated Amount of each class of notes;

    . the interest payments and principal distributions on each class of notes;

    .   the Available Income Amount;

    . the aggregate of all seller advances made during that quarterly collection period;

    .   the redraw shortfall, if any;

    .   the income shortfall, if any;

    . the liquidity facility advances, if any, for that distribution date, together with all liquidity facility advances in relation to the preceding determination date;

    .   the Available Principal Amount;

    .   the Principal Collections;

    .   the Standby Redraw Facility Advance;

    .   the Redraw Bond Amount;

    . the principal charge-off in relation to the preceding determination date;

    .  the Other Principal Amounts;

    .   the Principal Charge-Off Reimbursement, if any;

    . the note factor for each class of notes, which with respect to a class of notes, means the aggregate of the Invested Amount of the class of notes less all principal payments on that class of notes to be made on that distribution date, divided by the aggregate initial Invested Amount for all of that class of notes;

    . the principal charge-offs for each class of notes and the standby redraw facility principal;

    . the Principal Charge-Off Reimbursement for each class of notes and the standby redraw facility principal;

    .   if required, the threshold rate at that distribution date;

    .   the interest rates on the notes for the related accrual period;

    . scheduled and unscheduled payments of principal on the housing loans;

    . aggregate outstanding principal balance of the fixed rate housing loans and the aggregate outstanding principal balance of the variable rate housing loans; and

    . delinquency, mortgagee in possession and loss statistics with respect to the housing loans.

      Unless and until definitive Class A-1 notes are issued, beneficial owners of the Class A-1 notes will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations or by way of information published on a Reuters Screen or the electronic information system made available to subscribers by Bloomberg L.P. or a similar electronic reporting service.

      Unless and until definitive Class A-1 notes are issued, periodic and annual unaudited reports containing information concerning the trust and the Class A-1 notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the Class A-1 notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the Class A-1 notes are in book-entry form. Upon the issuance of Class A-1 notes in definitive form such reports will be sent directly to each Class A-1 noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

      The manager will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of June, 2001.
                    Description of the Transaction Documents

      The following summary describes the material terms of the transaction documents other than the underwriting agreement and the dealer agreement and except as already described above. The summary does not purport to be complete and is subject to the provisions of the transaction documents. The transaction documents are governed by the laws of New South Wales, Australia. A copy of the master trust deed and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

Collections Account and Authorized Short-Term Investments
      The issuer trustee will establish and maintain the collections account with an Eligible Depositary. The collections account will initially be established with Commonwealth Bank, which has a short term rating of F1+ from Fitch IBCA, P-1 from Moody's and A-1+ from Standard & Poor's, at its office at 48 Martin Place Sydney NSW 2000, Australia. The collections account shall be opened by the issuer trustee in its name and in its capacity as trustee of the trust. The collections account will not be used for any purpose other than for the trust. The account will be an interest bearing account.

      If the financial institution with which the collections account is held ceases to be an Eligible Depositary the issuer trustee must establish a new account with an Eligible Depositary as a replacement collections account. In addition, if the Eligible Depository has a short term credit rating of A-1 from Standard & Poor's the sum of the balance of the collections account and the value of Authorized Short-Term Investments with a short term rating of A-1 by Standard & Poor's must not exceed 20% of the aggregate Invested Amount of all notes.

      The manager shall have the discretion to propose to the issuer trustee, in writing, the manner in which any moneys forming part of the trust shall be invested in Authorized Short-Term Investments and what purchases, sales, transfers, exchanges, realizations or other dealings with assets of the trust shall be effected and when and how they should be effected. Provided that they meet certain requirements, the issuer trustee must give effect to the manager's proposals. Each investment of moneys required for the payment of liabilities of the trust shall be in Authorized Short-Term Investments that will mature on or before the due date for payment of those liabilities.

Modifications of the Master Trust Deed and Series Supplement
      The issuer trustee and the manager, with respect to the master trust deed, and the issuer trustee, the manager, the seller and the servicer, with respect to the series supplement, may amend, add to or revoke any provision of the master trust deed or the series supplement, subject to the limitations described below, if the amendment, addition or revocation:

    . in the opinion of the issuer trustee is necessary to correct a manifest error or is of a formal, technical or administrative nature only;

    . in the opinion of the issuer trustee, or of a lawyer instructed by the issuer trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

    . in the opinion of the issuer trustee is required by, a consequence of, consistent with or appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency, including, an amendment, addition or revocation which in the opinion of the issuer trustee is appropriate or expedient as a result of an amendment to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Medallion Programme trusts;

    . in the case of the master trust deed, relates only to a Medallion Programme trust not yet constituted;

    . in the opinion of the issuer trustee, will enable the provisions of the master trust deed or the series supplement to be more conveniently, advantageously, profitably or economically administered; or

    . in the opinion of the issuer trustee is otherwise desirable for any reason.

Any amendment, addition or revocation referred to in the last two of the above paragraphs which in the opinion of the issuer trustee is likely to be prejudicial to the interests of:

    . the residual unitholder, may only be effected with the consent of the residual unitholder;

    . a class of noteholders or redraw bondholders, may only be effected if those noteholders or redraw bondholders pass a resolution by a majority of not less than 75% of the votes at a meeting approving the amendment, addition or revocation or all such noteholders or redraw bondholders sign a resolution approving the amendment, addition or revocation, subject to the following paragraph; or

    . all noteholders and redraw bondholders, may only be effected if the noteholders and redraw bondholders pass a resolution by a majority of not less than 75% of the votes at a meeting approving the amendment, addition or revocation or all noteholders and redraw bondholders sign a resolution approving the amendment, addition or revocation. A separate resolution will not be required in relation to any class of noteholders or redraw bondholders.

The manager must advise the rating agencies no less than 10 Sydney business days prior to any amendment, addition or revocation of the master trust deed or the series supplement and must certify to the issuer trustee that no rating agency has advised that the amendment, addition or revocation will cause a withdrawal, downgrading or qualification of the credit ratings assigned to the notes or redraw bonds before the amendment, addition, or revocation is effected. The issuer trustee may not amend, add to or revoke any provision of the master trust deed or the series supplement if the consent of a party is required under a transaction document unless that consent has been obtained.

      The seller, the manager or the issuer trustee may only amend, add to or revoke any provision of the series supplement in accordance with the master trust deed. Any amendment, addition or revocation that effects a Payment Modification may only be made with the consent of each Class A-1 noteholder.

The Issuer Trustee

General Duties of Issuer Trustee
      The issuer trustee is appointed as trustee of the trust on the terms set out in the master trust deed and the series supplement.

      Subject to the provisions of the master trust deed, the issuer trustee has all the powers in respect of the assets of the trust which it could exercise if it were the absolute and beneficial owner of the assets. The issuer trustee agrees to act in the interests of the residual unitholder, the noteholders and the redraw bondholders. If there is a conflict between the interests of the residual unitholder on the one hand and the noteholders and redraw bondholders on the other hand, the issuer trustee must act in the interests of the noteholders and the redraw bondholders.

      The issuer trustee must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed and the series supplement in a proper and efficient manner and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed, having regard to the interests of noteholders, redraw bondholders and the residual unitholder.

      The terms of the master trust deed and series supplement provide, amongst other things, that:

    . the obligations of the issuer trustee to the noteholders expressed in the master trust deed or the series supplement are contractual obligations only and do not create any relationship of trustee or fiduciary between the issuer trustee and the noteholders;

    . the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager Default, a Servicer Default or a Perfection of Title Event has occurred in relation to the trust other than where it has actual notice;

    . unless actually aware to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate the accuracy of any calculation by the seller, the servicer or the manager under the series supplement, the amount or allocation of collections or the contents of any certificate provided to the issuer trustee by the servicer or manager under the series supplement;

    . the issuer trustee may obtain and act on the advice of experts, whether instructed by the issuer trustee or the manager, which are necessary, usual or desirable for the purpose of enabling the issuer trustee to be fully and properly advised and informed and will not be liable for acting in good faith on such advice; and

    . the issuer trustee will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of the issuer trustee who have day-to-day responsibility for the administration or management of the issuer trustee's obligations in relation to the trust, having actual knowledge, actual awareness or actual notice of that thing, or grounds to believe that thing.

Annual Compliance Statement
      The issuer trustee will deliver to the Class A-1 note trustee annually a written statement as to the fulfilment of the issuer trustee's obligations under the Class A-1 note trust deed including compliance with its material obligations under the transaction documents.

Delegation
      In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may delegate any or all of the powers, discretions and authorities of the issuer trustee under the master trust deed or otherwise in relation to the trust, to a related company of the issuer trustee or otherwise in accordance with the master trust deed or series supplement, including, in respect of its payment obligations in respect of the Class A-1 notes, to the paying agents under the agency agreement. The issuer trustee at all times remains liable for the acts or omissions of such related company when acting as delegate.

Issuer Trustee Fees and Expenses
      The issuer trustee is entitled to a quarterly fee payable in arrears on each distribution date. The issuer trustee's fee is calculated to cover the fees payable to the Class A-1 note trustee and the agents which are paid by the issuer trustee from its own personal funds.

      The fee payable to the issuer trustee may be varied as agreed between the issuer trustee and the manager provided that each rating agency must be given 3 Business Day's prior notice of any variation and the fee must not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond.

      If the issuer trustee becomes liable to remit to a governmental agency an amount of Australian goods and services tax in connection with the trust, the issuer trustee will pay that goods and services tax on its own account and will not be entitled to any reimbursement from the assets of the trust. However, the fees payable to the issuer trustee may be adjusted, in accordance with the series supplement.

      At any time within 12 months after the commencement, imposition, abolition or change in rate of a goods and services tax becomes effective, the issuer trustee may, by written notice to the manager, require the manager to commence negotiations to adjust the fees payable to the issuer trustee so that it is not economically disadvantaged by the effect of the change in the goods and services tax. Any adjustment to fees will be subject to written confirmation from the rating agencies that the adjustment will not result in a reduction, qualification or withdrawal of the credit ratings then assigned to the notes.

      The issuer trustee will be indemnified and is entitled to be reimbursed out of the assets of the trust for costs, charges and expenses which it may incur in respect of and can attribute to the trust including, amongst other costs, disbursements in connection with the assets of the trust, the auditing of the trust, taxes payable in respect of the trust, legal costs and amounts in connection with the exercise of any power or discretion or the performance of any obligation in relation to the trust approved by the manager which approval is not to be unreasonably withheld.

Removal of the Issuer Trustee
      The issuer trustee is required to retire as issuer trustee following an Issuer Trustee Default. If the issuer trustee refuses to retire following an Issuer Trustee Default the manager may remove the issuer trustee immediately, or, if the Issuer Trustee Default relates only to a change in ownership or merger without assumption of the issuer trustee, upon 30 days notice in writing.

      The manager must use reasonable endeavors to appoint a qualified substitute issuer trustee who is approved by the ratings agencies of all the Medallion Programme trusts within 30 days of the retirement or removal of the issuer trustee. Until a substitute issuer trustee is appointed, the manager must act as issuer trustee and will be entitled to receive the issuer trustee's fee.

      If after 30 days the manager is unable to appoint a qualified substitute issuer trustee who is approved by the ratings agencies, it must convene a meeting of all debt security holders, including the noteholders and redraw bondholders, and all beneficiaries, including the residual unitholder, of all the Medallion Programme trusts under the master trust deed at which a substitute issuer trustee may be appointed by resolution of not less than 75% of the votes at that meeting or by a resolution in writing signed by all debt security holders and beneficiaries.

Voluntary Retirement of the Issuer Trustee
      The issuer trustee may resign on giving to the manager not less than 3 months' notice in writing, or such lesser period as the manager and the issuer trustee may agree, of its intention to do so.

      Upon retirement, the issuer trustee must appoint a qualified substitute issuer trustee who is approved by the ratings agencies and the manager. If the issuer trustee does not propose a substitute issuer trustee at least one month prior to its proposed retirement, the manager may appoint a qualified substitute issuer trustee who is approved by the ratings agencies.

      If a substitute issuer trustee has not been appointed upon the expiry of the 3 month notice period, the manager will act as issuer trustee. If the manager is unable to appoint a qualified substitute issuer trustee within a further 30 days, it must convene a meeting of all debt security holders, including the noteholders and redraw bondholders, and all beneficiaries, including the residual unitholder, of all the Medallion Programme trusts under the master trust deed at which a substitute issuer trustee may be appointed by resolution of not less than 75% of the votes at that meeting or by a resolution in writing signed by all debt security holders and beneficiaries.

      The retiring issuer trustee must indemnify the manager and the substitute issuer trustee in respect of all costs incurred as a result of its removal or retirement.

Limitation of the Issuer Trustee's Liability
      The issuer trustee acts as trustee and issues the notes only in its capacity as trustee of the trust and in no other capacity. A liability incurred by the issuer trustee acting as trustee of the trust under or in connection with the transaction documents, except with respect to the following paragraph, is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the trust out of which the issuer trustee is actually indemnified for the liability. Except in the circumstances described in the following paragraph, this limitation of the issuer trustee's liability applies despite any other provisions of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the notes, the redraw bonds, the master trust deed, the series supplement or any other transaction document. Noteholders, redraw bondholders and the parties to the transaction documents may not sue the issuer trustee in respect of liabilities incurred by it acting as trustee of the trust in any capacity other than as trustee of the trust and may not seek to appoint a liquidator or administrator to the issuer trustee or to appoint a receiver to the issuer trustee, except in relation to the assets of the trust and may not prove in any liquidation, administration or arrangements of or affecting the issuer trustee, except in relation to the assets of the trust.

      The limitation in the previous paragraph will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence or wilful default or the fraud, negligence or wilful default of its officers, employees or agents or any person for whom the issuer trustee is liable under the terms of the transaction documents. For these purposes a wilful default does not include a default which arises as a result of a breach of a transaction document by any other person, other than any person for whom the issuer trustee is liable under the terms of the transaction documents, or which is required by law or a proper instruction or direction of a meeting of Secured Creditors of the trust or noteholders, bondholders or other debt security holders or beneficiaries of a Medallion Program trust.

      In addition, the manager, the servicer, the agents, the Class A-1 note trustee and other persons are responsible for performing a variety of obligations in relation to the trust. An act or omission of the issuer trustee will not be considered to be fraudulent, negligent or a wilful default to the extent to which it was caused or contributed to by any failure by any such person to fulfil its obligations relating to the trust or by any other act or omission of such a person.

Rights of Indemnity of Issuer Trustee
      The issuer trustee is indemnified out of the assets of the trust for any liability properly incurred by the issuer trustee in performing or exercising any of its powers or duties. This indemnity is in addition to any indemnity allowed to the issuer trustee by law, but does not extend to any liabilities arising from a breach of trust by the issuer trustee or from the issuer trustee's fraud, negligence or wilful default.

     The issuer trustee is indemnified out of the assets of the trust against certain payments it may be liable to make under the Australian Consumer Credit Code. The servicer also indemnifies the issuer trustee in relation to such payments in certain circumstances and the issuer trustee is required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust. See "Legal Aspects of the Housing Loans--Consumer Credit Code."

The Manager

Powers
     The manager's general duty is to manage the assets of the trust which are not serviced by the servicer. In addition, the manager has a number of specific responsibilities including making all necessary determinations to enable the issuer trustee to make the payments and allocations required on each distribution date in accordance with the series supplement, directing the issuer trustee to make those payments and allocations, keeping books of account and preparing the tax returns of the trust and monitoring support facilities.

     The manager must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed and the other transaction documents in a proper and efficient manner and exercise such prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed and the other transaction documents having regard to the interests of noteholders, redraw bondholders and the residual unitholder.

Delegation
     The manager may, in carrying out and performing its duties and obligations in relation to the trust, appoint any person as attorney or agent of the manager with such powers as the manager thinks fit including the power to sub-delegate provided that the manager may not delegate a material part of its duties and obligations in relation to the trust. The manager remains liable for the acts or omissions of such attorneys or agents to the extent that the manager would itself be liable.

Manager's Fees, Expenses and Indemnification
     The manager is entitled to a quarterly fee payable in arrears on each distribution date.

     The fee payable to the manager may be varied as agreed between the issuer trustee and the manager provided that each rating agency must be given 3 Business Day's prior notice of any variation and the fee must not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond.

     If the manager becomes liable to remit to a governmental agency an amount of Australian goods and services tax in connection with the trust, the manager will pay goods and services tax on its own account and will not be entitled to any reimbursement from the assets of the trust. However, the fees payable to the manager may be adjusted, in accordance with the series supplement.

      The manager and the servicer may from time to time agree to adjust the management fee subject to written confirmation from the rating agencies that the adjustment will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the notes. Any adjustments will be effective following written notice of the adjustment by the manager to the issuer trustee.

      The manager will be indemnified out of the assets of the trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust.

Removal or Retirement of the Manager
      If the issuer trustee becomes aware that a Manager Default has occurred and is subsisting the issuer trustee must immediately terminate the appointment of the manager and must appoint a substitute manager in its place. The manager indemnifies the issuer trustee in respect of all costs incurred as a result of its replacement by the issuer trustee.

      The manager may retire on giving to the issuer trustee 3 months, or such lesser period as the manager and the issuer trustee may agree, notice in writing of its intention to do so. Upon its retirement, the manager may appoint another corporation approved by the issuer trustee as manager in its place. If the manager does not propose a replacement by the date one month prior to the date of its retirement the issuer trustee may appoint a replacement manager as from the date of the manager's retirement.

      Until a substitute manager is appointed, the issuer trustee must act as manager and will be entitled to receive the manager's fee.

Limitation of Manager's Liability
      The manager is not personally liable to indemnify the issuer trustee or to make any payments to any other person in relation to the trust except where arising from any fraud, negligence, wilful default or breach of duty by it in its capacity as manager of the trust. A number of limitations on the manager's liability are set out in full in the master trust deed and the other transaction documents. These include the limitation that the manager will not be liable for any loss, costs, liabilities or expenses:

    . arising out of the exercise or non-exercise of its discretions under any transaction document or otherwise in relation to the trust;

    . arising out of the exercise or non-exercise of a discretion on the part of the issuer trustee, the seller or the servicer or any act or omission of the issuer trustee, the seller or the servicer; or

    . caused by its failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the issuer trustee, the seller, the servicer or any other person,

except to the extent that they are caused by the manager's own fraud, negligence or wilful default.

Limits on Rights of Noteholders and Redraw Bondholders
      Apart from the security interest arising under the security trust deed, the noteholders and redraw bondholders do not own and have no interest in the trust or any of its assets. In particular, no noteholder or redraw bondholder is entitled to:

    . an interest in any particular part of the trust or any asset of the trust;

    .  require the transfer to it of any asset of the trust;

    . interfere with or question the exercise or non-exercise of the rights or powers of the seller, the servicer, the manager or the issuer trustee in their dealings with the trust or any assets of the trust;

    . attend meetings or take part in or consent to any action concerning any property or corporation in which the issuer trustee has an interest;

    . exercise any rights, powers or privileges in respect of any asset of the trust;

    . lodge a caveat or other notice forbidding the registration of any person as transferee or proprietor of or any instrument affecting any asset of the trust or claiming any estate or interest in any asset of the trust;

    . negotiate or communicate in any way with any borrower or security provider under any housing loan assigned to the issuer trustee or with any person providing a support facility to the issuer trustee;

    .  seek to wind up or terminate the trust;

    .  seek to remove the servicer, manager or issuer trustee;

    .  interfere in any way with the trust;

    . take proceedings against the issuer trustee, the manager, the seller or the servicer or in respect of the trust or the assets of the trust. This will not limit the right of noteholders and redraw bondholders to compel the issuer trustee, the manager and the security trustee to comply with their respective obligations under the master trust deed, the series supplement, the Class A-1 note trust deed and the security trust deed, in the case of the issuer trustee and the manager, and the security trust deed, in the case of the security trustee;

    . have any recourse to the issuer trustee or the manager in their personal capacity, except to the extent of fraud, negligence or wilful default on the part of the issuer trustee or the manager respectively; or

    . have any recourse whatsoever to the seller or to the servicer in respect of a breach by the seller or the servicer of their respective obligations and duties under the series supplement.

The Class A-1 Note Trustee

Appointment of Class A-1 Note Trustee
      The Bank of New York, New York Branch will serve as the Class A-1 note trustee. The Bank of New York is a banking corporation duly organized and existing under the laws of New York. The corporate trust office of the Class A-1 note trustee responsible for the administration of the Class A-1 note trustee's obligations in relation to the trust is located at 101 Barclay Street, 21W, New York, New York 10286.

Class A-1 Note Trustee's Fees and Expenses
      The issuer trustee must pay the Class A-1 note trustee's fees out of its personal funds, other than fees in respect of any additional duties outside the scope of the Class A-1 note trustee's normal duties under the transaction documents.

Delegation by Class A-1 Note Trustee
      The Class A-1 note trustee will be entitled to delegate its duties, powers, authorities, trusts and discretions under the Class A-1 note trust deed to any related company of the Class A-1 note trustee or to any other person in accordance with the Class A-1 note trust deed or as agreed by the manager.

Indemnity of Class A-1 Note Trustee
      The Class A-1 note trustee will be entitled to be indemnified from the assets of the trust against all liability, expense, costs, charges, taxes and stamp duties other than general overhead costs and expenses properly incurred by the Class A-1 note trustee, or its properly appointed agents or delegates, in the performance of its obligations under the Class A-1 note trust deed or any other transaction document.

      However, the Class A-1 note trustee will not be entitled to be indemnified against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of fraud or wilful default of which it may be guilty in relation to its duties under the Class A-1 note trust deed.

Qualifications of Class A-1 Note Trustee
      The Class A-1 note trustee is, and will at all times be, a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The Class A-1 note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

Removal of Class A-1 Note Trustee
      The Class A-1 note trustee will retire as note trustee if:

    . an Insolvency Event occurs in relation to the note trustee in its personal capacity or in respect of its personal assets and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee;

    .  it ceases to carry on business;

    .  it ceases to be an Eligible Trust Corporation;

    . it is so directed by the Class A-1 noteholders holding no less than 75% of the aggregate Invested Amount of the Class A-1 notes;

    . when required to do so by the manager or the issuer trustee by notice in writing, it fails or neglects within 20 Business Days after receipt of such notice to carry out or satisfy any material duty imposed on it by the note trust deed or any transaction document; or

    . there is a change in ownership of 50% or more of the issued equity share capital of the Class A-1 note trustee from the position as at the date of the Class A-1 note trust deed or effective control of the Class A-1 note trustee alters from the position as at the date of the Class A-1 note trust deed unless in either case approved by the manager, whose approval must not be unreasonably withheld.

      If any of these events occurs and the Class A-1 note trustee refuses to retire, the manager may remove the Class A-1 note trustee from office immediately by notice in writing. On the retirement or removal of the Class A-1 note trustee:

    .  the manager must promptly notify the rating agencies; and

    . subject to any approval required by law, the manager must use reasonable endeavors to appoint in writing some other Eligible Trust Corporation approved by the rating agencies to be the substitute Class A-1 note trustee.

Class A-1 Note Trustee May Retire
      The Class A-1 note trustee may retire at any time on 3 months, or such lesser period as the manager, the issuer trustee and the Class A-1 note trustee agree, notice in writing to the issuer trustee, the manager and the rating agencies, without giving any reason and without being responsible for any liabilities incurred by reason of its retirement provided that the period of notice may not expire within 30 days before a distribution date. Upon retirement the Class A-1 note trustee, subject to any approval required by law, may appoint in writing any other Eligible Trust Corporation approved by the rating agencies and the manager, which approval must not be unreasonably withheld by the manager, as Class A-1 note trustee. If the Class A-1 note trustee does not propose a replacement at least one month prior to its proposed retirement, the manager may appoint a substitute Class A-1 note trustee, which must be an Eligible Trust Corporation approved by the rating agencies.

Appointment by Class A-1 Noteholders
      No retirement or removal of the Class A-1 note trustee will be effective until a substitute Class A-1 note trustee has been appointed.

      If a substitute Class A-1 note trustee has not been appointed at a time when the position of Class A-1 note trustee would, but for the foregoing requirement, become vacant, the issuer trustee must promptly advise the Class A-1 noteholders. A special majority of Class A-1 noteholders, being Class A-1 noteholders who hold not less than 75% of the aggregate Invested Amount of all Class A-1 notes, may appoint an Eligible Trust Corporation to act as Class A-1 note trustee.

The Security Trust Deed

General
      P.T. Limited of Level 7, 39 Hunter Street, Sydney, Australia is the security trustee. The issuer trustee will grant a floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the Secured Moneys owing to the noteholders, the redraw bondholders, the servicer, the Class A-1 note trustee in its personal capacity and for and on behalf of the Class A-1 noteholders, each paying agent, the seller, the liquidity facility provider, the standby redraw facility provider and each swap provider. These secured parties are collectively known as the Secured Creditors.

Nature of the Charge
      A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant chargee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

      A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the trust subject to the floating charge except in accordance with the master trust deed, the series supplement or any other transaction document and the manager has agreed not to direct the issuer trustee to take any such actions. If, however, the issuer trustee disposes of any of the trust assets, including any housing loan, other than in accordance with the master trust deed, the series supplement or any other transaction document, the person acquiring the property may nevertheless take it free of the floating charge. The floating charge granted over the trust assets will crystalize, which means it becomes a fixed charge, upon the occurrence of an event of default or will become fixed over the affected assets in the case of certain events of default. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the trust unless permitted in accordance with the master trust deed, the series supplement or any other transaction document.

The Security Trustee
      The security trustee is appointed to act as trustee on behalf of the Secured Creditors and holds the benefit of the charge over the trust assets in trust for each Secured Creditor on the terms and conditions of the security trust deed. If, in the security trustee's opinion, there is a conflict between the duties owed by the security trustee to any Secured Creditor or class of Secured Creditors and the interests of noteholders and redraw bondholders as a whole, the security trustee must give priority to the interests of the noteholders and redraw bondholders. In addition, the security trustee must give priority to the interests of the Class A noteholders and redraw bondholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and redraw bondholders and the interests of the Class B noteholders.

Duties and Liabilities of the Security Trustee
      The security trustee's liability to the Secured Creditors is limited to the amount the security trustee is entitled to recover through its right of indemnity from the assets held on trust by it under the security trust deed. However, this limitation will not apply to the extent that the security trustee limits its right of indemnity as a result of its own fraud, negligence or wilful default.

      The security trust deed contains a range of other provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

    . the security trustee is not required to monitor whether an event of default has occurred or compliance by the issuer trustee or manager with the transaction documents or their other activities;

    . the security trustee is not required to do anything unless its liability is limited in a manner satisfactory to it;

    . the security trustee is not responsible for the adequacy or enforceability of any transaction documents;

    . except as expressly stated in the security trust deed, the security trustee need not give to the Secured Creditors information concerning the issuer trustee or the trust which comes into the possession of the security trustee;

    . the issuer trustee gives wide ranging indemnities to the security trustee in relation to its role as security trustee; and

    . the security trustee may rely on documents and information provided by the issuer trustee or manager.

Events of Default
      Each of the following is an event of default under the security trust deed:

    . the issuer trustee retires or is removed, or is required to retire or be removed, as trustee of the trust and is not replaced within 30 days and the manager fails within a further 20 days to convene a meeting of debt security holders and beneficiaries of the Medallion Program trusts in accordance with the master trust deed;

    . the security trustee has actual notice or is notified by the manager or the issuer trustee that the issuer trustee is not entitled for any reason to fully exercise its right of indemnity against the assets of the trust to satisfy any liability to a Secured Creditor and the circumstances are not rectified to the reasonable satisfaction of the security trustee within 14 days of the security trustee requiring this;

    . the trust is not properly constituted or is imperfectly constituted in a manner or to an extent that is regarded by the security trustee acting reasonably to be materially prejudicial to the interests of any class of Secured Creditor and is incapable of being, or is not within 30 days of the discovery thereof, remedied;

    . an Insolvency Event occurs in respect of the issuer trustee in its capacity as trustee of the trust;

    . distress or execution is levied or a judgment, order or encumbrance is enforced, or becomes enforceable, over any of the assets of the trust for an amount exceeding A$1,000,000, either individually or in aggregate, or can be rendered enforceable by the giving of notice, lapse of time or fulfilment of any condition;

    .  the charge under the security trust deed:

      .  is or becomes wholly or partly void, voidable or unenforceable; or

      . loses its priority, subject only to the Prior Interest, as a first ranking charge, other than as mandatorily preferred by law or by an act or omission of the security trustee;

    . subject only to the Prior Interest, the issuer trustee attempts to create or allows to exist a security interest over the assets of the trust otherwise than in accordance with the master trust deed, the series supplement or the security trust deed;

    . the Australian Commissioner of Taxation, or its delegate, determines to issue a notice under section 74 of the Sales Tax Assessment Act 1992, section 34 of the Taxation Administration Act, 1953 or sections 260-5 to 260-20 of the Taxation Administration Act 1953 or section 218 or 255 of the Income Tax Assessment Act 1936 for any amount due by the issuer trustee in respect of any tax under any such Act or any fines and costs imposed on the issuer trustee or a governmental agency takes any other steps which will result in an amount of tax or an amount owing to a governmental agency ranking ahead of the charge with respect to any charged property under a statute; and

    . any Secured Moneys are not paid within 10 days of when due, other than amounts due to the Class B noteholders.

The security trustee may determine that any event that would otherwise be an event of default under the security trust deed will not be treated as an event of default, where this will not in the opinion of the security trustee be materially prejudicial to the interests of the Secured Creditors. However, it must not do so in contravention of any prior directions in an Extraordinary Resolution of Voting Secured Creditors. Unless the security trustee has made such an election, and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly and, in any event, within 2 business days, convene a meeting of the Voting Secured Creditors at which it shall seek at directions from the Voting Secured Creditors by way of Extraordinary Resolution regarding the action it should take as a result of that event of default.

Meetings of Voting Secured Creditors
      The security trust deed contains provisions for convening meetings of the Voting Secured Creditors to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. Meetings may also be held of a class or classes of Voting Secured Creditors under the security trust deed.

Voting Procedures
      Every question submitted to a meeting of Voting Secured Creditors shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote. A representative is a person or body corporate appointed as a proxy for a Voting Secured Creditor or a representative of a corporate Voting Secured Creditor under the Australian Corporations Law. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote. If at any meeting a poll is demanded, every person who is present shall have one vote for every A$10 of Secured Moneys owing to it, converted, in the case of the Class A-1 noteholders, to Australian dollars at either the A$ Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the currency swap, whichever produces the lowest amount in Australian dollars.

      A resolution of all the Voting Secured Creditors, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Secured Creditors.

Enforcement of the Charge
      Upon a vote at a meeting of Voting Secured Creditors called following an event of default under the security trust deed, or by a resolution in writing signed by all Voting Secured Creditors, the Voting Secured Creditors may direct the security trustee by Extraordinary Resolution to do any or all of the following:

    .  declare all Secured Moneys immediately due and payable;

    . appoint a receiver over the trust assets and determine the remuneration to be paid to that receiver;

    . sell and realize the assets of the trust and otherwise enforce the charge; or

    . take any other action as the Voting Secured Creditors may specify in the terms of such Extraordinary Resolution.

      Any enforcement action taken by the security trustee will only relate to the same rights in relation to the assets of the trust as are held by the issuer trustee. This means that even after an enforcement, the security trustee's interest in the assets of the trust will remain subject to the rights of the seller and the servicer arising under the master trust deed and the series supplement.

      No Secured Creditor is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

The Class A-1 Note Trustee as Voting Secured Creditor
      If an event of default, or any event which, with the giving of notice or lapse of time or both, would constitute an event of default, under the security trust deed occurs and is continuing, the Class A-1 note trustee must deliver notice of that event to each Class A-1 noteholder within 10 days, or sooner if required by the rules of the London Stock Exchange or any other stock exchange on which the Class A-1 notes are listed, of becoming aware of that event provided that, except in the case of a default in payment of interest and principal on the Class A-1 notes, the note trustee may withhold such notice if it determines in good faith that withholding the notice is in the interests of Class A-1 noteholders.

      The rights, remedies and discretion of the Class A-1 noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the Class A-1 note trustee on behalf of the Class A noteholders except in limited circumstances as specified in the security trust deed. The security trustee may rely on any instructions or directions given to it by the Class A-1 note trustee as being given on behalf of the Class A-1 noteholders without inquiry about compliance with the Class A-1 note trust deed.

      If any of the Class A-1 notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A-1 notes, the Class A-1 note trustee must not vote under the security trust deed to dispose of the assets of the trust unless:

    . a sufficient amount would be realized to discharge in full all amounts owing to the Class A-1 noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Class A-1 notes;

    . the Class A-1 note trustee is of the opinion, reached after considering at any time and from time to time the advice of a investment bank or other financial adviser selected by the Class A-1 note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph; or

    . the Class A-1 note trustee is so directed by the holders of 75% of the aggregate Invested Amount of the Class A-1 notes.

Limitations of Actions by the Security Trustee
      The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by an Extraordinary Resolution of the Voting Secured Creditors in accordance with the security trust deed, unless in the opinion of the security trustee the delay required to obtain such directions would be prejudicial to Secured Creditors as a class. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Secured Creditors and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

      If the security trustee convenes a meeting of the Voting Secured Creditors, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Secured Creditors before or during the meeting that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Secured Creditors to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, and put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Secured Creditors may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

Priorities under the Security Trust Deed
      The proceeds from the enforcement of the charge are to be applied in the following order of priority, subject to any statutory or other priority which may be given priority by law and subject to the application of proceeds of the termination of the currency swap as described in the next paragraph:

    . first, rateably to pay amounts owing or payable under the security trust deed to indemnify the security trustee against all loss and liability incurred by the security trustee or any receiver in acting under the security trust deed, except the receiver's remuneration, and in payment of the Prior Interest;

    . second, to pay rateably any fees due to the security trustee, the Class A-1 note trustee or the principal paying agent and the receiver's remuneration;

    . third, to pay rateably other outgoings and liabilities that the receiver, the security trustee or the Class A-1 note trustee have incurred in acting under the security trust deed, and, in the case of the Class A-1 note trustee, under the Class A-1 note trust deed;

    . fourth, to pay any security interests over the assets of the trust of which the security trustee is aware having priority to the charge under the security trust deed, other than the Prior Interest, in the order of their priority;

    . fifth, to pay the Class A-1 noteholders the proceeds, if any, of any termination payment received from a currency swap provider toward satisfaction of any Secured Moneys owing in relation to the Class A-1 notes;

    . sixth, to pay the liquidity facility provider any unutilized cash collateral lodged with the issuer trustee by the liquidity facility provider and any unpaid interest on that cash collateral;

    .   seventh, to pay the seller any unpaid Accrued Interest Adjustment;

    .   eighth, to pay rateably:

      . the Class A noteholders and redraw bondholders all other Secured Moneys owing in relation to the Class A notes and redraw bonds. For this purpose, the Secured Moneys owing in respect of the Class A notes and redraw bonds will be calculated based on a principal component of their Stated Amount and in the case of the Class A-1 notes will be converted from US dollars to Australian dollars at the A$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the currency swap, as determined by the security trustee in each case, which ever rate produces the lesser amount of Australian dollars. This will be applied:

             . first, rateably towards all unpaid interest on the Class A notes and redraw bonds; and

             . second, rateably to reduce the Stated Amount of the Class A notes and redraw bonds;

      . any other Secured Moneys owing to the liquidity facility provider;

      . any Secured Moneys owing to the standby redraw facility provider provided that for this purpose the Secured Moneys owing in respect of the principal component of the standby redraw facility will exclude unreimbursed principal charge-offs;

      .   rateably all Secured Moneys owing to each swap provider; and

      . all unpaid redraws and further advances owing to the seller and the seller deposit;

    . ninth, to pay rateably to the Class A noteholders, the redraw bondholders and the standby redraw facility provider all unreimbursed principal charge-offs constituting remaining Secured Moneys owing in respect of the Class A notes, the redraw bonds and the standby redraw facility. For this purpose, the Secured Moneys in respect of the Class A-1 notes will be converted from US dollars to Australian dollars at the A$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the currency swap, as determined by the security trustee in each case, which ever rate produces the lesser amount of Australian dollars;

    . tenth, if there are still Secured Moneys owing in respect of the Class A-1 notes, after the application of the preceding paragraphs, to pay the remaining Secured Moneys owing in relation to the Class A-1 notes;

    .   eleventh, equally to the Class B noteholders;

    . twelfth, to pay rateably to each Secured Creditor any monetary liabilities owing to that Secured Creditor under any transaction document and not satisfied under the preceding paragraphs;

    . thirteenth, to pay subsequent security interests over the assets of the trust of which the security trustee is aware, in the order of their priority; and

    . fourteenth, to pay any surplus to the issuer trustee to be distributed in accordance with the terms of the master trust deed and the series supplement. The surplus will not carry interest as against the security trustee.

Any proceeds from the termination of the currency swap must be applied first in accordance with the fifth bullet point above, with any remaining proceeds to be applied in accordance with the order of priority set out above.

Payments to Class A-1 noteholders will be effected in US$ obtained by the security trustee either from a US$ termination payment received from a currency swap provider or by converting the A$ available for such payments, based on the priority set out above, at the spot exchange rate.

      Upon enforcement of the security created by the security trust deed, the net proceeds may be insufficient to pay all amounts due on redemption to the noteholders and redraw bondholders. Any claims of the noteholders and redraw bondholders remaining after realization of the security and application of the proceeds shall be extinguished.

Security Trustee's Fees and Expenses
      The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee incurred in performing its duties under the security trust deed. The security trustee shall receive a fee in the amount agreed from time to time by the issuer trustee, the security trustee and the manager provided that the rating agencies must be given prior notice of any variation of the fee and the fee may not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond.

Retirement and Removal of the Security Trustee
      The security trustee must retire if:

    .   an Insolvency Event occurs with respect to it;

    .   it ceases to carry on business;

    . the issuer trustee, where it is a related body corporate, retires or is removed from office and the manager requires the security trustee by notice in writing to retire;

    . the Voting Secured Creditors require it to retire by an Extraordinary Resolution;

    . it breaches a material duty and does not remedy the breach with 14 days notice from the manager or the issuer trustee;

    . there is a change in ownership or effective control of the security trustee without the consent of the manager; or

    . in the case of the first security trustee only, its associated company retires or is removed as trustee of the trust.

      If the security trustee is removed, the issuer trustee, or failing it the manager, may appoint a replacement security trustee which is an authorized trustee corporation under the Australian Corporations Law with the approval of the rating agencies.

      The security trustee may retire on 3 months notice. If the security trustee retires, it may appoint an authorized trustee corporation to act in its place with the approval of the manager, which must not be unreasonably withheld, and the rating agencies. If the security trustee does not propose a replacement by one month prior to the date of its retirement, the manager is entitled to appoint a substitute security trustee which must be an authorized trustee corporation approved by the rating agencies.

      If a substitute security trustee has not been appointed at a time when the position of security trustee becomes vacant, the manager must act as security trustee and must promptly convene a meeting of Voting Secured Creditors who may by Extraordinary Resolution appoint a replacement security trustee. While the manager acts as security trustee, it is entitled to the security trustee's fee.

Amendment
      The issuer trustee, the manager, the security trustee and the Class A-1 note trustee, may alter, add to or revoke any provision of the security trust deed, subject to the limitations described below, if the alteration, addition or revocation:

    . in the opinion of the security trustee is made to correct a manifest error or is of a formal, technical or administrative nature only;

    . in the opinion of the security trustee, or of a lawyer instructed by the security trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

    . in the opinion of the security trustee is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust under the security trust deed;

    . in the opinion of the security trustee is otherwise desirable for any reason.

      If any alteration, addition or revocation referred to in the last bullet point above, in the opinion of the Class A-1 note trustee, affects the Class A-1 noteholders only or in a manner differently to Secured Creditors generally, alters the terms of the Class A-1 notes or is materially prejudicial to the interests of Class A-1 noteholders, the alteration, addition or revocation will not be effective unless the consent of Class A-1 noteholders owning 75% of the aggregate Invested Amount balance of the Class A-1 notes is obtained.

      Any alteration, addition or revocation must be notified to the rating agencies 5 Business Days in advance.

      The Class A-1 note trustee will be entitled to assume that any proposed alteration, addition or revocation will not be materially prejudicial to the interests of the Class A-1 noteholders if each of the rating agencies confirms in writing that if the alteration, addition or revocation is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Class A-1 notes by the rating agency.

      If any alteration, addition or revocation referred to above effects or purports to effect a Payment Modification it will not be effective as against a given Class A-1 noteholder unless consented to by that Class A-1 noteholder.

The Liquidity Facility

Advances and Facility Limit
      Under the liquidity facility agreement, the liquidity facility provider agrees to make advances to the issuer trustee for the purpose of meeting shortfalls between the Finance Charge Collections, Mortgage Insurance Interest Proceeds and Other Income on a distribution date and the payments to be made from the Available Income Amount, other than reimbursements of principal charge-offs or payments to the residual unitholder, on that distribution date.

      The liquidity facility provider agrees to make advances to the issuer trustee up to the liquidity limit. The liquidity limit is equal to the least of:

    .   A$48 million;

    .   the Performing Housing Loans Amount at that time; and

    . the amount agreed by the liquidity facility provider, the manager and the rating agencies.

Conditions Precedent to Drawing
      The liquidity facility provider is only obliged to make an advance if:

    . no event of default under the liquidity facility exists or will result from the provision of the advance;

    . the representations and warranties by the issuer trustee and the manager in any transaction document are true and correct as of the date of the drawdown notice and the drawdown; and

    . other than statutory priorities, the liquidity facility provider has not received notice of any security interest ranking in priority to or equal with its security interest under the security trust deed.

Interest and fees under the Liquidity Facility
      Interest accrues daily on the principal outstanding under the liquidity facility at the Bank Bill Rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable quarterly in arrears on each distribution date to the extent that funds are available for this purpose in accordance with the series supplement. Unpaid interest will be capitalized and will accrue interest from the date not paid.

      A commitment fee with respect to the unutilized portion of the liquidity limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable quarterly in arrears on each distribution date to the extent that funds are available for this purpose in accordance with the series supplement.

      The interest rate and the commitment fee under the liquidity facility may be varied by agreement between the liquidity facility provider, the issuer trustee and the manager. However, the rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a note or redraw bond.

Repayment of Liquidity Advances
      Advances under the liquidity facility are repayable on the following distribution date from the funds available for this purpose in accordance with the series supplement.

Downgrade of Liquidity Facility Provider
      If the liquidity facility provider does not have short term credit ratings of at least A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch IBCA, it must within 5 Business Days, or longer if agreed by the rating agencies, deposit in the collections account an amount equal to the unutilized portion of the liquidity limit. Following this, all drawings under the liquidity facility will be made from that deposit. If the liquidity facility provider regains the required credit ratings, the unutilized portion of that deposit will be repaid to it.

Events of Default under the Liquidity Facility Agreement
      The following are events of default under the liquidity facility:

    . the issuer trustee fails to pay to the liquidity facility provider any amount owing to it under the liquidity facility agreement within 10 Business Days of its due date where funds are available for this purpose under the series supplement;

    . the issuer trustee alters the priority of payments under the transaction documents without the consent of the liquidity facility provider; and

    . an event of default occurs under the security trust deed and any enforcement action is taken under the security trust deed.

Consequences of an Event of Default
      At any time after an event of default under the liquidity facility agreement, the liquidity facility provider may do all or any of the following:

    . declare all moneys actually or contingently owing under the liquidity facility agreement immediately due and payable; and

    .   terminate the liquidity facility.

Termination
      The liquidity facility will terminate upon the earlier to occur of:

    .   the distribution date in July, 2031;

    . the date on which the liquidity facility provider declares the liquidity facility terminated following an event of default under the liquidity facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the liquidity facility;

    .   the date one month after all notes and redraw bonds are redeemed;

    . the distribution date upon which the issuer trustee, as directed by the manager, appoints a replacement liquidity facility provider, provided that each rating agency has confirmed that this will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds; and

    . the date upon which the liquidity limit is reduced to zero by agreement between the liquidity facility provider, the manager and the rating agencies.

Increased Costs

      If, by reason of any change in law or its interpretation or administration or because of compliance with any request from a governmental agency, the liquidity facility provider incurs new or increased costs, obtains reduced payments or returns or becomes liable to make any payment based on the amount of advances outstanding under the liquidity facility agreement, the issuer trustee must pay the liquidity facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

The Standby Redraw Facility

Advances and Facility Limit
      Under the standby redraw facility agreement, the standby redraw facility provider agrees to make advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by the seller to the extent that Principal Collections, Mortgage Insurance Principal Proceeds, Other Principal Amounts and Principal Charge-off Reimbursements are insufficient to fund such redraws and further advances on a distribution date.

      The standby redraw facility provider agrees to make advances to the issuer trustee up to the redraw limit. The redraw limit is equal to the lesser of:

    .   A$50 million; and

    .   the Performing Housing Loans Amount at that time,

or such greater or lesser amount agreed by the standby redraw facility provider, the manager and the rating agencies.

Conditions Precedent to Drawing
      The standby redraw facility provider is only obliged to make an advance if:

    . no event of default under the standby redraw facility exists or will result from the provision of the advance;

    . the representations and warranties by the issuer trustee in any transaction document are true and correct as of the date of the drawdown notice and the drawdown; and

    . other than statutory priorities, the standby redraw facility provider has not received notice of any security interest ranking in priority to or equal with its security under the security trust deed.

Interest and fees under the Standby Redraw Facility
      Interest accrues daily on the principal outstanding under the standby redraw facility, adjusted for principal charge-offs and principal charge-off reimbursements as described below, at the Bank Bill Rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable quarterly in arrears on each distribution date to the extent that funds are available for this purpose in accordance with the series supplement. Unpaid interest will be capitalized and will accrue interest from the date not paid.

      A commitment fee with respect to the unutilized portion of the redraw limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable quarterly in arrears on each distribution date to the extent that funds are available for this purpose in accordance with the series supplement.

      The interest rate and the commitment fee under the standby redraw facility may be varied by agreement between the standby redraw facility provider, the issuer trustee and the manager. However, the rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a note or redraw bond.

Repayment of Standby Redraw Advances
      Advances under the standby redraw facility are repayable on the following distribution date from the funds available for this purpose in accordance with the series supplement.

     However, in certain circumstances, the principal outstanding under the standby redraw facility will be reduced by way of principal charge-off or increased by a reimbursement of principal charges-offs, as described in "Description of the Class A-1 Notes--Principal Charge-offs." The amount of principal to be repaid under the standby redraw facility on a distribution date is the outstanding principal as reduced by any principal charge-offs or increased by any principal charge-off reimbursements.

Events of Default under the Standby Redraw Facility Agreement
     The following are events of default under the standby redraw facility:

    . the issuer trustee fails to pay to the standby redraw facility provider any amount owing under the standby redraw facility agreement within 10 Business Days of its due date where funds are available for this purpose under the series supplement;

    . the issuer trustee alters the priority of payments under the transaction documents without the consent of the standby redraw facility provider; and

    . an event of default occurs under the security trust deed and any enforcement action is taken under the security trust deed.

Consequences of an Event of Default
     At any time after an event of default under the standby redraw facility agreement, the standby redraw facility provider may do all or any of the following:

    . declare all moneys actually or contingently owing under the standby redraw facility agreement immediately due and payable; and

    .   terminate the standby redraw facility.

Termination
     The term of the standby redraw facility is 364 days from the date of the standby redraw facility agreement. The term may be renewed at the option of the standby redraw facility provider if it receives a request for an extension from the manager 60 days prior to the scheduled termination. If the standby redraw facility provider agrees to an extension, the term of the standby redraw facility will be extended to the date specified by the standby redraw facility provider, which must not be more than 364 days, subject to any further agreed extension.

     The standby redraw facility will terminate upon the earlier to occur of the following:

    . the date on which the standby redraw facility provider declares the standby redraw facility terminated following an event of default under the standby redraw facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the standby redraw facility; and

    . 364 days from the date of the standby redraw facility agreement or any extension as set out above.

Increased Costs

      If by reason of any change in law or its interpretation or administration or because of compliance with any request from a governmental agency, the standby redraw facility provider incurs new or increased costs, obtains reduced payments or returns or becomes liable to any payment based on the amount of advances outstanding under the standby redraw facility agreement, the issuer trustee must pay the standby redraw facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

Servicing of the Housing Loans

Appointment and Obligations of Servicer
      Commonwealth Bank is appointed as servicer of the housing loans on the terms set out in the series supplement.

      The servicer is required to administer the housing loans in the following manner:

    .   in accordance with the series supplement;

    . in accordance with the servicer's procedures manual and policies as they apply to those housing loans, which are under regular review and may change from time to time in accordance with business judgment and changes to legislation and guidelines established by relevant regulatory bodies; and

    . to the extent not covered by the preceding paragraphs, in accordance with the standards and practices of a prudent lender in the business of originating and servicing retail home loans.

      The servicer's actions in servicing the housing loans are binding on the issuer trustee, whether or not such actions are in accordance with the servicer's obligations. The servicer is entitled to delegate its duties under the series supplement however it must not delegate a material part of its duties. The servicer at all times remains liable for the acts or omissions of any delegate to the extent that those acts or omissions constitute a breach of the servicer's obligations.

Powers
      The function of servicing the housing loans is vested in the servicer and it is entitled to service the housing loans to the exclusion of the issuer trustee. The servicer has a number of express powers, which include the power:

    . to release a borrower from any amount owing where the servicer has written-off or determined to write-off that amount or where it is required to do so by a court or other binding authority;

    . subject to the preceding paragraph, to waive any right in respect of the housing loans and their securities, except that the servicer may not increase the term of a housing loan beyond 30 years from its settlement date unless required to do so by a court or other binding authority;

    . to release or substitute any security for a housing loan in accordance with the relevant mortgage insurance policy;

    . to consent to subsequent securities over a mortgaged property for a housing loan, provided that the security for the housing loan retains priority over any subsequent security for at least the principal amount and accrued and unpaid interest on the housing loan plus any extra amount determined in accordance with the servicer's procedures manual and policies;

    . to institute litigation to recover amounts owing under a housing loan, but it is not required to do so if, based on advice from internal or external legal counsel, it believes that the housing loan is unenforceable or such proceedings would be uneconomical;

    . to take other enforcement action in relation to a housing loan as it determines should be taken; and

    . to compromise, compound or settle any claim in respect of a mortgage insurance policy or a general insurance policy in relation to a housing loan or a mortgaged property for a housing loan.

Undertakings by the Servicer
      The servicer has undertaken, among other things, the following:

    . upon being directed by the issuer trustee following a Perfection of Title Event, it will promptly take all action required or permitted by law to assist the issuer trustee to perfect the issuer trustee's legal title to the housing loans and related securities;

    . to make reasonable efforts to collect all moneys due under the housing loans and related securities and, to the extent consistent with the series supplement, to follow such normal collection procedures as it deems necessary and advisable;

    . to comply with its material obligations under each mortgage insurance policy;

    . it will notify the issuer trustee if it becomes actually aware of the occurrence of any Servicer Default or Perfection of Title Event;

    . it will obtain and maintain all authorizations, filings and registrations necessary to properly service the housing loans; and

    . subject to the provisions of the Australian Privacy Act and its duty of confidentiality to its clients, it will promptly make available to the manager, the auditor of the trust and the issuer trustee any books, reports or other oral or written information and supporting evidence of which the servicer is aware that they reasonably request with respect to the trust or the assets of the trust or with respect to all matters in respect of the activities of the servicer to which the series supplement relates.

Administer Interest Rates
      The servicer must set the interest rates to be charged on the variable rate housing loans and the monthly instalment to be paid in relation to each housing loan. Subject to the next paragraph, while Commonwealth Bank is the servicer, it must charge the same interest rates on the variable rate housing loans in the pool as it does for housing loans of the same product type which have not been assigned to the issuer trustee.

      If the basis swap has terminated while any notes or redraw bonds are outstanding then, unless the issuer trustee has entered into a replacement basis swap or other arrangements which the rating agencies have confirmed will not result in a reduction, qualification or withdrawal of the credit ratings assigned to the notes or redraw bonds, the servicer must, subject to applicable laws, adjust the rates at which interest set-off benefits are calculated under the mortgage interest saver accounts to rates which produce an amount of income which is sufficient to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due. If rates at which such interest set-off benefits are calculated have been reduced to zero and the amount of income produced by the reduction of the rates on the mortgage interest saver accounts is not sufficient, the servicer must ensure that the weighted average of the variable rates charged on the housing loans is sufficient, subject to applicable laws, including the Australian Consumer Credit Code, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due.

Collections
      The servicer will receive collections on the housing loans from borrowers. The servicer must deposit any collections into the collections account within 5 Business Days following its receipt. However if the collections account is permitted to be maintained with the servicer and:

    . the servicer has short term credit ratings of A-1+ from Standard & Poor's, P-1 from Moody's and F1+ from Fitch IBCA or, when the seller is the servicer, F1 from Fitch IBCA, it may retain collections until 10:00 am on the day which is 2 Business Days before the distribution date following the end of the relevant collection period;

    . the servicer has short term credit ratings of no lower than A-1 from Standard & Poor's, P-1 from Moody's and F1 from Fitch IBCA, it may retain collections until 10.00 am on the Business Day which is the earlier of 30 days from receipt and 2 Business Days before the distribution date following the end of the relevant collection period. However, while the sum of all collections held by the servicer and the value of any Authorized Short-Term Investments which are with, or issued by, a bank or financial institution which has a short-term credit rating of A-1 from Standard & Poor's, exceeds 20% of the aggregate of the Stated Amounts of the notes and redraw bonds, the servicer will only be entitled to retain any additional collections received for 2 Business Days following receipt; and

    . the servicer has no credit ratings or has short term credit ratings of lower than A-1 from Standard & Poor's, lower than P-1 from Moody's or lower than F1 from Fitch IBCA, it may retain collections for 2 Business Days following receipt.

     After the applicable period referred to above, the servicer must deposit the collections into the collections account.

     If collections are retained by the servicer in accordance with the first two paragraphs above, the servicer may retain any interest and other income derived from those collections but must when depositing the collections into the collections account also deposit interest on the collections retained equal to the interest that would have been earned on the collections if they had been deposited in the collections account within 5 Business Days of their receipt by the servicer.

Servicing Compensation and Expenses
     The servicer is entitled to a quarterly fee, payable in arrears on each distribution date.

     The servicer's fee may be varied by agreement between the issuer trustee, the manager and the servicer provided that the rating agencies are notified and the servicer's fee is not varied if it would cause a reduction, qualification or withdrawal in the credit rating of a note or redraw bond.

     If the servicer becomes liable to remit to a governmental agency an amount of Australian goods and services tax in connection with the trust, the servicer will pay goods and services tax on its own account and will not be entitled to any reimbursement from the assets of the trust. However, the fees payable to the servicer may be adjusted, in accordance with the series supplement.

     The manager and the servicer may from time to time agree to adjust the servicing fee subject to written confirmation from the rating agencies that the adjustment will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the notes. Any adjustments will be effective following written notice of the adjustment by the manager to the issuer trustee.

     The servicer must pay from its own funds all expenses incurred in connection with servicing the housing loans except for expenses in connection with the enforcement of any housing loan or its related securities, the recovery of any amounts owing under any housing loan or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers, which amounts are recoverable from the assets of the trust.

Liability of the Servicer
     The servicer will not be liable for any loss incurred by any noteholder, any redraw bondholder, any creditor of the trust or any other person except to the extent that such loss is caused by a breach by the servicer or any delegate of the servicer of the series supplement or any fraud, negligence or wilful default by the servicer. In addition, the servicer will not be liable for any loss in respect of a default in relation to a housing loan in excess of the amount outstanding under the housing loan at the time of default less any amounts that the issuer trustee has received or is entitled to receive under a mortgage insurance policy in relation to that housing loan.

Removal, Resignation and Replacement of the Servicer
      If the issuer trustee has determined that the performance by the servicer of its obligations under the series supplement is no longer lawful and there is no reasonable action that the servicer can take to remedy this, or a Servicer Default is subsisting, the issuer trustee must by notice to the servicer immediately terminate the rights and obligations of the servicer and appoint another bank or appropriately qualified organization to act in its place.

A Servicer Default occurs if:

    . the servicer fails to remit any collections or other amounts received within the time periods specified in the series supplement and that failure is not remedied within 5 Business Days, or such longer period as the issuer trustee may agree, of notice of that failure given by the manager or the issuer trustee;

    . the servicer fails to prepare and transmit the information required by the manager by the date specified in the series supplement and that failure is not remedied within 20 Business Days, or such longer period as the issuer trustee may agree, of notice of that failure given by the manager or the issuer trustee and has or will have an Adverse Effect as reasonably determined by the issuer trustee;

    . a representation, warranty or certification made by the servicer in a transaction document or in any certificate delivered pursuant to a transaction document proves incorrect when made and has or will have an Adverse Effect as reasonably determined by the issuer trustee and is not remedied within 60 Business Days after receipt by the servicer of notice from the issuer trustee requiring remedy;

    .  an Insolvency Event occurs in relation to the servicer;

    . if the servicer is the seller and is acting as custodian, it fails to deliver all the mortgage documents to the issuer trustee following a document transfer event in accordance with the series supplement and does not deliver to the issuer trustee the outstanding documents within 20 Business Days of receipt of a notice from the issuer trustee specifying the outstanding documents;

    . the servicer fails to adjust the rates on the mortgage interest saver accounts or fails to maintain the required threshold rate on the housing loans following termination of the basis swap and that failure is not remedied within 20 Business Days of its occurrence; or

    . the servicer breaches its other obligations under a transaction document and that breach has or will have an Adverse Effect as reasonably determined by the issuer trustee and:

      . the breach is not remedied within 20 Business Days after receipt of notice from the trustee or manager requiring its remedy; and

      . the servicer has not paid satisfactory compensation to the issuer trustee.

      The servicer may voluntarily retire if it gives the issuer trustee 3 months' notice in writing or such lesser period as the servicer and the issuer trustee agree. Upon retirement the servicer may appoint in writing any other corporation approved by the issuer trustee, acting reasonably. If the servicer does not propose a replacement by one month prior to its proposed retirement, the issuer trustee may appoint a replacement.

      Pending the appointment of a new servicer, the issuer trustee will act as servicer and will be entitled to the servicer's fee.

      The appointment of a substitute servicer is subject to confirmation from the rating agencies that the appointment will not cause a reduction, qualification or withdrawal in the credit ratings of the notes or redraw bonds.

Seller Deposit
      If the seller has a short-term deposit credit rating by Moody's of less than P-1 or such other rating as is agreed between the issuer trustee, the seller, the manager and Moody's or has a long term deposit credit rating assigned by Standard & Poor's or Fitch IBCA of less than BBB or such other rating as is agreed between the issuer trustee, the seller, the manager and Standard & Poor's or Fitch IBCA, as the case may be, it must in respect of set-off risk in relation to the trust:

    . deposit or maintain in an account, which may be the collections account provided it is held with an entity with a short term credit rating of A-1+ by Standard & Poor's, on each distribution date, after giving effect to the payments to be made on that distribution date, an amount being the higher of: the amount specified by Standard & Poor's from time to time; or the amount determined in accordance with the series supplement or otherwise agreed by Moody's or Fitch IBCA. This deposit may be utilized by the issuer trustee to meet any liabilities of the seller to the issuer trustee in relation to the exercise of set-off rights in relation to the housing loans, which the seller has not met within 20 Business Days of notice from the issuer trustee or the manager; or

    . enter into such other arrangement from time to time agreed between the seller and the relevant rating agency so as to ensure that rating agency does not reduce, qualify or withdraw any credit rating assigned by it to the notes or redraw bonds.

Custody of the Housing Loan Documents

Document Custody
      The seller will retain all documents relating to the housing loans, their securities and, where applicable, the certificates of title to property subject to those securities, until a transfer of the housing loan documents to the issuer trustee as described below.

      The seller's duties and responsibilities as custodian include:

    . holding the housing loan documents in accordance with its standard safe keeping practices and in the same manner and to the same extent as it holds its own documents;

    . marking and segregating the security packages containing the housing loan documents in a manner to enable easy identification by the issuer trustee when the issuer trustee is at the premises where the housing loan documents are located with a letter provided by the seller explaining how those security packages are marked or segregated;

    .  maintaining reports on movements of the housing loan documents;

    . providing to the issuer trustee prior to the closing date and on each distribution date computer diskettes containing certain information in relation to the storage of the housing loan documents and the borrower, mortgaged property and housing loan account number in relation to each housing loan; and

    . curing any deficiencies noted by the auditor in a document custody auditor report.

Audit
      The seller will be audited by the auditor of the trust on an annual basis in relation to its compliance with its obligations as custodian of the housing loan documents and will be instructed to provide a document custody audit report. The document custody audit report will grade the seller from "A" (good) to "D" (adverse). If the seller receives an adverse document custody audit report, the issuer trustee must instruct the auditor to conduct a further document custody audit report.

Transfer of Housing Loan Documents
      If:

    . an adverse document custody audit report is provided by the auditor and a further report, conducted no earlier than one month nor later than two months after the first report, is also an adverse report;

    . the issuer trustee replaces Commonwealth Bank as the servicer when entitled to do so; or

    . the long term debt rating of the seller is downgraded below BBB by Standard & Poor's or Fitch IBCA or Baa2 by Moody's or such other rating as is agreed between the manager, the servicer and the relevant rating agency, the seller, upon notice from the issuer trustee, must transfer custody of the housing loan documents to the issuer trustee. This obligation will be satisfied if the seller delivers the housing loan documents in relation to 90% by number of the housing loans within 5 Business Days of that notice and the balance within 10 Business Days of that notice.

      In addition, if:

    . the issuer trustee declares that a Perfection of Title Event has occurred other than a Servicer Default referred to in the next bullet point; or

    . the issuer trustee considers in good faith that a Servicer Default has occurred as a result of a breach of certain of the servicer's obligations which has or will have an Adverse Effect which is not remedied within the required period, and the issuer trustee serves a notice on the servicer identifying the reasons why it believes that has occurred, the seller must, immediately following notice from the issuer trustee, transfer custody of the mortgage documents to the issuer trustee.

      The seller is not required to deliver housing loan documents that are lodged with a governmental agency or lost but must provide a list of these to the issuer trustee and deliver them upon receipt or take steps to replace them, as applicable.

Reappointment of Seller as Custodian
      The issuer trustee may, following a transfer of housing loan documents, reappoint the seller as custodian of the housing loan documents provided that the rating agencies confirm that this will not cause a reduction, qualification or withdrawal in the credit rating of any note or redraw bond.

Clean-Up and Extinguishment
      The seller will have certain rights to extinguish the issuer trustee's interest in the housing loans and their related securities, mortgage insurance policies and other rights, or to otherwise regain the benefit of the housing loans and their related securities, mortgage insurance policies and other rights, if:

    . the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans on March 18, 2000 has occurred or is expected to occur on or before the next distribution date; or

    .  both of the following events occur:

      . the next distribution date is the distribution date falling in July, 2007 or the issuer trustee will be entitled to redeem the notes and redraw bonds because of the imposition of a withholding or other tax; and

      . the seller has previously notified the manager that the Australian Prudential Regulation Authority will permit the seller to exercise its rights to extinguish the issuer trustee's interest in the housing loans notwithstanding that the total principal outstanding on the housing loans is greater than 10% of the total principal outstanding on the housing loans on March 18, 2000.

The seller may only exercise those rights by paying to the issuer trustee on a distribution date the amount determined by the manager to be the aggregate of the Fair Market Value as at the last day of the immediately preceding accrual period of the housing loans. If any notes or redraw bonds are outstanding the seller will not be able to exercise those rights unless the amount to be paid by the seller to the issuer trustee will be sufficient to redeem the notes and redraw bonds in full. In addition, the seller may not exercise those rights where the issuer trustee's right to redeem the notes and redraw bonds arises from the imposition of a tax or duty applicable only to the Class A-1 notes and the holders of 75% of the aggregate Invested Amount of the Class A-1 notes have elected that they do not require the issuer trustee to redeem the Class A-1 notes.

                                  The Servicer

Servicing of Housing Loans
      Under the series supplement, Commonwealth Bank will be appointed as the initial servicer of the housing loans. The day to day servicing of the housing loans will be performed by the servicer at Commonwealth Bank's loan processing centers, presently located in Sydney, Melbourne, Brisbane, Perth and Adelaide, and at Commonwealth Bank's retail branches and telephone banking and marketing centers. Servicing procedures undertaken by loan processing centres include partial loan security discharges, loan security substitutions, consents for subsequent mortgages and arrears management. Customer enquiries are dealt with by the retail branches and telephone banking and marketing centers. For a further description of the duties of the servicer, see "Description of the Transaction Documents--The Servicing of the Housing Loans."

Collection and Enforcement Procedures
      Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. A borrower may elect to make his or her repayments weekly or fortnightly so long as the equivalent of the minimum monthly repayment is received on or before the monthly installment due date. Borrowers often select repayment dates to coincide with receipt of their salary or other income. In addition to payment to a retail branch by cash or cheque, housing loan repayments may be made by direct debit to a nominated bank account or direct credit from the borrower's salary by their employer. At present over 90% of scheduled repayments on the housing loans are made by way of direct debits to a nominated bank account.

      Commonwealth Bank credits repayments to an individual housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant housing loan account.

      A housing loan is subject to action in relation to arrears of payment whenever the monthly repayment is not paid by the monthly installment due date. However, under the terms of the housing loans, borrowers may prepay amounts which are additional to their required monthly repayments to build up a "credit buffer," being the difference between the total amount paid by them and the total of the monthly repayments required to be made by them. If a borrower subsequently fails to make some or all of a required monthly repayment, the servicing system will apply the amount not paid against the credit buffer until the total amount of missed payments exceeds the credit buffer. The housing loan will be considered to be arrears only in relation to that excess. See "Commonwealth Bank Residential Loan Program--Payment Holidays."

      Commonwealth Bank's automated collections system identifies all housing loan accounts which are in arrears and produces lists of those housing loans. The collection system allocates overdue loans to designated collection officers within Commonwealth Bank who take action in relation to the arrears.

      Actions taken by Commonwealth Bank in relation to delinquent accounts will vary depending on a number of elements, including the following and, if applicable, with the input of a mortgage insurer:

    .  arrears history;

    .  equity in the property; and

    .  arrangements made with the borrower to meet overdue payments.

If satisfactory arrangements cannot be made to rectify a delinquent housing loan, legal notices are issued and recovery action is initiated by Commonwealth Bank. This includes, if Commonwealth Bank obtains possession of the mortgaged property, ensuring that the mortgaged property supporting the housing loan still has adequate general home owner's insurance and that the upkeep of the mortgaged property is maintained. Recovery action is arranged by experienced collections staff in conjunction with internal or external legal advisers. A number of sources of recovery are pursued including the following:

    .  voluntary sale by the mortgagor;

    .  guarantees;

    .  government assistance schemes;

    .  mortgagee sale; and

    .  claims on mortgage insurance.

It should be noted that Commonwealth Bank reports all actions that it takes on overdue housing loans to the relevant mortgage insurer where required in accordance with the terms of the mortgage insurance policies.

Collection and Enforcement Process
      When a housing loan is more than 7 days delinquent a call to the borrower is made to seek full and immediate clearance of all arrears. In the absence of successful call contact arrears follow-up letters to the borrower are sent. If the housing loans have a direct debit payment arrangement, a sweep of the nominated account is made to rectify the arrears.

      When a housing loan reaches 60 days delinquent, a default notice is sent advising the borrower that if the matter is not rectified within a period of 30 days, Commonwealth Bank is entitled to commence enforcement proceedings without further notice. Normally a further notice will be issued to a borrower on an account which is 90 days delinquent advising the borrower that failure to comply within 30 days will result in Commonwealth Bank exercising its power of sale. At 120 days delinquent, a letter of demand and notice to vacate is issued to the borrower, followed by a statement of claim at 150 days delinquent. Once a statement of claim is served, Commonwealth Bank can then enter judgement in the Supreme Court. The borrower is given up to 40 days to file a notice of appearance and defense and, failing this, Commonwealth Bank will then have judgment entered and will apply for a writ of possession whereby the sheriff will set an eviction date. Appraisals and valuations are ordered and a reserve price is set for sale by way of auction or private treaty. These time frames assume that the borrower has either taken no action or has not honored any commitments made in relation to the delinquency to the satisfaction of the Commonwealth Bank and the mortgage insurers.

      It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

      The collection and enforcement procedures may change from time to time in accordance with business judgment and changes to legislation and guidelines established by the relevant regulatory bodies.

Servicer Delinquency Experience

      The following table summarizes the delinquency and loss experience of Commonwealth Bank's home loan portfolio. All loans were originated and are serviced by Commonwealth Bank.

             Commonwealth Bank One-to-Four-Family Residential Loans


                           June     June     June     June     June December
                       30, 1995 30, 1996 30, 1997 30, 1998 30, 1999 31, 1999
                       -------- -------- -------- -------- -------- --------
Outstanding Balance
 (A$m)                   26,690   30,335   35,833   40,196   44,974   47,384
Number of Loans         502,148  549,789  624,585  642,919  651,753  654,637
% Arrears by Number
30-59 days                0.54%    0.60%    0.61%    0.51%    0.40%    0.38%
60-89 days                0.29%    0.29%    0.27%    0.20%    0.15%    0.13%
90-119 days               0.18%    0.18%    0.14%    0.13%    0.08%    0.06%
120+days                  0.60%    0.58%    0.41%    0.36%    0.23%    0.17%
                       -------- -------- -------- -------- -------- --------
Total                     1.61%    1.65%    1.43%    1.20%    0.86%    0.74%
                       -------- -------- -------- -------- -------- --------
% Arrears by Balances
30-59 days                0.62%    0.73%    0.74%    0.63%    0.45%    0.40%
60-89 days                0.35%    0.37%    0.36%    0.25%    0.18%    0.14%
90-119 days               0.22%    0.24%    0.19%    0.17%    0.11%    0.07%
120+days                  0.76%    0.81%    0.58%    0.45%    0.29%    0.20%
                       -------- -------- -------- -------- -------- --------
Total                     1.95%    2.15%    1.87%    1.50%    1.03%    0.81%
                       -------- -------- -------- -------- -------- --------
Net Losses (A$m)            6.4      5.1      8.6     10.0      8.8      3.9
Net Losses as % of
 Average Balances        0.026%   0.018%   0.026%   0.026%   0.021%   0.017%
                       ======== ======== ======== ======== ======== ========

      Loan losses for each period are net of recoveries including claims under mortgage insurance policies in respect of loans with an LTV of greater than 80%. Percentage losses are calculated based on the average outstanding balance for the period and annualized for the half year ending 31 December 1999.

      The servicer does not have available details of its foreclosure experience. It is the servicer's policy on enforcement of a housing loan to enter into possession of the mortgaged property as mortgagee in possession rather than to foreclose on the mortgage. See "The Servicer--Collection and Enforcement Process". The servicer has undertaken to collect details of its mortgagee in possession experience for the housing loans in the pool on an ongoing basis.

      There can be no assurance that the delinquency and loss experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and loss experience of the servicer's mortgage portfolio set forth in the foregoing table. The statistics shown in the preceding table represent the delinquency and loss experience for the total residential mortgage portfolio for each of the years presented, whereas the aggregate delinquency and loss experience on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool. Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and losses could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and losses with respect to the housing loan pool. You should note that Australia experienced a period of relatively low and stable interest rates during the period covered in the preceding tables. The Reserve Bank of Australia has increased interest rates by 0.75% since October, 1999. If interest rates were to rise significantly, it is likely that the rate of delinquencies and losses would increase.

                      Prepayment and Yield Considerations

      The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

General
      The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

Prepayments
      Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

    .  refinancing by mortgagors with other financiers;

    . receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

    . receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

    . repurchase by the seller as a result of a breach by it of certain representations, if any;

    . repurchase by the seller upon a further advance being made which exceeds the then scheduled balance of the housing loan by more than one scheduled monthly installment;

    . repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

    . receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; and

    . receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either

      .  repurchased by Commonwealth Bank under its right of first refusal;
         or

      .  sold to a third party.

      The prepayment amounts described above are reduced by repayment to the seller of redraws and further advances as described in "Commonwealth Bank Residential Loan Programme--Special Features of the Housing Loans--Redraws and Further Advances."

      Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

    .  the degree to which a note is purchased at a discount or premium; and

    . the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

      A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

Weighted Average Lives
      The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

      Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

      The following tables are based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither of the seller nor the manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

      The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

      For the purpose of the following tables, it is assumed that:

    .  the housing loan pool consists of fully-amortizing housing loans;

    .  the cut-off date is the close of business on March 18, 2000;

    .  closing date for the notes is March 27, 2000;

    .  a weighted average interest rate on housing loans of 6.56%;

    . a weighted average remaining term to maturity of housing loans of 289 months;

    . payments on the notes are made on the quarterly payment date, regardless of the day on which payment actually occurs, commencing in July 2000 and are made in accordance with the priorities described in this prospectus;

    . the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

    . the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month, except in the month of March, in which case, payments are calculated based on a rateable share of one month's collections, assuming a start date of the close of business March 18, 2000, with no defaults;

    . there are no redraws, substitutions or payment holidays with respect to the housing loans;

    . all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

    . principal collections are distributed according to the rules of distribution set forth in this prospectus;

    .  all payments under the swaps are made as scheduled;

    . the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life--To Call (Years)"; and

    .  the exchange rate is US$ 0.6180=A$1.00

      It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

      In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

    . multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

    .  summing the results, and

    . dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

    Percent of Initial Principal Outstanding at the Following Percentages of
                            Constant Prepayment Rate

Date                              0%    10%   15%   20%   22%   25%   35%   45%
----                            ------ ----- ----- ----- ----- ----- ----- -----
Initial Percent................   100%  100%  100%  100%  100%  100%  100%  100%
22-April-01....................    99%   91%   87%   83%   82%   79%   71%   63%
22-April-02....................    97%   80%   73%   65%   62%   58%   45%   34%
22-April-03....................    95%   71%   60%   51%   48%   43%   29%   18%
22-April-04....................    93%   62%   50%   40%   36%   31%   18%   10%
22-April-05....................    90%   55%   41%   31%   27%   23%   11%    5%
22-April-06....................    88%   48%   34%   24%   21%   17%    7%    3%
22-April-07....................    86%   42%   28%   19%   16%   12%    5%    1%
22-April-08....................    83%   36%   23%   15%   12%    9%    3%    1%
22-April-09....................    80%   31%   19%   11%    9%    6%    2%    0%
22-April-10....................    77%   27%   16%    9%    7%    5%    1%    0%
22-April-11....................    73%   23%   13%    7%    5%    3%    1%    0%
22-April-12....................    70%   20%   10%    5%    4%    2%    0%    0%
22-April-13....................    66%   17%    8%    4%    3%    2%    0%    0%
22-April-14....................    62%   14%    7%    3%    2%    1%    0%    0%
22-April-15....................    58%   12%    5%    2%    1%    1%    0%    0%
22-April-16....................    53%   10%    4%    2%    1%    1%    0%    0%
22-April-17....................    48%    8%    3%    1%    1%    0%    0%    0%
22-April-18....................    43%    7%    2%    1%    1%    0%    0%    0%
22-April-19....................    37%    5%    2%    1%    0%    0%    0%    0%
22-April-20....................    31%    4%    1%    0%    0%    0%    0%    0%
22-April-21....................    25%    3%    1%    0%    0%    0%    0%    0%
22-April-22....................    18%    2%    1%    0%    0%    0%    0%    0%
22-April-23....................    11%    1%    0%    0%    0%    0%    0%    0%
22-April-24....................     3%    0%    0%    0%    0%    0%    0%    0%
22-April-25....................     0%    0%    0%    0%    0%    0%    0%    0%
22-April-26....................     0%    0%    0%    0%    0%    0%    0%    0%
Weighted Average Life--
  To Maturity (Years).......... 15.263 7.134 5.330 4.164 3.811 3.369 2.376 1.787
  To Call (Years)..............  6.587 4.768 4.078 3.502 3.299 3.022 2.170 1.623

                                Use of Proceeds

      The net proceeds from the sale of the Class A-1 notes, after being
exchanged pursuant to the currency swap, will amount to A$   and will be used
by the issuer trustee, along with the proceeds from the issue of the Class A-2 notes and the Class B notes, to acquire from the seller equitable title to the housing loans and related securities.

                       Legal Aspects of the Housing Loans

      The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that State.

General
      There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower or guarantor, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of Commonwealth Bank.

Nature of Housing Loans as Security
      There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title." Each housing loan in the pool will be secured by Torrens title land.

      "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

      Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

      Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title," "stratum title" or "residential Crown leasehold."

Strata title and Stratum title
      "Strata title" and "stratum title" were developed to enable the creation of, and dealings with, apartment units which are similar to condominiums in the United States, and are governed by the legislation of the State or Territory in which the property is situated. Under both strata title and stratum title, each proprietor has title to, and may freely dispose of, their apartment unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by a "body corporate" or a "service company" for the benefit of the individual proprietors. All proprietors are members of the body corporate or service company, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors. In general, the body corporate or service company will have a charge (either registered or created by statute) over the units of its members to secure fees payable by the members or will have rights enforceable against any assignee of a member. This charge, or those rights as a matter of practice, will take priority over the mortgage securing the housing loan.

      Only Torrens title land can be the subject of strata or stratum title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata or stratum proprietor.

Residential Crown Leasehold
      All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as Crown leasehold. Mortgaged residential property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

    . cannot have a term exceeding 99 years, although the term can be extended in effect under a straightforward administrative process, whereby the existing lease is surrendered and a new lease is granted for a term not exceeding 99 years, unless the Commonwealth or Australian Capital Territory Government considers that the land is required for a public purpose; and

    .  is subject to a nominal rent of 5 cents per annum on demand.

      As with other Torrens title land, the mortgagor's leasehold interest in the land is entered in a central register and, subject to some exceptions, the mortgagor may deal with its residential leasehold interest, including granting a mortgage over the property, without consent from the government.

      In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

      Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

Taking Security Over Land
      The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

      Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

      In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

      In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

      Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

Commonwealth Bank as Mortgagee
      Commonwealth Bank is, and until a Perfection of Title Event occurs, intends to remain, the registered mortgagee of all the mortgages. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

      Prior to any Perfection of Title Event, Commonwealth Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Perfection of Title Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to it by Commonwealth Bank, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the manager is entitled to lodge caveats on the register publicly to notify its interest in the mortgages (and must do so if it has not commenced to take all necessary steps to perfect its legal title within 30 Business Days of its declaration that a Perfection of Title Event has occurred).

Enforcement of Registered Mortgages
      Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

    . The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

    . The mortgagee may, in limited circumstances, lease the property to third parties.

    . The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

    . The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

    . The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

      A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

Penalties and Prohibited Fees
      Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. A default interest rate will not be a penalty if the amount payable on default is a genuine pre-estimate of the loss that the lender will suffer as a result of the default. The Consumer Credit Code does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Law, where a company is being wound up, a loan is voidable if it is an unfair loan. A loan will only be unfair if the interest or charges on the loan were extortionate when the loan was made or have become extortionate because of a variation.

      The Consumer Credit Code requires that certain fees or charges to be levied by the lender must be provided for in the contract, otherwise they cannot be levied. The regulations under the Consumer Credit Code may also from time to time prohibit certain fees and charges. There are none currently so prohibited. The Consumer Credit Code also requires that establishment fees, early termination fees and prepayment fees must not be unconscionable otherwise they may be reduced or set aside.

Bankruptcy and Insolvency
      The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

    .  the disposition was made to defraud creditors; or

    . the disposition was made by an insolvent debtor within a prescribed period and that disposition had the effect of giving a creditor a preference, priority or advantage over other creditors.

      The insolvency of a company is governed by the Corporations Law of the relevant Australian jurisdiction. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a housing loan or a mortgage which is voidable under the Corporations Law because it is an uncommercial transaction, or an unfair preference to a creditor and that transaction occurs:

    . when the company is insolvent, or an act is done, or an omission is made, to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of, or because of matters including, the entering into of the transaction or the doing of an act, or the making of an omission, to give effect to the transaction; and

    . within a prescribed period prior to the commencement of the winding up of the company.

      A liquidator may also avoid a housing loan if it is an unfair loan being a loan in relation to which an extortionate interest rate or charges are levied.

Environmental
      Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the states. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all states, lenders are expressly excluded from the definitions of one or more of these categories.

      Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

      Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

Insolvency Considerations
      The current transaction is intended to mitigate insolvency risk. For example, the equitable assignment of the housing loans by Commonwealth Bank to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of Commonwealth Bank in the event of the insolvency of Commonwealth Bank. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of the insolvency of the issuer trustee.

      If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of the trust, the security trust deed may be enforced by the security trustee at the direction of the Voting Secured Creditors. See "Description of the Transaction Documents--Security Trust Deed--Enforcement of the Charge." The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed or is a creditor of the trust with a right of subrogation to the issuer trustee's lien over the assets of the trust. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents--The Security Trust Deed--Priorities under the Security Trust Deed." If the proceeds from enforcement of the security trust deed are not sufficient to redeem the Class A-1 notes in full, some or all of the Class A-1 noteholders will incur a loss.

Tax Treatment of Interest on Australian Housing Loans
      Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.

Consumer Credit Code
      Under the Australian Consumer Credit Code, a borrower has the right to apply to a court to do the following, among other things:

    . vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

    . reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

    . have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

    . obtain an order for a civil penalty against the seller, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

    . obtain restitution or compensation from the seller in relation to breaches of the Consumer Credit Code in relation to a housing loan.

      The issuer trustee will become liable for compliance with the Consumer Credit Code if it acquires legal title to the housing loans. It will take this legal title subject to any breaches of the Consumer Credit Code by the seller. In particular, once the issuer trustee acquires legal title it may become liable to orders of the type referred to in the last two bullet points listed above in relation to breaches of the Consumer Credit Code. Any order under the Consumer Credit Code may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the Class A-1 notes. The servicer will indemnify the issuer trustee against any liability under the Consumer Credit Code in relation to the trust where the events giving rise to that liability occur before a Perfection of Title Event and against any such liability where the events giving rise to that liability occur after a Perfection of Title Event to the extent that they arise from a Servicer Default or a failure of the servicer to comply with its obligations under any transaction document.

                    United States Federal Income Tax Matters

Overview
      The following is a summary of all material United States federal income tax consequences of the purchase, ownership and disposition of the Class A-1 notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown & Platt, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

      Mayer, Brown & Platt has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss all material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the Class A-1 notes. However, the following discussion does not discuss and Mayer, Brown & Platt is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the Class A-1 notes by investors that are given special treatment under the United States federal income tax laws, including:

    .  banks and thrifts;

    .  insurance companies;

    .  regulated investment companies;

    .  dealers in securities;

    . investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

    .  foreign investors;

    .  trusts and estates; and

    . pass-through entities, the equity holders of which are any of the foregoing.

      Additionally, the discussion regarding the Class A-1 notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the Class A-1 notes as "capital assets" within the meaning of Section 1221 of the Code.

      It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A-1 notes, including the advisability of making any election discussed under "Market Discount."

      The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the Class A-1 notes, in the opinion of Mayer, Brown & Platt, the issuer trustee will not be subject to United States federal income tax.

General
      Mayer, Brown & Platt is of the opinion that you will be required to report interest income on the Class A-1 notes you hold in accord with your method of accounting.

Sale of Notes
      Mayer, Brown & Platt is of the opinion that if you sell a Class A-1 note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the Class A-1 note. Your adjusted tax basis in a note will equal your cost for the Class A-1 note, decreased by any amortized premium and any payments other than interest made on the Class A-1 note and increased by any market discount or original issue discount previously included in income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the Class A-1 note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

Market Discount
      In the opinion of Mayer, Brown & Platt, you will be considered to have acquired a Class A-1 note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

      In the case of a sale or other disposition of a Class A-1 note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

      In the case of a partial principal payment of a Class A-1 note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

      Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the Class A-1 notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

    . for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

    . for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

      Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a Class A-1 note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

      Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

      Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

Premium
      In the opinion of Mayer, Brown & Platt, you will generally be considered to have acquired a Class A-1 note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a Class A-1 note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the Class A-1 notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

Backup Withholding
      Mayer, Brown & Platt is of the opinion that, backup withholding taxes will be imposed on payments to you at the rate of 31% on interest paid, and original issue discount accrued, if any, on the Class A-1 notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the Class A-1 notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

      Recently, the Treasury Department issued new regulations which modify the backup withholding and information reporting rules described in this section. The new regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. We suggest that you consult your own tax advisors regarding these new regulations.

                             Australian Tax Matters

      The following statements with respect to Australian taxation are the material tax consequences to the United States Class A-1 noteholders of holding Class A-1 notes and are based on advice received by the manager. It is suggested that purchasers of Class A-1 notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the ownership of or any dealing in the Class A-1 notes.

Payments of Principal, Premiums and Interest
      Under existing Australian tax law, non-resident holders of notes or interests in any global note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes. A premium on redemption would generally be treated as an amount in the nature of interest for this purpose.

      Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

      These conditions are:

    . the issuer trustee is a company that is a resident of Australia when it issues the notes and when interest, as defined in section 128A
       (1AB) of the Income Tax Assessment Act, is paid; and

    . the notes, or a global bond or note or interests in such a global bond or note, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Income Tax Assessment Act.

      The issuer trustee will seek to issue the Class A-1 notes and interests in any global Class A-1 note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Income Tax Assessment Act including by listing the Class A-1 notes.

      The public offer test will not be satisfied if the issuer trustee knew or had reasonable grounds to suspect that the Class A-1 notes were being or would later be acquired directly or indirectly by an associate of the issuer trustee within the meaning of that section, other than in the capacity of a dealer, manager or underwriter in relation to the placement of a note. "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, its associated companies, the beneficiaries of the trust, and any "associates" of those beneficiaries. Thus the relevant associates of the issuer trustee in the present case will be the associates of Perpetual Trustee Company Limited, Commonwealth Bank as the residual unitholder of the trust and the associates of Commonwealth Bank and the other beneficiaries of the trust, if any, from time to time.

      The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee within the meaning of section 128F of the Income Tax Assessment Act, which, as discussed, would be an associate of the residual unitholder, if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate.

      If, for any reason, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty titled "Convention for the Avoidance of Double Taxation and the

Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia may apply. This treaty provides that interest which has its source in Australia, and to which a United States resident, as defined in the treaty and who is entitled to the benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed 10% of the gross amount of interest. However, this provision will not apply where the indebtedness giving rise to the interest entitlement is effectively connected with:

    . the United States resident beneficial owner's permanent establishment, at or through which it carries on business in Australia; or

    . the United States resident beneficial owner's fixed base, situated in Australia, from which it performs independent personal services.

Profit on Sale
      Under existing Australian law, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the notes provided that:

    . the notes are not held, and the sale or disposal does not occur, as part of a business carried on, at or through a permanent establishment in Australia; and

    .  the profits do not have an Australian source.

      The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit would not be expected to have an Australian source.

      However, there are specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes and which amounts are not covered by the exemption conditions in section 128F of the Income Tax Assessment Act. These rules can apply when:

    . notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the notes in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia; or

    . notes are sold to an Australian resident in connection with a "washing arrangement" as defined in section 128A (1AB) of the Income Tax Assessment Act.

Goods and Services Tax
      From July 1, 2000, a goods and services tax will be payable by all entities which make taxable supplies in Australia. If an entity, such as the issuer trustee, makes any taxable supply on or after July 1, 2000, it will have to pay goods and services tax equal to 1/11th of the total value of the consideration for that supply. However, on the basis of the current goods and services tax legislation and regulations, the issue of the Class A-1 notes and the payment of interest or principal on the Class A-1 notes to you will not be taxable supplies.

      If the supply is

    . ""GST free," the issuer trustee does not pay a goods and services tax on the supply and can obtain goods and services tax credits for goods and services taxes paid on things acquired to make the supply; or

    . ""input taxed," which includes financial supplies, the issuer trustee does not pay a goods and services tax on the supply, but is restricted in its ability to claims to goods and services tax credits for amounts, including goods and services tax, paid to acquire things relating to the making of that supply.

      The services which are provided to the issuer trustee are expected to be taxable supplies for goods and services tax purposes. Where this is the case, it will be the service provider who is liable to pay goods and services tax in respect of that supply. The service provider must rely on a contractual provision to recoup the amount of that goods and services tax from the issuer trustee. Under the series supplement, the issuer trustee's fee will only be able to be increased by reference to the issuer's trustee goods and services tax liability, if any, if:

    . the issuer trustee and the manager agree or, failing agreement, the issuer trustee's goods and services tax liability is determined by an expert; and

    . the increase will not result in the reduction, qualification or withdrawal of the credit rating of any notes or redraw bonds.

      The manager and the servicer may agree to adjust the manager's fee and the servicer's fee provided that the adjustment will not result in the reduction, qualification or withdrawal of the credit rating of any notes or redraw bonds.

      If amounts payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or are increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may be restricted in its ability to claim an input tax credit for that increase and the expenses of the trust will increase, resulting in a decrease in the funds available to the trust to pay you.

      However, the issuer trustee may be entitled to a reduced input tax credit for some of the supplies made to the issuer trustee by service providers. Where available, the amount of the reduced input tax credit is currently 75% of the GST which is payable by the service provider on the taxable supplies made to the issuer trustee. The availability of reduced input tax credits will reduce the extent to which the expenses of the trust will increase.

      The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of Commonwealth Bank's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

      The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces a security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of existing residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

    .  the property is no longer being used as a residence; or

    . the property is used as commercial residential premises such as a hostel or boarding house; or

    . the borrower is the first vendor of the property--the borrower built the property; or

    .  the borrower has undertaken substantial renovation of the property;
       or

    . the mortgaged property has not been used predominantly as a residence.

      Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

Tax Reform Proposals
      The Australian federal government proposes to reform business taxation as part of its current tax reform programme. The committee appointed to consult with business on the reform of business taxation, the Review of Business Taxation, released its final report together with draft legislation in respect of certain aspects of the report by way of a press release on September 21, 1999. In addition, the federal government released its second response to the report on November 11, 1999.

      There are several measures contained within the final report of the Review of Business Taxation and, more importantly, within the federal government responses which, if enacted in their current form, will impact upon the tax treatment of the trust.

      In particular, the federal government reaffirmed its proposal for trusts to be taxed in the same manner as companies (this reform was initially proposed as part of the federal government's tax reform package released in August
1998). However, the new taxation of entities regime will not commence until July 1, 2001 (with some exceptions which should not be relevant to the trust).

      The proposal for the taxation of trusts like companies, if enacted in the form proposed, could significantly impact upon the tax treatment of the trust. However, the proposal is still the subject of extensive review and debate and may not be enacted in its current form. In addition, if it is enacted, it is not clear whether an exemption will be granted for securitization vehicles such as the trust.

      At this point it is anticipated that the new regime will commence on the announced date on July 1, 2001. While no assurance can be given regarding any changes to the announced proposals, in line with past practice in relation to tax reform, it would be anticipated that any variations from the announced measures will take effect only from the date of announcement.

      If the trust is taxed as a company, it is likely that the trust will become liable to pay tax based on a calculation of the taxable income of the trust, and that distributions to the residual unitholder will be assessable in accordance with a "profits first" rule. When paid out of after-tax profits, such distributions may be "franked", which would entitle the residual unitholder to a credit for the tax paid by the trust. Excess franking credits will be refundable. The announced entity tax rate that will apply from July 1, 2001 is 30%.

      The amount of the tax will be a first priority allocation from the Available Income Amount. It is expected that if such tax is payable, it will reduce the amount distributed to the residual unitholder with no overall substantive effect on the position of the Class A-1 noteholders. For further details on the priority of tax payments see "Description of the Class A-1 Notes--Distribution of the Available Income Amount".

      Following recommendations by the Review of Business Taxation, the Australian Government is presently considering a withholding tax regime relating to Australian source income, and gains on the disposal of assets subject to Australian tax, derived by non-residents without a permanent establishment in Australia. If introduced, the regime will apply only to amounts outside existing withholding taxes where non-residents are currently subject to Australian taxation. No announcement has been made concerning the details of the measures or their implementation date.

      Each of the master trust deed, the series supplement, the security trust deed and the Class A-1 note trust deed may be amended in certain circumstances including where this is appropriate or expedient as a consequence of any amendment to the tax laws. This power may be exercised with regard to the implementation of the tax reform proposals depending upon their impact on the trust.

Other Taxes
      No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the Class A-1 notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia will not be subject to Australian stamp duty.

                 Enforcement of Foreign Judgments in Australia

      Securitisation Advisory Services Pty Limited is an Australian proprietary company registered with limited liability under the Corporations Law. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Securitisation Advisory Services Pty Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Securitisation Advisory Services Pty Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

    . the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

    . the judgment is contrary to the public policy of the relevant Australian jurisdiction;

    . the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

    .  the judgment is a penal or revenue judgment; or

    . there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

      A judgment by a court may be given in some cases only in Australian dollars. Securitisation Advisory Services Pty Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Securitisation Advisory Services Pty Limited has appointed Commonwealth Bank of Australia, 599 Lexington Avenue, New York, New York 10022, as its agent upon whom process may be served in any such action.

      All of the directors and executive officers of Securitisation Advisory Services Pty Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the Class A-1 notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Securitisation Advisory Services Pty Limited has been advised by its Australian counsel Clayton Utz, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                       Exchange Controls and Limitations

      Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

    .   the Government of Iraq or its agencies or nationals;

    . the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro); or

    . the Government of Libya or any public authority or controlled entity of the Government of Libya;

    . the Taliban, also called the Islamic Emirate of Afghanistan, or any undertaking owned or controlled, directly or indirectly, by the Taliban; or

    . the National Union for the Total Independence of Angola (UNITA) or senior officials, or adult members of the immediate families of senior officials of UNITA.

                              ERISA Considerations

      Subject to the considerations discussed in this section, the Class A-1 notes are eligible for purchase by employee benefit plans.

      Section 406 of the Employee Retirement Income Security Act and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

      Some transactions involving the purchase, holding or transfer of the Class A-1 notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the Class A-1 notes should be treated as debt without substantial equity features for purposes of the regulation and that the Class A-1 notes do not constitute equity interests in the trust for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses.

      However, without regard to whether the Class A-1 notes are treated as an equity interest for these purposes, the acquisition or holding of the Class A-1 notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the manager, the Class A-1 note trustee, the seller or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

    . Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

    . Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

    . Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

    . Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

    . Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

      By your acquisition of a Class A-1 note, you shall be deemed to represent and warrant that your purchase and holding of the Class A-1 note will not result in a non-exempt prohibited transaction under ERISA or the Code.

      Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

      If you are a plan fiduciary considering the purchase of any of the Class A-1 notes, you should consult your tax and legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                        Legal Investment Considerations

      The Class A-1 notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority.

Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Class A-1 notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A-1 notes as legal investments for you.

                             Available Information

      Securitisation Advisory Services Pty Limited, as manager, has filed with the SEC a registration statement under the Securities Act with respect to the Class A-1 notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov."

                              Ratings of the Notes

      The issuance of the Class A-1 and Class A-2 notes will be conditioned on obtaining a rating of AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch IBCA. The issuance of the Class B notes will be conditioned on obtaining a rating of AA by Standard & Poor's, Aa2 by Moody's and AA by Fitch IBCA. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the Class A-1 notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A-1 notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A-1 and A-2 notes, the availability of excess interest collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the availability of the Liquidity Facility, the creditworthiness of the swap providers and the mortgage insurer. None of the rating agencies have been involved in the preparation of this prospectus.

                              Plan of Distribution

Underwriting
      Under the terms and subject to the conditions contained in the underwriting agreement among Commonwealth Bank, the issuer trustee, the manager and J.P. Morgan as the representative of the underwriters, the issuer trustee has agreed to sell to the underwriters the following respective principal amounts of the Class A-1 notes:

                                                                Principal Amount
                                                                  of Class A-1
                             Underwriter                          Notes (US$)
                             -----------                        ----------------
      J.P. Morgan Securities Inc...............................      $
      Merrill Lynch, Pierce Fenner & Smith, Incorporated.......      $
      Credit Suisse First Boston Corporation...................      $
      Deutsche Bank Securities Inc.............................      $

      The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the Class A-1 notes if any are purchased. The underwriting agreement may be terminated if there is a default by the underwriters.

      The underwriters propose to initially offer the Class A-1 notes at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

                                                           Selling   Reallowance
                                                         Concessions  Discount
                                                         ----------- -----------
      Class A-1 notes...................................       %           %

      Commonwealth Bank estimates that the out-of-pocket expenses for this offering will be approximately US$1.5 million.

      J.P. Morgan has informed Commonwealth Bank and the manager that the underwriters do not expect discretionary sales by them to exceed 5% of the principal balance of the Class A-1 notes.

      Commonwealth Bank and the manager have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

      The representative, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A-1 notes. The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

    . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

    . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

    . Syndicate covering transactions involve purchases of the Class A-1 notes in the open market after the distribution has been completed in order to cover syndicate short positions;

    . Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A-1 notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

      Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A-1 notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

      Pursuant to the underwriting agreement, the manager, Commonwealth Bank and the issuer trustee have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the underwriters may be responsible for.

      In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with Commonwealth Bank and its affiliates.

Offering Restrictions

United Kingdom
      Each underwriter has severally represented and agreed with the issuer trustee that:

    . it has not offered or sold and will not offer or sell any Class A-1 notes to persons in the United Kingdom prior to admission of the Class A-1 notes to listing in accordance with Part IV of the Financial Services Act, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) or the Financial Services Act;

    . it has complied and will comply with all applicable provisions of the Financial Services Act with respect to anything done by it in relation to the Class A-1 notes in, from or otherwise involving the United Kingdom; and

    . it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A-1 notes, other than any document which consists of or of any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services

       Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

Australia
      The Class A-1 notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that in connection with the initial distribution of the Class A-1 notes it:

    . has not, directly or indirectly, offered for subscription or purchase or issue invitations to subscribe for or buy nor has it sold, the Class A-1 notes;

    . will not, directly or indirectly, offer for subscription or purchase or issued invitations to subscribe for or buy nor will it sell the Class A-1 notes; and

    . has not distributed and will not distribute any offering circular, or any advertisement or other offering material,

in Australia, its territories or possessions or to any person who is an associate of the issuer trustee or Commonwealth Bank, other than in the capacity of a dealer or underwriter in relation to a placement of the notes, as identified on a list provided by the issuer trustee and Commonwealth Bank respectively.

Other Jurisdictions
      Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Class A-1 notes in any country or jurisdiction. The Class A-1 notes may be offered non-publicly in other jurisdictions. The Class A-1 notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations.

                        Listing and General Information

Listing
      An application has been made to the London Stock Exchange Limited to admit the Class A-1 notes to the Official List. This prospectus, including Appendix I, constitutes listing particulars with regard to the issuer trustee and the Class A-1 notes, in accordance with the listing rules made under Part IV of the Financial Services Act. Copies of the prospectus have been delivered to the Registrar of Companies in England and Wales for registration in accordance with Section 149 of the Financial Services Act.

      The listing of the Class A-1 notes on the London Stock Exchange will be expressed as a percentage of their principal amount, exclusive of accrued interest. It is expected that listing of the Class A-1 notes on the London Stock Exchange will be granted on or about

March 22, 2000, subject to the issuance of the Class A-1 notes. The Class A-1 notes will be issued in the form of one or more book-entry notes.

      In May 1998, the European Commission presented to the Council of Ministers of the European Union a proposal to oblige Member States to adopt either a "withholding tax system" or an "information reporting system" in relation to interest, discounts and premiums. It is unclear whether this proposal will be adopted, and if it is adopted, whether it will be adopted in its current form. The "withholding tax system" would require a paying agent established in a Member State to withhold tax at a minimum rate of 20 percent from any interest, discount or premium paid to an individual resident in another Member State who is the beneficial owner thereof, unless such an individual presents a certificate obtained from the tax authorities of the Member State in which he is resident confirming that those authorities are aware of the payment due to that individual. The "information reporting system" would require a Member State to supply, to the other Member States, details of any payment of interest, discount or premium made by paying agents within its jurisdiction to an individual resident in another Member State who is the beneficial owner thereof. For these purposes, the term "paying agent" is widely defined and includes an agent who collects interest, discounts or premiums on behalf of an individual beneficially entitled thereto.

Authorization

      The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A-1 notes. The issue of the Class A-1 notes has been authorized by the resolutions of the board of directors of Perpetual Trustee Company Limited passed on March 16, 2000.

Litigation
      The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

Euroclear and Clearstream, Luxembourg
      The Class A-1 notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg with the following CUSIP numbers and ISIN Common
Codes:

                                                                        ISIN
                                                            CUSIP   Common Code
                                                          --------- ------------
      Class A-1.......................................... 81747XAA3 US81747XAA37

Transaction Documents Available for Inspection
      You may inspect copies of the following transaction documents during normal business hours on any weekday, excluding Saturdays, Sundays and public holidays, at the offices of The Bank of New York, London Branch, One Canada Square, 48th Floor, London E14 5AL, U.K. during the period of fourteen days from the date of this prospectus:

    .   the constitution of the issuer trustee;

    . the master trust deed among the issuer trustee and the manager, dated October 8, 1997 as amended by a deed dated October 17, 1997;

    . the following, which, prior to the closing date, will be in draft form:

      . the series supplement among the issuer trustee, the manager, the seller and the servicer, dated on or about March 18, 2000;

      . the security trust deed among the issuer trustee, the manager, the security trustee and the Class A-1 note trustee, dated on or about March 18, 2000;

      . the Class A-1 note trust deed among the issuer trustee, the manager and the Class A-1 note trustee, dated on or about March 21, 2000;

      . the agency agreement among the issuer trustee, the manager, the Class A-1 note trustee, the principal paying agent, the agent bank, the Class A-1 note registrar and the paying agent dated on or about March 21, 2000;

      . the standby redraw facility agreement among the issuer trustee, the manager and the standby redraw facility provider, dated on or about March 18, 2000;

      . the liquidity facility agreement among the issuer trustee, the manager and the liquidity facility provider, dated on or about March 18, 2000;

      . the basis swap and fixed rate swap among the issuer trustee, the manager, the basis swap provider and the fixed rate swap provider, together with the related schedule and confirmations, dated on or about March 18, 2000;

      . the currency swaps between the issuer trustee, the manager, the standby swap providers and the currency swap providers, together with the related schedules, credit support annexes and confirmations, dated on or about March 21, 2000;

      . the mortgage insurance policy among Commonwealth Bank, the issuer trustee and GE Capital Mortgage Insurance Corporation (Australia) Pty Limited, dated on or about March 23, 2000;

      . the powers of attorney from Commonwealth Bank, dated on or about March 21, 2000;

      . the underwriting agreement among Commonwealth Bank, the manager, the issuer trustee and the underwriters, dated on or about March 21, 2000;

      .  the opinion of Clayton Utz dated on or about March 14, 2000; and

      . the opinion of Mayer, Brown & Platt dated on or about March 14, 2000.

Consents to Opinions
      Mayer, Brown & Platt has given and not withdrawn its written consent to the inclusion in this prospectus of its opinion in the form and context in which it is included on pages 17 and 150 through 153 and has authorized the content of its opinion for the purposes of section 152(1)(e) of the Financial Services Act.

      Clayton Utz, Australian counsel to Commonwealth Bank and the manager, has given and not withdrawn its written consent to the inclusion in the prospectus of its opinion in the form and context in which it is included on pages 153 through 159 and has authorized the content of its opinion for the purposes of section 152(1)(e) of the Financial Services Act.

                                  Announcement

      By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

    . the Class A-1 notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

    . in connection with the issue, DTC will confer rights in the Class A-1 notes to the noteholders and will record the existence of those rights; and

    . as a result of the issue of the Class A-1 notes in this manner, these rights will be created.

                                 Legal Matters

      Mayer, Brown & Platt, New York, New York, will pass upon some legal matters with respect to the Class A-1 notes, including the material U.S. federal income tax matters, for Commonwealth Bank and Securitisation Advisory Services Pty Limited. Clayton Utz, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Class A-1 notes for Commonwealth Bank and Securitisation Advisory Services Pty Limited. Skadden, Arps, Slate, Meagher & Flom, New York, New York, will pass upon some legal matters with respect to the Class A-1 notes for the underwriters.

                                    Glossary

 A$ Class A-1 Interest Amount.....  see page 86.

 A$ Exchange Rate.................  means a rate of A$1.00 = US$    .

 Accrued Interest Adjustment......  means the amount of interest accrued on the housing loans for, and any fees in relation
                                    to the housing loans falling due for
                                    payment during, the period commencing on
                                    and including the date on which interest is
                                    debited to the relevant housing loan
                                    accounts by the servicer for that housing
                                    loan immediately prior to the cut-off date
                                    and ending on but excluding the closing
                                    date and any accrued interest and fees due
                                    but unpaid in relation to the housing loan
                                    prior to the date that interest is debited
                                    to the relevant housing loan accounts.

 Adverse Effect...................  means any event which, determined by the manager unless specifically provided
                                    otherwise, materially and adversely affects
                                    the amount or timing of any payment due to
                                    any noteholder or redraw bondholder.

 Authorized Short-Term
  Investments.....................  means:

                                    .  bonds, debentures, stock or treasury
                                       bills issued by or notes or other
                                       securities issued by the Commonwealth of Australia or the government of any State or Territory of the Commonwealth of Australia;

                                    .  deposits with, or the acquisition of
                                       certificates of deposit issued by, an
                                       Australian bank;

                                    .  bills of exchange, which at the time of
                                       acquisition have a maturity date of not
                                       more than 200 days accepted, drawn on or endorsed with recourse by an Australian bank; or

                                    .  debentures or stock of any public
                                       statutory body constituted under the
                                       laws of the Commonwealth of Australia or any State or Territory of the Commonwealth where the repayment of the principal secured and the interest payable on that principal is guaranteed by the Commonwealth or the State or Territory, in each case denominated in Australian dollars and having a short term credit rating of P1 from Moody's, A-1+ from Standard & Poor's and F1+, or where the Authorized Short-Term Investment is at call, F1, from Fitch IBCA or in each case such other rating as is agreed between the issuer trustee, the manager and the relevant rating agency.

 Available Income Amount..........  see page 71.

 Available Principal Amount.......  see page 75.

 Average Delinquent Percentage....
                                    in relation to a determination date means
                                    the amount (expressed as a percentage)
                                    calculated as follows:

                                                 SDP
                                                 ---
                                          ADP =   12

                                    where:

                    ADP    =  the Average Delinquent Percentage; and

                    SDP    =  the sum of the Delinquent Percentages for
                              the 12 collection periods immediately
                              preceding or ending (as the case may be) on
                              the determination date,

                                    provided that if on that determination date there has not yet been 12 collection periods the Average Delinquent Percentage in relation to that determination date means the amount (expressed as a percentage) calculated as follows:

                                          ADP =  SDP
                                                 ---
                                                  N

                                    where:

                    ADP    =  the Average Delinquent Percentage;

                    SDP    =  the sum of the Delinquent Percentages for
                              all of the collection periods preceding or
                              ending on the determination date; and

                    N      =  the number of collection periods preceding
                              the determination date.

 Bank Bill Rate...................  in relation to an accrual period means the rate appearing at approximately 10.00 am
                                    Sydney time on the first day of that
                                    accrual period on the Reuters Screen page
                                    "BBSW" as being the average of the mean
                                    buying and selling rates appearing on that
                                    page for a bill of exchange having a tenor
                                    of three months. If:

                                    .  on the first day of an accrual period
                                       fewer than 4 banks are quoted on the
                                       Reuters Screen page "BBSW"; or

                                    .  for any other reason the rate for that
                                       day cannot be determined in accordance
                                       with the foregoing procedures,
                                    then Bank Bill Rate means the rate
                                    specified by the manager having regard to comparable indices then available. However, the Bank Bill Rate for the initial accrual period will be determined by straight line interpolation between the Bank Bill Rate determined as above for a bill of exchange having a tenor of three months and the Bank
                                    Bill Rate determined as above for a bill of exchange having a tenor of four months.

 Business Day.....................  means any day on which banks are open for business in Sydney, New York City and
                                    London other than a Saturday, a Sunday or a
                                    public holiday in Sydney, New York City or
                                    London.

 Class B Available Support........  in relation to a determination date means an amount (expressed as a percentage)
                                    calculated as follows:

                                      SAB
                         CBAS   =
                                   ----------
                                   ASA + SRFL

                                    where:

                    CBAS     =  the Class B Available Support;

                    SAB      =  the aggregate Stated Amount for the Class
                                B notes on that determination date;
                    ASA      =  the aggregate of the of the Stated
                                Amounts of the Class A-1 notes converted
                                to Australian dollars at the A$ Exchange
                                Rate, and the Stated Amounts of all other
                                notes and redraw bonds on that
                                determination date; and

                    SRFL    =  the redraw limit under the standby redraw
                               facility on that determination date.

 Class B Required Support.........  in relation to a determination date means the amount (expressed as a percentage)
                                    calculated as follows:

                                                   IIA
                                                  -----
                                          CBRS =  AIIA

                                    where:

                    CBRS     =  the Class B Required Support;
                    IIA      =  the aggregate Invested Amount of the
                                Class B notes upon the issue of the Class
                                B notes; and
                    AIIA     =  the aggregate of the Invested Amounts of
                                the Class A-1 notes upon the issue of the
                                Class A-1 notes converted to Australian
                                dollars at the A$ Exchange Rate and the
                                Invested Amounts of all other notes and
                                redraw bonds on that determination date.

 Consumer Credit Code.............  means, as applicable, the Consumer Credit
                                    Code set out in the Appendix to the
                                    Consumer Credit (Queensland) Act 1995 as in
                                    force or applied as a law of any
                                    jurisdiction in Australia, the provisions
                                    of the Code set out in the Appendix to the
                                    Consumer Credit (Western Australia) Act
                                    1996 or the provisions of the Code set out
                                    in the Appendix to the Consumer Credit
                                    (Tasmania) Act 1996.

 Delinquent Percentage............  in relation to a collection period means the amount (expressed as a percentage)
                                    calculated as follows:

                                          DP =  DMLP
                                                ----
                                                AMLP

                                    where:

                    DP       =  the Delinquent Percentage;
                    DMLP     =  the aggregate, on the last day of the
                                collection period, of the principal
                                outstanding with respect to those housing
                                loans in relation to which a payment due
                                from the borrower has been in arrears (on
                                that day) by more than 60 days; and

                    AMLP   =  the aggregate principal outstanding in
                              relation to the housing loans on the last
                              day of the collection period.

 Eligible Depository..............  means a financial institution which has assigned to it short term credit ratings
                                    equal to or higher than A-1 by Standard &
                                    Poor's, P-1 by Moody's and F1+ by Fitch
                                    IBCA and includes the servicer to the
                                    extent that:

                                    .  it is rated in this manner, provided
                                       that if the servicer is the seller and
                                       the servicer is an authorized deposit
                                       taking institution under the Banking
                                       Act 1959 of Australia the rating
                                       requirement of Fitch IBCA will be F1,
                                       or higher; or

                                    .  the rating agencies confirm that the
                                       rating of the servicer at a lower level
                                       will not result in a reduction,
                                       qualification or withdrawal of the
                                       ratings given by the rating agencies to
                                       the notes or redraw bonds.

 Eligible Trust Corporation.......  means any person eligible for appointment as an institutional trustee under an
                                    indenture to be qualified pursuant to the
                                    Trust Indenture Act of 1939 of the United
                                    States of America as prescribed in section
                                    310(a) of the Trust Indenture Act.

 Extraordinary Resolution.........  in relation to Voting Secured Creditors or a class of Voting Secured Creditors means a
                                    resolution passed at a duly convened
                                    meeting of the Voting Secured Creditors or
                                    a class of Voting Secured Creditors under
                                    the security trust deed by a majority
                                    consisting of not less than 75% of the
                                    votes of such Voting Secured Creditors or
                                    their representatives present and voting
                                    or, if a poll is demanded, by such Voting
                                    Secured Creditors holding or representing
                                    between them Voting Entitlements comprising
                                    in aggregate not less than 75% of the
                                    aggregate number of votes comprised in the
                                    Voting Entitlements held or represented by
                                    all the persons present and voting at the
                                    meeting or a written resolution signed by
                                    all the Voting Secured Creditors or the
                                    class of Voting Secured Creditors (as the
                                    case may be).

 Fair Market Value................  in relation to a housing loan means the fair market value for that housing loan
                                    determined by the seller's external
                                    auditors and which value reflects the
                                    performing or non-performing status, as
                                    determined by the servicer, of that housing
                                    loan and any benefit which the intended
                                    purchaser will have in respect of such
                                    housing loan under any relevant Support
                                    Facility.

 Finance Charge Collections.......  see page 71.

 Insolvency Event.................  means, in relation to:

                                    .  the issuer trustee in its capacity as
                                       trustee of the trust:

                                    . an application is made and not dismissed or stayed on appeal within 30 days or an order is made that the issuer trustee be wound up or dissolved;

                                    .  an application for an order is made and
                                       not dismissed or stayed on appeal within 30 days appointing a liquidator, a provisional liquidator, a receiver or a receiver and manager in respect of the issuer trustee or one of them is appointed;

                                    . except on terms approved by the security trustee, the issuer trustee enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them;

                                    .  the issuer trustee resolves to wind
                                       itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the security trustee or is otherwise wound up or dissolved;

                                    .  the issuer trustee is or states that it
                                       is unable to pay its debts when they
                                       fall due;

                                    .  as a result of the operation of section
                                       459F(1) of the Australian Corporations
                                       Law, the issuer trustee is taken to have failed to comply with a statutory demand;

                                    .  the issuer trustee is or makes a
                                       statement from which it may be
                                       reasonably deduced by the security
                                       trustee that the issuer trustee is, the
                                       subject of an event described in section
                                       459C(2)(b) or section 585 of the
                                       Australian Corporations Law;

                                    .  the issuer trustee takes any step to
                                       obtain protection or is granted
                                       protection from its creditors, under any applicable legislation or an administrator is appointed to the issuer trustee or the board of directors of the issuer trustee propose to appoint an administrator to the issuer trustee or the issuer trustee becomes aware that a person who is entitled to enforce a charge on the whole or substantially the whole of the issuer trustee's property proposes to appoint an administrator to the issuer trustee; and

                                    .  anything analogous or having a
                                       substantially similar effect to any of
                                       the events specified above happens under the law of any applicable jurisdiction.

                                    .  any other body corporate and the issuer
                                       trustee in its personal capacity, each
                                       of the following events:

                                    . an order is made that the body corporate be wound up;

                                    .  a liquidator, provisional liquidator,
                                       controller or administrator is appointed in respect of the body corporate or a substantial portion of its assets whether or not under an order;

                                    .  except to reconstruct or amalgamate on
                                       terms reasonably approved by the issuer
                                       trustee (or in the case of a
                                       reconstruction or amalgamation of the
                                       issuer trustee, on terms reasonably
                                       approved by the manager), the body
                                       corporate enters into, or resolves to
                                       enter into, a scheme of arrangement,
                                       deed of company arrangement or
                                       composition with, or assignment for the
                                       benefit of, all or any class of its
                                       creditors;

                                    .  the body corporate resolves to wind
                                       itself up, or otherwise dissolve itself, or gives notice of its intention to do so, except to reconstruct or amalgamate on terms reasonably approved by the issuer trustee (or in the case of a reconstruction or amalgamation of the issuer trustee, except on terms reasonably approved by the manager) or is otherwise wound up or dissolved;

                                    .  the body corporate is or states that it
                                       is insolvent;

                                    .  as a result of the operation of section
                                       459F(1) of the Australian Corporations
                                       Law, the body corporate is taken to have failed to comply with a statutory demand;

                                    .  the body corporate takes any step to
                                       obtain protection or is granted
                                       protection from its creditors, under any applicable legislation;
                                    .  any writ of execution, attachment,
                                       distress or similar process is made,
                                       levied or issued against or in relation
                                       to a substantial portion of the body
                                       corporate's assets and is not satisfied
                                       or withdrawn or contested in good faith
                                       by the body corporate within 21 days; or

                                    .  anything analogous or having a
                                       substantially similar effect to any of
                                       the events specified above happens under the law of any applicable jurisdiction.

 Invested Amount..................  means in relation to a note or a redraw bond, the principal amount of that note or
                                    redraw bond upon issue less the aggregate
                                    of all principal payments made on that note
                                    or redraw bond.

 Issuer Trustee Default...........  means:

                                    .  the issuer trustee fails within 20
                                       Sydney business days, or such longer
                                       period as the manager may agree to,
                                       after notice from the manager to carry
                                       out or satisfy any material duty or
                                       obligation imposed by the master trust
                                       deed or any other transaction document
                                       in respect of a Medallion Program trust;

                                    .  an Insolvency Event occurs with respect
                                       to the issuer trustee in its personal
                                       capacity;

                                    .  the issuer trustee ceases to carry on
                                       business;

                                    .  the issuer trustee merges or
                                       consolidates into another entity, unless approved by the manager, which approval will not be withheld if, in the manager's reasonable opinion, the commercial reputation and standing of the surviving entity will not be less than that of the issuer trustee prior to such merger or consolidation, and unless the surviving entity assumes the obligations of the issuer trustee under the transaction documents in respect of a Medallion Program trust; or

                                    .  there is a change in the ownership of 50
                                       per cent or more of the issued equity
                                       share capital of the issuer trustee from
                                       the position as at the date of the
                                       master trust deed, or effective control
                                       of the issuer trustee alters from the
                                       position as at the
                                       date of the master trust deed, unless in
                                       either case approved by the manager,
                                       which approval will not be withheld if,
                                       in the manager's reasonable opinion, the
                                       change in ownership or control of the
                                       issuer trustee will not result in a
                                       lessening of the commercial reputation
                                       and standing of the issuer trustee.
 LIBOR............................  means:
                                    .  the rate for three-month deposits in US
                                       dollars which appears on Telerate Page
                                       3750 as of 11.00 am, London time on the
                                       second London and New York Business Day
                                       before the beginning of the accrual
                                       period;
                                    .  if that rate does not appear, the USD-
                                       LIBOR-BBA for that accrual period will
                                       be determined as if the issuer trustee
                                       and the agent bank had specified "USD-
                                       LIBOR-Reference Banks" as the applicable
                                       Floating Rate Option under the
                                       Definitions of the International Swaps
                                       and Derivates Association, Inc.
                                    The USD-LIBOR-BBA for the first accrual
                                    period will be determined by linear
                                    interpolation calculated with reference to
                                    the duration of the first accrual period.

 Manager Default..................  means:
                                    .  an Insolvency Event occurs in relation
                                       to the manager;
                                    .  the manager does not instruct the
                                       issuer trustee to pay the required
                                       amounts to the noteholders within the
                                       time periods specified in the series
                                       supplement and that failure is not
                                       remedied within 10 Business Days, or
                                       such longer period as the issuer
                                       trustee may agree, of notice of
                                       failure being delivered to the manager
                                       by the issuer trustee;
                                    .  the manager does not prepare and
                                       transmit to the issuer trustee the
                                       quarterly certificates or any other
                                       reports required to be prepared by the
                                       manager and such failure is not
                                       remedied within 10 Business Days, or
                                       such longer period as the issuer
                                       trustee may agree, of notice being
                                       delivered to the manager by the issuer
                                       trustee. Such a failure by the manager
                                       does not constitute a Manager Default
                                       if it is as a result of a Servicer
                                       Default referred to in the second
                                       paragraph of the definition of that
                                       term provided that, if the servicer
                                       subsequently provides the information
                                       to the manager, the manager prepares
                                       and submits to the issuer trustee the
                                       outstanding quarterly certificates or
                                       other reports within 10 Business Days,
                                       or such longer period as the issuer
                                       trustee may agree to, of receipt of
                                       the required information from the
                                       servicer;
                                    .  any representation, warranty,
                                       certification or statement made by the
                                       manager in a transaction document or
                                       in any document provided by the
                                       manager under or in connection with a
                                       transaction document proves to be
                                       incorrect when made or is incorrect
                                       when repeated, in a manner which as
                                       reasonably determined by the issuer
                                       trustee has an Adverse Effect and is
                                       not remedied to the issuer trustee's
                                       reasonable satisfaction within 60
                                       Business Days of notice to the manager
                                       by the issuer trustee;

                                    .  the manager has breached its other
                                       obligations under a transaction document or any other deed, agreement or arrangement entered into by the manager under the master trust deed and relating to the trust or the notes or redraw bonds, other than an obligation which depends upon information provided by, or action taken by, the servicer and the servicer has not provided the information or taken the action, and that breach has had or, if continued, will have an Adverse Effect as reasonably determined by the issuer trustee, and either:
                                    .  such breach is not remedied so that it
                                       no longer has or will have to such an
                                       Adverse Effect, within 20 Business Days
                                       of notice delivered to the manager by
                                       the issuer trustee; or
                                    .  the manager has not within 20 Business
                                       Days of receipt of such notice paid
                                       compensation to the issuer trustee for
                                       its loss from such breach in an amount
                                       satisfactory to the issuer trustee
                                       acting reasonably.
                                    The issuer trustee must, in such notice, specify the reasons why it believes an Adverse Effect has occurred, or will occur, as the case may be.

 Mortgage Insurance Interest
  Proceeds........................  see page 71.
 Mortgage Insurance Principal
  Proceeds........................  see page 76.
 Net Principal Collections........  see page 77.
 Net Unscheduled Principal........  see page 77.
 Other Income.....................  see page 71.
 Other Principal Amounts..........  see page 76.
 Payment Modification.............  see page 98.

 Perfection of Title Event........  means:
                                    .  the seller makes any representation or
                                       warranty under a transaction document
                                       that proves to be incorrect when made,
                                       other than a representation or warranty
                                       in respect of which damages have been
                                       paid or for which payment is not yet
                                       due, for breach, or breaches any
                                       covenant or undertaking given by it in a
                                       transaction document, and that has or,
                                       if continued will have, an Adverse
                                       Effect and:
                                    .  the same is not satisfactorily remedied
                                       so that it no longer has or will have,
                                       an Adverse Effect, within 20 Business
                                       Days of notice being delivered to the
                                       seller by the manager or the issuer
                                       trustee; or
                                    .  if the preceding paragraph is not
                                       satisfied, the seller has not within 20
                                       Business Days of such notice paid
                                       compensation to the issuer trustee for
                                       its loss from that breach in an amount
                                       satisfactory to the issuer trustee
                                       acting reasonably. Such compensation
                                       cannot exceed the aggregate of the
                                       principal amount outstanding in respect
                                       of the corresponding housing loan and
                                       any accrued or unpaid interest in
                                       respect of the housing loan, calculated
                                       in both cases at the time of payment of
                                       the compensation.
                                       The issuer trustee must, in such notice,
                                       specify the reasons why it believes an
                                       Adverse Effect has occurred, or will
                                       occur;
                                    .  if the seller is the servicer, a
                                       Servicer Default occurs;
                                    .  an Insolvency Event occurs in relation
                                       to the seller;
                                    .  if the seller is the swap provider under
                                       a fixed rate swap or an interest rate
                                       basis cap, the seller fails to make any
                                       payment due under a swap or cap and that
                                       failure:
                                    .  has or will have an Adverse Effect as
                                       reasonably determined by the issuer
                                       trustee; and

                                    .  is not remedied by the seller within 20
                                       Business Days, or such longer period as
                                       the issuer trustee agrees, of notice to
                                       the seller by the manager or the issuer
                                       trustee;
                                    .  a downgrading in the long term debt
                                       rating of the seller below BBB by
                                       Standard & Poor's, Baa2 by Moody's or
                                       BBB by Fitch IBCA or such other rating
                                       in respect of the seller as is agreed
                                       between the manager, the seller and the
                                       rating agency which had assigned the
                                       relevant rating.
 Performing Housing Loans Amount..  means the aggregate of the following:
                                    .  the amount outstanding under housing
                                       loans under which no payment due from
                                       the borrower has been in arrears by more
                                       than 90 days; and
                                    .  the amount outstanding under housing
                                       loans under which a payment due from the
                                       borrower has been in arrears by more
                                       than 90 days and which are insured under
                                       a mortgage insurance policy.
 Potential Termination Event......  means:
                                    .  it is or becomes unlawful for the issuer
                                       trustee, and would also be unlawful for
                                       any new issuer trustee, to carry out any
                                       of its obligations under the series
                                       supplement, the master trust deed (in so
                                       far as it relates to the trust), the
                                       Class A-1 note trust deed, the Class A-1
                                       notes or the security trust deed; or
                                    .  all or any part of the series
                                       supplement, the master trust deed (in so
                                       far as it relates to the trust) the
                                       Class A-1 note trust deed, the Class
                                       A-1 notes or the security trust deed is
                                       or has become void, illegal,
                                       unenforceable or of limited force and
                                       effect.


 Principal Charge-off
  Reimbursement...................  see page 76.
 Principal Collections............  see page 75.

 Prior Interest...................  means the issuer trustee's lien over, and right of indemnification from, the assets
                                    of the trust calculated in accordance with
                                    the master trust deed for fees and expenses
                                    payable to the issuer trustee, other than
                                    the Secured Moneys, which are unpaid, or
                                    paid by the issuer trustee but not
                                    reimbursed to the issuer trustee from the
                                    assets of the trust.
 Redraw Bond Amount...............  see page 76.
 Secured Creditor.................  see page 112.
 Secured Moneys...................  means the aggregate of all moneys owing to the security trustee or to a Secured
                                    Creditor under any of the transaction
                                    documents whether such amounts are
                                    liquidated or not or are contingent or
                                    presently accrued due, and including rights
                                    sounding in damages only, provided that the
                                    amount owing by the issuer trustee in
                                    relation to the principal component of a
                                    note or redraw bond is to be calculated by
                                    reference to the Invested Amount of that
                                    note or redraw bond, the amount owing by
                                    the issuer trustee in relation to the
                                    principal component of the standby redraw
                                    facility will include any unreimbursed
                                    principal charge-offs in respect of the
                                    standby redraw facility and the Secured
                                    Moneys do not include any fees or value
                                    added tax payable to the Class A-1 note
                                    trustee for which the issuer trustee is
                                    personally liable.
 Servicer Default.................  see page 130.
 Standby Redraw Facility Advance..  see page 76.
 Stated Amount....................  for a note or a redraw bond means:
                                    .  the principal amount of that note or
                                       redraw bond upon issue; less
                                    .  the aggregate of principal payments
                                       previously made on that note or redraw
                                       bond; less
                                    .  the aggregate of all then unreimbursed
                                       principal charge-offs on that note or
                                       redraw bond.

 Stepdown Conditions..............  are satisfied on a determination date if:
                                    .  the following applies:
                                    .  the Class B Available Support on the
                                       determination date is equal to or
                                       greater than two times the Class B
                                       Required Support on the determination
                                       date;
                                    .  the aggregate Stated Amount for the
                                       Class B notes on the determination date
                                       is equal to or greater than 0.25% of the
                                       aggregate Invested Amount of the Class B
                                       notes upon the issue of the Class B
                                       notes;
                                    .  either:
                                    .  the Average Delinquent Percentage on the
                                       determination date does not exceed 2%
                                       and the aggregate of all unreimbursed
                                       principal charge-offs on the
                                       determination date does not exceed 30%
                                       of the aggregate of the Invested Amounts
                                       of the Class B notes upon the issue of
                                       the Class B notes; or
                                    .  the Average Delinquent Percentage on the
                                       determination date does not exceed 4%
                                       and the aggregate of all unreimbursed
                                       principal charge-offs on the
                                       determination date not exceed 10% of the
                                       aggregate of the Invested Amounts of the
                                       Class B notes upon the issue of the
                                       Class B notes; and
                                    .  the total principal outstanding on the
                                       housing loans is not, and is not
                                       expected to be on or prior to the next
                                       distribution date, less than 10% of the
                                       total principal outstanding on the
                                       housing loans on March 18, 2000;
                                    .  the following applies:
                                    .  the determination date falls on or after
                                       the fifth anniversary of the closing
                                       date;
                                    .  the Average Delinquent Percentage on the
                                       determination date does not exceed 2%;

                                    .  the aggregate Stated Amount for the
                                       Class B notes on the determination date
                                       is equal to or greater than 0.25% of the
                                       aggregate Invested Amount of the Class B
                                       notes upon the issue of the Class B
                                       notes; and
                                    .  the aggregate of all unreimbursed
                                       principal charge-offs on the
                                       determination date does not exceed, if
                                       the determination date falls on or after
                                       the:
                                    .  fifth but prior to the sixth anniversary
                                       of the closing date, 30% of the
                                       aggregate of the initial Invested
                                       Amounts of the Class B notes;
                                    .  sixth but prior to the seventh
                                       anniversary of the closing date, 35% of
                                       the aggregate of the initial Invested
                                       Amounts of the Class B notes;
                                    .  seventh but prior to the eighth
                                       anniversary of the closing date, 40% of
                                       the aggregate of the initial Invested
                                       Amounts of the Class B notes;
                                    .  eighth but prior to the ninth
                                       anniversary of the closing date, 45% of
                                       the aggregate of the initial Invested
                                       Amounts of the Class B notes; or
                                    .  ninth anniversary of the closing date,
                                       50% of the aggregate of the initial
                                       Invested Amounts of the Class B notes.
 Stepdown Percentage..............  on a determination date is determined as follows.
                                    If the Stepdown Conditions are not
                                    satisfied on that determination date, the
                                    Stepdown Percentage is 100%.
                                    If the Stepdown Conditions are satisfied on
                                    that determination date, the Stepdown
                                    Percentage is 100% unless the following
                                    apply:
                                    .  if the determination date falls prior to
                                       the third anniversary of the closing
                                       date the Stepdown Percentage is 50%;

                                    . if:
                                    . the determination date falls on or after the third anniversary of the closing date but prior to the tenth anniversary of the closing date; and
                                    .  the Class B Available Support on the
                                       determination date is equal to or
                                       greater than two times the Class B
                                       Required Support on the determination
                                       date;
                                    the Stepdown Percentage is 0%;
                                    .  if:
                                    .  the preceding paragraph does not apply;
                                    . the determination date falls on or after the fifth anniversary of the closing date but prior to the tenth anniversary of the closing date; and
                                    .  the Class B Available Support on the
                                       determination date is equal to or
                                       greater than the Class B Required
                                       Support on the determination date;
                                    then if the determination date falls on or
                                       after the:
                                    . fifth but prior to the sixth anniversary of the closing date, the Stepdown
                                       Percentage is 70%;
                                    .  sixth but prior to the seventh
                                       anniversary of the closing date, the
                                       Stepdown Percentage is 60%;
                                    .  seventh but prior to the eighth
                                       anniversary of the closing date, the
                                       Stepdown Percentage is 40%;
                                    .  eighth but prior to the ninth
                                       anniversary of the closing date, the
                                       Stepdown Percentage is 20%; or
                                    . ninth but prior to the tenth anniversary of the closing date, the Stepdown
                                       Percentage is 0%; or
                                    .  if the determination date falls on or
                                       after the tenth anniversary of the
                                       closing date, the Stepdown Percentage is 0%.

 Support Facility.................  means the currency swap, the basis swap, the fixed rate swap, the liquidity
                                    facility, the standby redraw facility and
                                    the mortgage insurance policies.
 US$ Exchange Rate................  means a rate of US$1.00 = A$      .
 Voting Entitlements..............  on a particular date means the number of votes which a Voting Secured Creditor would
                                    be entitled to exercise if a meeting of
                                    Voting Secured Creditors were held on that
                                    date, being the number calculated by
                                    dividing the Secured Moneys owing to that
                                    Voting Secured Creditor by 10 and rounding
                                    the resultant figure down to the nearest
                                    whole number. If the Class A-1 note trustee
                                    is a Voting Secured Creditor it will have a
                                    Voting Entitlement equal to the aggregate
                                    Voting Entitlement for all Class A-1
                                    noteholders.
                                    Secured Moneys in respect of the Class A-1
                                    notes will be converted to Australian
                                    dollars from US dollars at either the A$
                                    Exchange Rate or the spot rate used for the
                                    calculation of amounts payable on the early
                                    termination of the currency swap, whichever
                                    produces the lowest amount in Australian
                                    dollars.
 Voting Secured Creditors.........  means:
                                    .  for so long as the Secured Moneys of the
                                       noteholders, converted, in the case of
                                       the Class A-1 notes, to Australian
                                       dollars in the manner described in the
                                       definition of "Voting Entitlements" and
                                       the redraw bondholders are 75% or more
                                       of the then total Secured Moneys:
                                    .  if any Class A-1 note then remains
                                       outstanding, the Class A-1 note trustee,
                                       or, if the Class A-1 note trustee has
                                       become bound to notify, or seek
                                       directions from, the Class A-1
                                       noteholders or take steps and/or to
                                       proceed under the Class A-1 note trust
                                       deed and fails to do so when required by
                                       the Class A-1 note trustee and such
                                       failure is continuing, the Class A-1
                                       noteholders; if any Class A-2 notes
                                       remain outstanding, the Class A-2
                                       noteholders; and if any redraw bonds
                                       remain outstanding, the redraw
                                       bondholders; or

                                    .  if none of the above securities then
                                       remain outstanding, the Class B
                                       noteholders; and
                                    .  otherwise:
                                    .  if any Class A-1 note remains
                                       outstanding, the Class A-1 note trustee, or, if the Class A-1 note trustee has become bound to take steps and/or to proceed under the Class A-1 note trust deed and fails to do so when required by the Class A-1 note trustee and such failure is continuing, the Class A-1 noteholders; and
                                    .  each other then Secured Creditor other
                                       than the Class A-1 note trustee and the
                                       Class A-1 noteholders.

                                   APPENDIX I

                  Terms and Conditions of the Class A-1 Notes

        This Appendix I constitutes an integral part of this prospectus

      The following, subject to amendments, are the terms and conditions of the Class A-1 Notes, substantially as they will appear on the reverse of any Class A-1 Notes. Class A-1 Notes will initially be issued in book entry form. Class A-1 Notes in definitive form will only be issued in limited circumstances. While the Class A-1 Notes remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A-1 Notes in definitive form. A summary of the provisions applicable to the Class A-1 Notes while in book entry form, including the circumstances in which Class A-1 Notes in definitive form will be issued, is set out in "Description of the Class A-1 Notes--Form of the Class A-1 Notes" of this prospectus.

      Sections in italics are included by way of explanation only and do not constitute part of the terms and conditions of the Class A-1 Notes.

1. General

      The issue of the US$1,000,000,000 Class A-1 Mortgage Backed Floating Rate Notes due 12 July 2031 (the "Class A-1 Notes"), the A$300,000,000 Class A-2 Mortgage Backed Floating Rate Notes due 12 July 2031 (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Class A Notes") and the A$15,000,000 Class B Mortgage Backed Floating Rate Notes due 12 July 2031 (the "Class B Notes") (together the "Notes") by Perpetual Trustee Company Limited, ACN 000 001 007, ("Perpetual") in its capacity as trustee of the Series 2000-1G Medallion Trust (the "Series Trust") (Perpetual in such capacity, the "Issuer") was authorised by a resolution of the board of directors of Perpetual passed on March 16, 2000.

      The Class A-1 Notes: (a) are constituted by a Class A-1 Note Trust Deed (the "Class A-1 Note Trust Deed") dated on or about March 21, 2000 made between the Issuer, Securitisation Advisory Services Pty Limited, ACN 064 133 946, (the "Manager") and The Bank of New York, New York Branch (the "Class A-1 Note Trustee") as trustee for the several persons who are for the time being registered holders of the Class A-1 Notes (each a "Class A-1 Noteholder" and together the "Class A-1 Noteholders"); and (b) are issued subject to, and with the direct or indirect benefit of, amongst other things (i) a Master Trust Deed (the "Master Trust Deed") dated 8 October 1997 made between the Manager and Perpetual, as amended from time to time; (ii) a Series Supplement (the "Series Supplement") dated on or about March 18, 2000 made between Commonwealth Bank of Australia, ACN 123 123 124 (generally the "Bank" and in its respective capacities under the Series Supplement the "Seller" and the initial "Servicer"), the Manager and the Issuer; (iii) a Security Trust Deed (the "Security Trust Deed") dated on or about March 18, 2000 made between the Issuer, the Manager, the Class A-1 Note Trustee and P.T. Limited, ACN 004 454 666 (the "Security Trustee"); (iv) the Class A-1 Note Trust Deed; (v) these terms and conditions (the "Conditions"); and (vi) the Agency Agreement (as defined below).

      Certain provisions of these Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in Condition 3) and are subject to the detailed provisions of the Transaction Documents, a copy of which may be inspected as indicated in Condition 3.

      Payments of interest and principal, and the calculation of certain amounts and rates, under these Conditions in respect of the Class A-1 Notes will be made pursuant to an Agency Agreement (the "Agency Agreement") dated on or about March 21, 2000 made between the Issuer, the Class A-1 Note Trustee, the Manager, The Bank of New York, New York Branch, as the initial principal paying agent (the "Principal Paying Agent") (together with any other paying agent appointed from time to time under the Agency Agreement, the "Paying Agents"), as the initial agent bank (the "Agent Bank") and as the initial Class A-1 note registrar (the "Class A-1 Note Registrar") and The Bank of New York, London Branch and as an initial paying agent.

      The Issuer has entered into ISDA Master Agreements (each a "Currency Swap Agreement") with Merrill Lynch Capital Services Inc. and Commonwealth Bank of Australia (each a "Currency Swap Provider") and the Manager, each together with a schedule and a credit support annex and a confirmation relating thereto in respect of the Class A-1 Notes (each such confirmation documenting a "Class A-1 Currency Swap").

      The Class A-1 Notes will on issue be listed on the London Stock Exchange Limited (the "London Stock Exchange").

      "US$" means the lawful currency for the time being of the United States of America and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2. Definitions and Interpretation

  2.1 Incorporated Definitions and other Provisions

      Where in these Conditions a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that other Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of these Conditions unless and until the amendment: (a) if it does not effect a Payment Modification (as defined in Condition 10.3) is either: (i) if the Class A-1 Note Trustee is of the opinion that the amendment will not be materially prejudicial to the interests of the Class A-1 Noteholders, consented to by the Class A-1 Note Trustee; or (ii) otherwise, approved by a Special Majority (as defined in Condition 10.3) of the Class A-1 Noteholders under the Class A-1 Note Trust Deed; or (b) if the amendment does effect a Payment Modification (as defined in Condition 10.3), is consented to by each Class A-1 Noteholder.

  2.2 Interpretation

      In these Conditions, unless the context otherwise requires: (a) a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation; (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder; (c) subject to Condition 2.1, a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time; (d) words importing the singular include the plural (and vice versa); (e) words denoting a given gender include all other genders; and (f) headings are for convenience only and do not affect the interpretation of these Conditions.

  2.3 Calculations

      Except as expressly provided otherwise in these Conditions, all calculations in a given currency under these Conditions will be rounded down to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 4 decimal places.

3. Class A-1 Noteholders Bound

      The Class A-1 Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection during normal business hours on New York business days at the registered office for the time being of the Class A-1 Note Trustee (which is, at the date of these Conditions, 101 Barclay Street, 21W, New York, New York, 10286).

      "Transaction Documents" means the Master Trust Deed in so far as it relates to the Series Trust, the Series Supplement, the Currency Swap Agreements, the Interest Rate Swap Agreement, the Liquidity Facility Agreement, the Standby Redraw Facility Agreement, the GEMICO Mortgage Insurance Policies, the Security Trust Deed, the Dealer Agreement, the Underwriting Agreement, the Class A-1 Note Trust Deed, these Conditions, the Agency Agreement and any other document which is agreed by the Manager and the Issuer to be a Transaction Document in relation to the Series Trust.

      "Dealer Agreement", "GEMICO Mortgage Insurance Policies", "Interest Rate Swap Agreement", "Liquidity Facility Agreement", "Standby Redraw Facility Agreement" and "Underwriting Agreement" have the same respective meanings as in the Series Supplement. Further details of these documents are contained in "The Mortgage Insurance Policies", "Description of the Class A-1 Notes--The Interest Rate Swaps", "Description of the Transaction Documents--The Liquidity Facility,--The Standby Redraw Facility", "Plan of Distribution" and "Listing and General Information--Transaction Documents Available for Inspection" of this prospectus.

4. Form, Denomination and Title of and to, and the issue of definitive, Class A-1 Notes

  4.1 Form and Denomination

        The Class A-1 Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 or integral multiples thereof. The initial principal amount of each Class A-1 Note (the "Initial Invested Amount" in relation to that Class A-1 Note) will be stated on its face.

  4.2 Title

      Title to the Class A-1 Notes will only be shown on, and will only pass by registration in, the register (the "Class A-1 Note Register") maintained by the Class A-1 Note Registrar in accordance with the Agency Agreement. Class A-1 Notes may be transferred, or may be exchanged for other Class A-1 Notes in any authorised denominations and a like Invested Amount (as defined in Condition 6.4), upon the surrender of the Class A-1 Notes to be transferred or exchanged duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an eligible guarantor institution) and the provision of such other documents as the Class A-1 Note Registrar may reasonably require, to a specified office of the Class A-1 Note Registrar (as set out at the end of these Conditions or otherwise notified to Class A-1 Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the Class A-1 Note Registrar may require payment by the Class A-1 Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Notes. The Class A-1 Note Registrar need not register transfers or exchanges of Class A-1 Notes for a period of 30 days preceding the due date for any payment with respect to the Class A-1 Notes or for a period, not exceeding 30 days, specified by the Class A-1 Note Trustee prior to any meeting which includes Class A-1 Noteholders under the Master Trust Deed or the Security Trust Deed. The Issuer, the Class A-1 Note Trustee, the Manager, the Agent Bank and each Paying Agent may accept the correctness of the Class A-1 Note Register and any information provided to it by the Class A-1 Note Registrar and is not required to enquire into its authenticity. None of the Issuer, the Class A-1 Note Trustee, the Manager, the Agent Bank, any Paying Agent or the Class A-1 Note Registrar is liable for any mistake in the Class A-1 Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

5. Status, Security and Relationship between the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Redraw Bonds

  5.1 Status of the Securities
      The Notes and the Redraw Bonds (as defined in Condition 5.6) (together the "Securities") are direct, secured (as described in Condition 5.2) limited recourse (as described in Condition 5.3) obligations of the Issuer.

  5.2 Security

      The obligations of the Issuer under the Securities are (amongst the other payment obligations of the Issuer comprising the Secured Moneys (as defined below)) secured, pursuant to the Security Trust Deed, in favour of the Security Trustee as trustee for the Secured Creditors (as defined below), by a floating charge (the "Charge") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Series Trust (the "Charged Property"). The Charged Property includes an equitable interest in certain mortgage loans, and related mortgages, acquired by the Issuer from the Seller. The Charge is a first ranking security, subject only to the Prior Interest in the Charged Property.

      Further details regarding the Charged Property are contained in "Description of the Assets of the Trust" of this prospectus

      "Class A Noteholders" means the Class A-1 Noteholders and the Class A-2 Noteholders (as defined in the Series Supplement).

      "Invested Amount" in relation to a Class A-1 Note is defined in Condition
6.4 and in relation to a Class A-2 Note, Class B Note or Redraw Bond means (as defined in the Series Supplement) A$100,000 less the aggregate of all amounts previously paid in relation to that Note or Redraw Bond on account of principal pursuant to clause 10.3(c) of the Series Supplement.

      "Prior Interest" means the lien over, and right of indemnification from, the Charged Property held by the Issuer under, and calculated in accordance with, the Master Trust Deed for the fees, costs, charges and expenses incurred by or payable to the Issuer (in its capacity as trustee of the Series Trust) in accordance with the Master Trust Deed and the Series Supplement (other than the Secured Moneys) which are unpaid or paid by the Issuer but not reimbursed to the Issuer from the assets and property of the Series Trust.

      "Secured Creditors" means the Class A-1 Note Trustee (in its personal capacity and as trustee of the Class A-1 Trust established under the Class A-1 Note Trust Deed), each Paying Agent, each Securityholder, each Hedge Provider, the Liquidity Facility Provider (as defined in the Series Supplement), the Standby Redraw Facility Provider (as defined in the Series Supplement), the Servicer and the Seller.

      "Secured Moneys" means, without double counting, the aggregate of all moneys owing to the Security Trustee or to a Secured Creditor under any of the Transaction Documents, whether such amounts are liquidated or not or are contingent or presently accrued due, and includes all rights sounding in damages only provided that:

  (a)the amount owing by the Issuer in relation to the principal component of a Security is to be calculated by reference to the Invested Amount of that Security;

  (b) the amount owing by the Issuer in relation to the principal component of the Standby Redraw Facility Agreement is to be calculated by reference to the aggregate of the Standby Redraw Facility Principal and the Unreimbursed Principal Charge-offs in relation to the Standby Redraw Facility Principal; and

  (c)the Secured Moneys do not include any fees or value added tax payable to the Class A-1 Note Trustee or an Agent referred to in clause 12.7 of the Class A-1 Note Trust Deed or Clause 12.6 of the Agency Agreement.

      "Securityholders" means the Class A Noteholders, the Class B Noteholders (as defined in the Series Supplement) and the Redraw Bondholders (as defined in the Series Supplement).

  5.3 Limited Recourse
      The liability of the Issuer to make interest and principal payments on the Class A-1 Securities is limited, except in certain circumstances described in Condition 12, to the assets and property of the Series Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Series Supplement (prior to enforcement of the Charge) or the Security Trust Deed (following enforcement of the Charge).

      The net proceeds of realisation of the assets and property of the Series Trust (including following enforcement of the Charge) may be insufficient to pay all amounts due to the Class A-1 Noteholders and any other amounts ranking in priority to or equally with amounts due to the Class A-1 Noteholders. Except in the limited circumstances described in Condition 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other series trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Class A-1 Noteholders.

      None of the Bank, the Manager, the Class A-1 Note Trustee, the Security Trustee, any Agent, each Currency Swap Provider or the Managers (as defined in the Underwriting Agreement), amongst others, has any obligation to any Class A-1 Noteholder for payment of any amount owed by the Issuer in respect of the Class A-1 Notes.

  5.4 No Preference within the Class A-1 Notes
      The Class A-1 Notes rank equally and rateably and without any preference or priority among themselves.

  5.5 Ranking of Class A-1 and Class A-2 Notes
      Prior to the enforcement of the Charge, under the Series Supplement the Class A-1 Notes and Class A-2 Notes will rank equally and rateably in relation to the payment of interest and the repayment of principal (the amounts payable by the Issuer under the Series Supplement in relation to the Class A-1 Notes will be calculated by reference to the applicable Australian dollar amounts payable by the Issuer to the Currency Swap Providers, which rank equally and rateably with amounts payable in respect of the Class A-2 Notes, which in turn will be applied to meet the payment of interest and the repayment of principal (as applicable) on the Class A-1 Notes as explained, respectively, in Conditions 6.9 and 7.2). Following enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Class A-1 Notes and the Class A-2 Notes will rank rateably (the amounts owing in respect of the Class A-1 Notes will, for the purposes of determining distributions to, and allocations between, the Class A-1 Noteholders, the Class A-2 Noteholders and the other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

  5.6 Issue of Redraw Bonds
      Under the Series Supplement, the Issuer is entitled to issue debt securities ("Redraw Bonds") from time to time at the direction of the Manager. If prior to a Determination Date, the Manager considers that the aggregate of:

  (a) the Principal Collections, the Principal Charge-Off Reimbursements (as defined in Condition 7.10) and the Other Principal Amounts for the Collection Period ending on the Determination Date; and

  (b) the Standby Redraw Facility Advance (as hereinafter defined) (if any) to be made on the next Distribution Date (as defined in Condition 6.2), as estimated by the Manager are likely to be insufficient to meet in full the aggregate of:

  (c) the Seller Advances; and

  (d) the Standby Redraw Facility Principal,

that the Manager estimates will be outstanding on the Determination Date, the Manager may direct the Issuer to issue Redraw Bonds for a principal amount specified in the direction. The maximum Stated Amount (as hereinafter defined) of the Redraw Bonds outstanding on any Distribution Date (after taking into account any expected repayment of principal on the Redraw Bonds on that Distribution Date) must not exceed the Redraw Bond Principal Limit.

      "Collection Period", "Determination Date", "Other Principal Amount", "Principal Collections", "Redraw Bond Principal Limit", "Seller Advance", "Standby Redraw Facility Advance", "Standby Redraw Facility Principal" and "Stated Amount" in relation to the Redraw Bonds have the same respective meanings as in the Series Supplement. For a description of these, see "Description of the Class A-1 Notes--Key Dates and Periods,--Determination of the Available Principal Amount and--Redraws" and "Glossary" of this prospectus.

      Prior to the enforcement of the Charge, under the Series Supplement: (i) the payment of interest on the Redraw Bonds will rank equally and rateably with the payment of interest on the Class A Notes (or, in the case of the Class A-1 Notes, equally and rateably with the payment of the relevant A$ amount by the Issuer to the Currency Swap Providers which in turn will be applied to meet the payment of interest on the Class A-1 Notes as explained in Condition 6.9); and
(ii) the repayment of principal on the Redraw Bonds will rank ahead of the repayment of principal on the Class A Notes (or, in the case of the Class A-1 Notes, ahead of the payment of the relevant A$ amount by the Issuer to the Currency Swap Providers which in turn will be applied to meet the repayment of principal on the Class A-1 Notes as explained in Condition 7.2).

      Following the enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Redraw Bonds will rank rateably with the payment of amounts owing in relation to the Class A Notes (the amounts owing in respect of the Class A-1 Notes will, for the purposes of determining distributions to, and allocations between, the Class A-1 Noteholders and Redraw Bondholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

  5.7 Subordination of Class B Notes

      Prior to the enforcement of the Charge, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Class A Notes and the Redraw Bonds in accordance with the Series Supplement; and the repayment of the principal on the Class B Notes is, to a certain extent, subordinated to, amongst other things, the repayment of the principal on the Class A Notes and the Redraw Bonds in accordance with the calculations to be made of the amounts to be paid by the Issuer under the Series Supplement (in the case of the Class A-1 Notes, the subordination of the Class B Notes is in respect of the relevant A$ amounts payable by the Issuer to the Currency Swap Providers which in turn will be applied to meet the payment of interest and the repayment of principal on the Class A-1 Notes as explained, respectively, in Conditions 6.9 and 7.2.). For a description of the order of application of available proceeds under the Series Trust, the consequent subordination of the payment of interest and repayment of principal on the Class B Notes, see "Description of the Class A-1 Notes--Distribution of the Available Income Amount,--Distribution of the Available Principal Amount and--Allocation of Principal to Class A Notes and Class B Notes" of this prospectus.

      Following the enforcement of the Charge, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Class A Notes and the Redraw Bonds (the amounts owing in respect of the Class A-1 Notes will, for the purposes of determining distributions to, and allocations between, the Class A-1 Noteholders, and Class B Noteholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed). For a description of the order of application of the proceeds of the enforcement of the Charge under the Security Trust Deed, see "Description of the Transaction Documents--The Security Trust Deed--Priorities under the Security Trust Deed" of this prospectus.

      The Security Trust Deed contains provisions requiring the Security Trustee, subject to other provisions of the Security Trust Deed, to give priority to the interests of the Class A Noteholders and the Redraw Bondholders if there is a conflict between the interests of the Class A Noteholders and the Redraw Bondholders (on the one hand) and any other Secured Creditor, including the Class B Noteholders (on the other hand). In determining the interests of the Class A-1 Noteholders, the Security Trustee may rely on a determination of the Class A-1 Note Trustee.

  5.8 The Securities Rank Equally Except as Provided in the Transaction
  Documents

      The Securities enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6. Interest

  6.1 Period of Accrual

      Each Class A-1 Note accrues interest from (and including) March 27, 2000 (the "Closing Date") and ceases to accrue interest on (but excluding) the earliest of:

    (a) the date on which the Stated Amount (as hereinafter defined) of the Class A-1 Note is reduced to zero and all accrued but previously unpaid interest, is paid in full;

    (b) the date on which the Class A-1 Note is redeemed or repaid in full in accordance with Condition 7 (other than Condition 7.6) unless, upon presentation, payment is improperly withheld or refused in which case the Class A-1 Note will continue to bear interest in accordance with this Condition 6

        (both before and after judgment) until (but excluding) whichever is the earlier of:

              (i) the day on which all sums due in respect of the Class A-1
                  Note up to that day are received by or on behalf of the Class A-1 Noteholder; and

              (ii) the seventh day after notice is given to the Class A-1
                   Noteholder (either in accordance with Condition 11.1 or individually) that, where required by Condition 8.2, upon presentation thereof being duly made, such payment will be made, provided that upon such presentation payment is in fact made; and

    (c) the date on which the Class A-1 Note is deemed to be redeemed in accordance with Condition 7.6.

      "Stated Amount" in relation to:

    (a) a Class A-1 Note at any given time means the Initial Invested Amount of that Class A-1 Note less the sum of:

              (i) the aggregate of all amounts previously paid in relation to that Class A-1 Note on account of principal pursuant to Condition 7.2(c); and

              (ii) the aggregate of all then Unreimbursed Principal Charge-
                   offs (as defined in Condition 7.10) in relation to that Class A-1 Note; and

    (b) any other Security at any given time means (as defined in the Series Supplement) A$100,000 less the sum of:

              (i) the aggregate of all amounts previously paid in relation to that A$ Security on account of principal pursuant to clause
                  10.3 of the Series Supplement; and

              (ii) the aggregate of all then Unreimbursed Principal Charge-
                   Offs (as defined in the Series Supplement) in relation to that A$ Security.

      For a description of how the Stated Amount is determined for the Securities see "Description of the Class A-1 Notes--Distribution of the Available Principal Amounts--Allocations of Principal to Class A Notes and Class B Notes and--Principal Charge-Off" and "Glossary" of this prospectus.

  6.2 Accrual Periods

      The period that a Class A-1 Note accrues interest in accordance with Condition 6.1 is divided into periods (each an "Accrual Period"). The first Accrual Period for a ClassA-1 Note commences on (and includes) the Closing Date and ends on (but does not include) the first Distribution Date thereafter. Each succeeding Accrual Period for a Class A-1 Note commences on (and includes) a Distribution Date and ends on (but does not include) the next Distribution Date. The final Accrual Period for a Class A-1 Note ends on (but does not include) the date on which interest ceases to accrue on the Class A-1 Note pursuant to Condition 6.1.

      "Distribution Date" means the 12th day of July, October, January and April in each year (or, if such a day is not a Business Day, the next Business
Day). The first Distribution Date is 12 July 2000 (or, if that day is not a Business Day, the next Business Day).

      "Business Day" means any day on which banks are open for business in Sydney, New York City and London other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

  6.3 Interest Rate for the Class A-1 Notes

      The rate of interest ("Interest Rate") payable from time to time in respect of a Class A-1 Note and an Accrual Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Accrual Period and the Issue Margin (as hereinafter defined) in relation to the Class A-1 Note.

      "USD-LIBOR-BBA" for an Accrual Period will be calculated by the Agent Bank in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Accrual Period, to paragraph (c) below):

  (a) on the second Banking Day before the beginning of the Accrual Period (a "Rate Set Date") the Agent Bank will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Accrual Period for three-month deposits in US dollars in the London inter-bank market which appears on the Rate Page (as hereinafter defined) as of 11.00am, London time, on the Rate Set Date;

  (b) if such rate does not appear on the Rate Page at that time, the USD-LIBOR-BBA for that Accrual Period will be determined as if the Issuer and the Agent Bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for an Accrual Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Agent Bank) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Agent Bank and the Currency Swap Providers, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Accrual Period will be the most recently determined rate in accordance with paragraph (a); and

      (c) the USD-LIBOR-BBA for the first Accrual Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Accrual Period.

      "Banking Day" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

      "Rate Page" means Telerate Page 3750 or, if Telerate Page 3750 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Agent Bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Agent Bank and approved by the Class A-1 Note Trustee.

      "Issue Margin" in relation to a Class A-1 Note means, subject to the following:

      (a) for the period from, and including, the Closing Date to, but excluding, the Call Date (as defined in Condition 7.3), % per annum; and

      (b)for the period from, and including, the Call Date to, but excluding, the date on which that Class A-1 Note ceases to accrue interest in accordance with Condition 6.1, % per annum.

      If on or after the Call Date the Issuer, at the direction of the Manager, proposes to exercise its option to redeem the Securities at their Stated Amount in accordance with Condition 7.3 on a Distribution Date but is unable to do so because, following a meeting of Securityholders convened under the provisions of the Security Trust Deed by the Manager for this purpose, the Securityholders have not approved by an Extraordinary Resolution (as defined in Condition 9.1) the redemption of the Securities at their Stated Amount, then the Issue Margin in relation to each Class A-1 Note from, and including, that Distribution Date to, but excluding, the date on which that Class A-1 Note ceases to accrue interest in accordance with Condition 6.1, is % per annum.

      There is no maximum or minimum Interest Rate for the Class A-1 Notes.

  6.4 Calculation of Interest on the Class A-1 Notes

      Interest on each Class A-1 Note for an Accrual Period (the "Class A-1 Interest Amount") is calculated by applying the Interest Rate for that Class A-1 Note for that Accrual Period to the Invested Amount of that Class A-1 Note on the first day of the Accrual Period (after taking into account any reductions in the Invested Amount of that Class A-1 Note on that day), by then multiplying such product by the actual number of days in the Accrual Period divided by 360 and rounding the resultant figure down to the nearest cent.

      "Invested Amount" in relation to a Class A-1 Note means the Initial Invested Amount of that Class A-1 Note less the aggregate of all amounts previously paid in relation to that Class A-1 Note on account of principal pursuant to Condition 7.2(c).

  6.5 Determination of Interest Rate and Class A-1 Interest Amount

        The Agent Bank will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the Class A-1 Notes, and calculate the Class A-1 Interest Amount, for the immediately succeeding Accrual Period in accordance with, respectively, Conditions 6.3 and 6.4. The determination of the Interest Rate, and the calculation of the Class A-1 Interest Amount, by the Agent Bank in accordance with, respectively, Conditions 6.3 and 6.4 will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

  6.6 Notification and Publication of Interest Rate and Class A-1 Interest
  Amount

        The Agent Bank will cause the Interest Rate and the Class A-1 Interest Amount for each Accrual Period, and the date of the next Distribution Date, to be notified to the Issuer, the Manager, the Class A-1 Note Trustee, the Currency Swap Providers, the Paying Agents and the London Stock Exchange (for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange) on or as soon as practical after the Agent Bank has determined the Interest Rate and calculated the Class A-1 Interest Amount or on such earlier date as the London Stock Exchange may require (for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange) and will cause the same to be published in accordance with Condition 11.2 as soon as practical after that notification. The Class A-1 Interest Amount and the Distribution Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Accrual Period. If following the occurrence of an Event of Default (as defined in Condition 9.1), the Security Trustee declares in accordance with the Security Trust Deed that the Class A-1 Notes are immediately due and payable, the Class A-1 Interest Amount and the Interest Rate in respect of the Class A-1 Notes will nevertheless continue to be calculated by the Agent Bank in accordance with this Condition, but no publication of the Class A-1 Interest Amount or the Interest Rate so calculated or the Distribution Dates needs to be made unless, in the case of the Class A-1 Interest Amount or the Interest Rate, the Class A-1 Note Trustee otherwise requires.

        For a description of the expression "Event of Default" see "Description of the Transaction Documents--The Security Trust Deed" and "Glossary" of this prospectus.

  6.7 Determination or Calculation by the Class A-1 Note Trustee

        If the Agent Bank at any time for any reason does not determine the Interest Rate in respect of the Class A-1 Notes, or calculate the Class A-1 Interest Amount, in accordance with this Condition 6, the Class A-1 Note Trustee will do so and each such determination or calculation by the Class A-1 Note Trustee will be as if made by the Agent Bank. In doing so, the Class A-1 Note Trustee will apply the foregoing provisions of this Condition 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

  6.8 Agent Bank

      The Issuer will procure that, for so long as any of the Class A-1 Notes remain outstanding, there will at all times be an Agent Bank. The Issuer, at the direction of the Manager, may with the prior written approval of the Class A-1 Note Trustee, terminate the appointment of the Agent Bank immediately on the occurrence of certain events specified in the Agency Agreement in relation thereto or, otherwise, by giving not less than 60 days' notice in writing to, amongst others, the Agent Bank. Notice of that termination will be given by the Issuer to the Class A-1 Noteholders in accordance with Condition 11.1. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer, at the direction of the Manager, will appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank will take effect until a successor approved by the Class A-1 Note Trustee has been appointed and notice of the appointment of the successor has been given by the Issuer to the Class A-1 Noteholders in accordance with Condition 11.1. The initial Agent Bank and its specified office are set out at the end of these Conditions.

  6.9  Payment of the Class A-1 Interest Amount

      The Class A-1 Interest Amount for each Accrual Period in relation to a Class A-1 Note is payable in arrear in US$ on the Distribution Date which is the last day of the Accrual Period. On each Distribution Date prior to the enforcement of the Charge, the Issuer must:

  (a) to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the directions of the Manager, the A$ Class A-1 Interest Amount and any A$ Class A-1 Unpaid Interest Amount in relation to that Distribution Date rateably to the Currency Swap Providers in accordance with the Class A-1 Currency Swaps;

  (b) direct each Currency Swap Provider (which direction may be contained in the relevant Class A-1 Currency Swap) to pay the Class A-1 Interest Payments on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

  (c) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A-1 Interest Payments received by it from the Currency Swap Providers on a Distribution Date rateably amongst the Class A-1 Notes based on their Stated Amounts towards the Class A-1 Interest Amount in relation to each Class A-1 Note in relation to the Accrual Period ending on that Distribution Date and any then Class A-1 Unpaid Interest Amount (as defined in Condition 6.10) in relation to each Class A-1 Note (to the extent included in the Class A-1 Interest Payment) in accordance with, and subject to, these Conditions and the Agency Agreement.

      "A$ Class A-1 Interest Amount" , "A$ Class A-1 Unpaid Interest Amount" and "Class A-1 Interest Payment" have the same respective meanings as in the Series Supplement. The method for calculating these, the order of application of available funds for payment of the A$ Class A-1 Interest Amount and A$ Class A-1 Unpaid Interest Amount on a Distribution Date and other payments ranking in priority to or equally with payment of those amounts on a Distribution Date under the Series Supplement are explained in "Description of the Class A-1 Notes-- Distribution of the Available Income Amount and--the Currency Swap--Interest Payments" of this prospectus.

  6.10 Interest on unpaid Interest Amounts

      If interest is not paid in respect of a Class A-1 Note on the date when due and payable, that unpaid interest will itself bear interest at the Interest Rate in relation to the Class A-1 Notes applicable from time to time until (but excluding the date of payment) the unpaid interest, and interest on it, is paid in accordance with Condition 6.9 (the unpaid interest and interest on that unpaid interest, in relation to a Class A-1 Note, is a "Class A-1 Unpaid Interest Amount").

7. Redemption of the Class A-1 Notes

  7.1 Final redemption of the Class A-1 Notes

      Unless previously redeemed (or deemed to be redeemed) in full, the Issuer will redeem the Class A-1 Notes at their then Stated Amount, together with all then accrued but unpaid interest, on the Distribution Date occurring in July 2030 (the "Scheduled Maturity Date").

  7.2 Part Redemption of Class A-1 Notes

      Subject to Conditions 7.3, 7.4 and 7.6, on each Distribution Date prior to the enforcement of the Charge until the Stated Amount of the Class A-1 Notes is reduced to zero the Issuer must :

  (a) pay, in accordance with the directions of the Manager, the A$ Class A-1 Principal Amount (if any) in relation to that Distribution Date to the Currency Swap Providers in accordance with the Class A-1 Currency Swaps;

  (b) direct each Currency Swap Providers (which instruction may be contained in the relevant Class A-1 Currency Swap) to pay on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement the US$ Equivalent of the amount of the A$ Class A-1 Principal Amount (such US$ Equivalent of the A$ Class A-1 Principal Amount being the "Class A-1 Principal Amount") received by the Currency Swap Provider from the Issuer on that Distribution Date; and

  (c) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay Class A-1 Principal Amount received from the Currency Swap Providers equally amongst the Class A-1 Notes towards the repayment of the Stated Amount on the Class A-1 Notes in accordance with, and subject to, these Conditions and the Agency Agreement. Such a payment of the Stated Amount on a Class A-1 Note will constitute a redemption of the Class A-1 Note in part to the extent of such repayment and, upon such repayment, the obligation of the Issuer with respect to the Class A-1 Note will be discharged to the extent of such repayment.

      "A$ Class A-1 Principal Amount" and "US$ Equivalent" have the same respective meanings as in the Series Supplement. The method for calculating these and the other payments ranking in priority to or equally with the payment of the A$ Class A-1 Principal Amount on a Distribution Date under the Series Supplement are described in "Description of Class A-1 Notes-- Distribution of the Available Principal Amount,--Allocation of Principal to Class A Notes and Class B Notes and--The Currency Swap--Principal Payments of this prospectus.

  7.3 Call Option

      The Issuer will, subject to the other provisions of this Condition 7 and prior to the enforcement of the Charge, when directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities at their then Invested Amount, subject to the following, together with all accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, on any Distribution Date falling on or after the earlier of:

  (a) the date on which the aggregate Mortgage Loan Principal (as defined in the Series Supplement) expressed as a percentage of the aggregate Mortgage Loan Principal at the beginning of business (Sydney time) on March 18, 2000 falls below 10%; and

  (b) the Distribution Date falling in July 2007 (the "Call Date").

      Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition 9.1) of the Securityholders together.

      The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities on such a Distribution Date unless the Issuer is in a position on the Distribution Date to repay in respect of the Securities their then Invested Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

      The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this Condition 7.3 will occur to the Seller, the Class A-1 Note Trustee, the Principal Paying Agent, the Agent Bank and to the Class A-1 Noteholders in accordance with Condition 11.1.

  7.4 Redemption for Taxation or Other Reasons

      If the Manager satisfies the Issuer and the Class A-1 Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer becomes subject (or the application or official interpretation thereof) (a "Relevant Jurisdiction") from that in effect on the Closing Date, either:

  (a) on the next Distribution Date the Issuer will be required to deduct or withhold from any payment of principal or interest in respect of the Class A-1 Notes or any other class of the Securities any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

  (b) the total amount payable in respect of interest in relation to any of the Mortgage Loans (as defined in the Series Supplement) for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Issuer taking reasonable measures available to it, the Issuer must, when so directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities on any subsequent Distribution Date at their then Invested Amount, subject to the following, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption. Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition 9.1) of the Securityholders together.

      The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities unless the Issuer is in a position on such Distribution Date to repay in respect of the Securities their then Invested Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

      The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this Condition 7.4 will occur to the Class A-1 Note Trustee, the Seller, the Principal Paying Agent, the Class A-1 Note Registrar, the Agent Bank and the Class A-1 Noteholders in accordance with Condition 11.1.

      If an event referred to in paragraph (a) of this Condition 7.4 occurs in respect of only the Class A-1 Notes (and not any other Securities) and as a result thereof the Issuer gives notice in accordance with this Condition 7.4 that it proposes to redeem all of the Securities on the Distribution Date referred to in that notice, the Class A-1 Noteholders may by a Special Majority (as defined in Condition 10.3) in accordance with the Class A-1 Note Trust Deed elect that they do not require the Issuer to redeem the Class A-1 Notes. If the

Class A-1 Noteholders make such an election they (or the Class A-1 Note Trustee on their behalf) must notify the Issuer and the Manager not less than 21 days before the proposed Distribution Date for the redemption of the Class A-1 Notes. Upon receipt of such a notice, the Issuer must not so redeem the Securities.

  7.5 Certification

      For the purpose of any redemption made under Condition 7.3 or 7.4, the Issuer and the Class A-1 Note Trustee may rely on any certificate of an Authorised Officer (as defined in the Master Trust Deed) of the Manager that the Issuer will be in a position to repay in respect of the Securities their then Invested Amount or Stated Amount, as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Security Trust Deed to be paid in priority to or equally with the Securities if the Charge were enforced.

  7.6 Redemption on Final Payment

      Upon a final distribution being made in respect of the Class A-1 Notes under clause 26.12 of the Series Supplement or clause 13.1 of the Security Trust Deed, the Class A-1 Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Class A-1 Interest Amount or any Class A-1 Unpaid Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the Class A-1 Notes will be extinguished in full.

      For a description of the circumstances in which a final distribution will be made in respect of the Class A-1 Notes see "Description of the Class A-1 Notes--Termination of the Trust" and "Description of the Transaction Documents--The Security Trust Deed" of this prospectus.

  7.7 Cancellation

      All Class A-1 Notes redeemed in full (or deemed to be redeemed in full) pursuant to the above Conditions will be cancelled and may not be resold or reissued.

  7.8 No Payment in excess of Stated Amount

      Subject to Conditions 7.3 and 7.4, no amount of principal will be repaid in respect of a Class A-1 Note in excess of the Stated Amount of the Class A-1 Note.

  7.9 Application of Principal Charge-offs

      If on a Determination Date (as hereinafter defined) any Principal Charge-off is allocated to the Class A-1 Notes in accordance with the Series Supplement, it will reduce the Stated Amount of the Class A-1 Notes (equally and rateably according to their Stated Amount) by an amount equal to the US$ Equivalent of the amount so allocated until the Stated Amount of the Class A-1 Notes is reduced to zero. A reduction in the Stated Amount of a Class A-1 Note in accordance with the foregoing will take effect on the next Distribution Date.

      "Determination Date" and "Principal Charge-off" have the same respective meanings as in the Series Supplement. These expressions, the method of calculating a Principal Charge-off and the application of a Principal Charge-off amongst the Securities (and others) are explained in "Description of the Class A-1 Notes--Key Dates and Periods and--Principal Charge-offs" of this prospectus.

  7.10 Principal Charge-offs Reimbursement

      If on a Determination Date any Principal Charge-off Reimbursement is allocated to the Class A-1 Notes in accordance with the Series Supplement, it will reduce the Unreimbursed Principal Charge-offs of the Class A-1 Notes (rateably according to their amount of Unreimbursed Principal Charge-offs) by an amount equal to the US$ Equivalent of the amount so allocated until the Unreimbursed Principal Charge-offs in respect of the Class A-1 Notes are reduced to zero. A reduction in the Unreimbursed Principal Charge-offs in respect of the Class A-1 Notes in accordance with the foregoing, and the resultant increase in the Stated Amount of the Class A-1 Notes, will take effect on the next Distribution Date.

      "Principal Charge-off Reimbursement" has the same meaning as in the Series Supplement. This expression, the method of calculating a Principal Charge-off Reimbursement and the allocation of a Principal Charge-off Reimbursement amongst the Securities (and others) is explained in "Description of the Class A-1 Notes--Principal Charge-offs" of this prospectus.

      "Unreimbursed Principal Charge-offs" in relation to a Class A-1 Note at any time means the aggregate of the US$ Equivalent of the Principal Charge-offs up to and including that time allocated to the Class A-1 Note in accordance with Condition 7.9 less the aggregate of the US$ Equivalent of the Principal Charge-off Reimbursements prior to that time allocated to the Class A-1 Note in accordance with this Condition 7.10.

  7.11 Calculation of Class A-1 Principal Amounts, Stated Amounts and other amounts

      (a) No later than two Business Days prior to each Distribution Date, the Manager will determine: (i) the amount of any Class A-1 Principal Amount payable in respect of each Class A-1 Note on the Distribution Date; (ii) the Stated Amount and Invested Amount of each Class A-1 Note as at the first day of the Accrual Period commencing on the Distribution Date (after deducting any Class A-1 Principal Amounts due to be paid in respect of such Class A-1 Note on that Distribution Date and after making any other adjustments to the Stated Amount or the Invested Amount (as the case may be) of the Class A-1 Note in accordance with these Conditions on or with effect from that Distribution Date);
          (iii) the Class A-1 Note Factor (as defined below) as at that Distribution Date; and (iv) the amount of the Class A-1 Interest Payment to be made on the Distribution Date applicable to each Class A-1 Note.

      (b) The Manager will notify the Issuer, the Class A-1 Note Trustee, the Principal Paying Agent, the Agent Bank, the Class A-1 Note Registrar and the London Stock Exchange (for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange) as soon as practical (and in any event by not later than two Business Days prior to the Distribution Date or on such earlier date as the London Stock Exchange may require (for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange)) of each determination of an amount or percentage referred to in Condition 7.11(a) and will cause details of each of those determinations to be published in accordance with Condition 11.2 as soon as practical after that notification. If no Class A-1 Principal Amount is due to be paid on the Class A-1 Notes on any Distribution Date the Manager will cause a notice to be given in accordance with Condition 11.2 as soon as practicable (and in any event by no later than the relevant Distribution Date).

      (c) If the Manager does not at any time for any reason determine a Class A-1 Principal Amount, the Invested Amount or the Stated Amount applicable to the Class A-1 Notes in accordance with this Condition, the Class A-1 Principal Amount, the Invested Amount and the Stated Amount will be determined by the Agent Bank (or, failing the Agent Bank, the Class A-1 Note Trustee) in accordance with this Condition (but based on the information in its possession) and each such determination will be deemed to have been made by the Manager.

      "Class A-1 Note Factor" at a given time means the percentage calculated as follows:
                             CA1NF =   A
                                      --
                                       B

      where:

      CA1NF = the Class A-1 Note Factor;

      A = the aggregate Invested Amount of the Class A-1 Notes on the last day of the just ended Accrual Period; and

      B = the aggregate Initial Invested Amount of the Class A-1 Notes.

8. Payments

  8.1 Method of Payment

      Any instalment on account of interest or principal payable on any Class A-1 Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer to the Principal Paying Agent on the applicable Distribution Date shall be paid to the person in whose name such Class A-1 Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Class A-1 Note Register on such Record Date.

      "Record Date" in relation to a Distribution Date or any other date for any payment to be made in respect of a Class A-1 Note means the day which is the last day of the prior calendar month.

  8.2 Surrender on Final Payment

      Prior to a final distribution being made in respect of the Class A-1 Notes under clause 26.12 of the Series Supplement or clause 13.1 of the Security Trust Deed the ClassA-1 Note Trustee must notify the persons in whose names the Class A-1 Notes are registered on the relevant Record Date of the date upon which the Class A-1 Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant Class A-1 Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Class A-1 Notes and none of the Issuer, the Class A-1 Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Class A-1 Noteholder as a result of any delay in payment due to a Class A-1 Note not having been surrendered in accordance with this Condition 8.2.

      For a description of the circumstances in which a final distribution will be made in respect of the Class A-1 Notes see "Description of the Class A-1 Notes--Termination of the Trust" and "Description of the Transaction Documents--The Security Trust Deed" of this prospectus.

  8.3 Paying Agents

      The initial Paying Agents and their respective specified offices are set out at the end of these Conditions.

      The Issuer, at the direction of the Manager, may with the prior written approval of the Class A-1 Note Trustee terminate the appointment of the Principal Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in London and New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Condition 11.1.

  8.4 Taxation

      All payments in respect of the Class A-1 Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer nor any Paying Agent nor the Class A-1 Note Trustee will be obliged to make any additional payments in respect of the relevant Class A-1 Notes in relation to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer will notify the Class A-1 Note Trustee, the Principal Paying Agent and the Class A-1 Noteholders in accordance with Condition 11.1, thereof.

  8.5 Prescription

      A Class A-1 Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated Amount of that Class A-1 Note to zero. After the date on which a Class A-1 Note becomes void in its entirety, no claim can be made in respect of it.

      "Relevant Date" in respect of a Class A-1 Note means the date on which a payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the Class A-1 Notes due on or before that date has not been duly received by the Principal Paying Agent or the Class A-1 Note Trustee on or prior to such date) the date on which, the full amount of such moneys having been so received and notice to that effect is duly given to the Class A-1 Noteholders in accordance with Condition 11.1.

  8.6 Notify Late Payments

      In the event of the unconditional payment to the Principal Paying Agent or the Class A-1 Note Trustee of any sum due in respect of the Class A-1 Notes or any of them being made after the due date for payment thereof, the Issuer will forthwith give or procure to be given notice to the Class A-1 Noteholders in accordance with Condition 11.1 that such payment has been made.

  8.7 Rounding of Payments

        All payments in respect of the Class A-1 Notes will be rounded down to the nearest cent.

9. Enforcement following occurrence of Event of Default

  9.1 Enforcement

      The Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to Condition 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Securities immediately due and payable (in which case, subject to Condition 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Class A-1 Notes will become immediately due and payable) and enforce the Charge.

      Subject to being indemnified in accordance with the Security Trust Deed and to the provisions of Condition 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

      "Event of Default", "Extraordinary Resolution" and "Voting Secured Creditors" have the same respective meanings as in the Security Trust Deed. For a description of these expressions, see "Description of the Transaction Documents--The Security Trust Deed" and "Glossary" of this prospectus.

  9.2 Security Trustee May Enforce Charge Without Direction

      After the Security Trustee becomes actually aware of the occurrence of an Event of Default, provided that it has been indemnified to its satisfaction in accordance with the Security Trust Deed, the Security Trustee must enforce the Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors if in its opinion, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of the Secured Creditors as a class.

  9.3 Priority of Payments from Proceeds from the enforcement of the Charge

      Following the enforcement of the Charge, all moneys received in connection with the Security Trust Deed by the Security Trustee or by any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed are to be applied, subject to the Security Trust Deed, in accordance with the order of priority contained in the Security Trust Deed For a description of the order of priority contained in the Security Trust Deed and the payment of amounts that rank in priority to or equally with the Class A-1 Notes, see "Description of the Transaction Documents--The Security Trust Deed--Priorities under the Security Trust Deed" of this prospectus.

  9.4 Security Trustee and Class A-1 Note Trustee Not Liable for Loss on enforcement

      Except in the case of fraud, negligence or wilful default (in the case of the Security Trustee) and, subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust (in the case of the Class A-1 Note Trustee), neither the Class A-1 Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Security Trust Deed of any Charged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer or any third party in respect of the Issuer or the Class A-1 Notes or relating in any way to the Charged Property. Without limitation, neither the Class A-1 Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it based on advice received by it in accordance with the applicable requirements of the Class A-1 Note Trust Deed (and the Trust Indenture Act) or the Security Trust Deed, as the case may be.

      "Trust Indenture Act" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Class A-1 Note Trust Deed.

  9.5 Directions from Class A-1 Noteholders to Class A-1 Note Trustee following Event of Default

      If an Event of Default or Potential Event of Default has occurred and is known to the Class A-1 Note Trustee, the Class A-1 Note Trustee must: (a) notify each Class A-1 Noteholder of the Event of Default or Potential Event of Default, as the case may be, within 10 days (or such shorter period as may be required by the rules of the London Stock

Exchange, if the Class A-1 Notes are listed on the London Stock Exchange, or the rules of any other stock exchange on which the Class A-1 Notes are listed) after becoming aware of the Event of Default or Potential Event of Default, provided that except in the case of a default in payment of principal or interest on any Class A-1 Note, the Class A-1 Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorised officers under the Class A-1 Note Trust Deed in good faith determine that withholding the notice is in the interest of Class A-1 Noteholders; (b) if a meeting of Voting Secured Creditors is to be held under the Security Trust Deed, determine whether it proposes to seek directions from Class A-1 Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Class A-1 Noteholders; and (c) vote at any meeting of Voting Secured Creditors held under the Security Trust Deed in accordance, where applicable, with the directions of the Class A-1 Noteholders (whether or not solicited and whether or not all Class A-1 Noteholders have provided such directions) and otherwise in its absolute discretion. In acting in accordance with the directions of Class A-1 Noteholders the Class A-1 Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Class A-1 Notes held by Class A-1 Noteholders who have directed the Class A-1 Note Trustee to vote for or against such a proposal.

      If any of the Class A-1 Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A-1 Notes, the Class A-1 Note Trustee must not vote at a meeting of Voting Secured Creditors under the Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the Charged Property unless: (a) a sufficient amount would be realised to discharge in full all amounts owing to the Class A-1 Noteholders in respect of the Class A-1 Notes and any other amounts owing by the Issuer to any other person ranking in priority to or with the Class A-1 Notes; (b) the Class A-1 Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the Class A-1 Note Trustee, that the cash flow receivable by the Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in paragraph (a); or (c) the Class A-1 Note Trustee is so directed by a Special Majority (as defined in Condition 10.3) of Class A-1 Noteholders.

      Subject to the mandatory provisions of the Trust Indenture Act and provisions in the Class A-1 Note Trust Deed relating to the deemed receipt of notices, the Class A-1 Note Trustee will only be considered to have knowledge or awareness of, or notice of, an Event of Default or Potential Event of Default by virtue of the officers of the Class A-1 Note Trustee (or any related body corporate of the Class A-1 Note Trustee) which have the day to day responsibility for the administration or management of the Class A-1 Note Trustee's (or a related body corporate of the Class A-1 Note Trustee's) obligations in relation to the Series Trust, the trust created under the Class A-1 Note Trust Deed or the Class A-1 Note Trust

Deed, having actual knowledge, actual awareness or actual notice of the occurrence of the events or circumstances constituting an Event of Default or Potential Event of Default, as the case may be, or grounds or reason to believe that such events or circumstances have occurred.

      "Potential Event of Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

  9.6Only Security Trustee May Enforce Charge
      Only the Security Trustee may enforce the Charge and neither the Class A-1 Note Trustee nor any Class A-1 Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of the Security Trust Deed, the Class A-1 Note Trust Deed, the Class A-1 Notes or any other applicable Transaction Document, except as provided for in the Security Trust Deed, the Class A-1 Note Trust Deed, the Master Trust Deed and the Series Supplement. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Charged Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

  9.7Exercise of Class A-1 Noteholder Rights by Class A-1 Note Trustee
      The rights, remedies and discretions of the Class A-1 Noteholders under the Security Trust Deed including all rights to vote or to give an instruction or consent can only be exercised by the Class A-1 Note Trustee on behalf of the Class A-1 Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Class A-1 Note Trustee as being given on behalf of the Class A-1 Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Class A-1 Note Trust Deed, whether the Class A-1 Note Trustee or the Class A-1 Noteholders from time to time have complied with any requirements under the Class A-1 Note Trust Deed or as to the reasonableness or otherwise of the Class A-1 Note Trustee.

10. Meetings of Voting Secured Creditors, directions of Class A-1 Noteholders, modifications, consents, waivers and indemnities

  10.1Meetings of Voting Secured Creditors
      The Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Securities immediately due and payable and/or to enforce the Charge.

  10.2Directions of Class A-1 Noteholders
      Under the Class A-1 Note Trust Deed the Class A-1 Note Trustee may seek directions from the Class A-1 Noteholders from time to time including following the occurrence of an Event of Default. The Class A-1 Note Trustee will not be responsible for acting in good faith upon a direction given, or purporting to be given, by Class A-1 Noteholders holding Class A-1 Notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 Notes.

      If the Class A-1 Note Trustee is entitled under the Master Trust Deed or the Security Trust Deed to vote at any meeting on behalf of Class A-1 Noteholders the Class A-1 Note Trustee must vote in accordance with the directions of the Class A-1 Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Class A-1 Noteholders the Class A-1 Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A-1 Notes held by Class A-1 Noteholders who have directed the Class A-1 Note Trustee to vote for or against that proposal.

      For the purposes of seeking any consent, direction or authorisation from Class A-1 Noteholders the Class A-1 Note Trustee may by notice to the Class A-1 Noteholders specify a date, not earlier than the date of the notice, upon which the persons who are the Class A-1 Noteholders and the Invested Amount of the Class A-1 Notes held by them will be determined based upon the details recorded in the Class A-1 Note Register as at 5.30pm on that date.

  10.3Amendments to Class A-1 Note Trust Deed and the Class A-1 Notes
      Pursuant, and subject, to the Class A-1 Note Trust Deed and subject to any approval required by law, the Class A-1 Note Trustee, the Manager and the Issuer may together agree, without the consent or sanction of any Class A-1 Noteholder, by way of supplemental deed to alter, add to or revoke (each a "modification") any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including these Conditions) so long as such modification is not a Payment Modification (as defined below) and such modification in the opinion of the Class A-1 Note Trustee:

  (a) is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

  (b) is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

  (c) is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the Class A-1 Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Series Trust or the trust constituted under the Class A-1 Note Trust Deed); or

  (d) and the Issuer is otherwise desirable for any reason and:

     (i) is not in the opinion of the Class A-1 Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A-1 Noteholders; or

     (ii) if it is in the opinion of the Class A-1 Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A-1 Noteholders the consent of a Special Majority (as hereinafter defined) of Class A-1 Noteholders is obtained.

For the purpose of determining whether a Special Majority of Class A-1 Noteholders has consented to a modification, Class A-1 Notes which are beneficially owned by the Issuer or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Manager, will be disregarded. The Manager must give the Rating Agencies 5 Business Days prior notice of any such modification. The Class A-1 Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Class A-1 Noteholders if each of the Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Class A-1 Notes by that Rating Agency.

      Pursuant to the Class A-1 Note Trust Deed, the Class A-1 Note Trustee may concur with the Issuer and the Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Class A-1 Noteholder to such Payment Modification.

      Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer to the Class A-1 Noteholders in accordance with Condition 11.1 as soon as reasonably practicable after the modifications have been made.

      "Payment Modification" means any alteration, addition or revocation of any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including the Conditions) which modifies: (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Class A-1 Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rate or Scheduled Maturity Date in respect of the Class A-1 Notes or to Conditions 6.9 and 7.2, clause 10 of the Series Supplement or clause 13 of the Security Trust Deed or which would impair the rights of Class A-1 Noteholders to institute suit for enforcement of such payment on or after the due date for such payment; (b) the definition of the term "Special Majority", clause 21.4 of the Class A-1 Note Trust Deed or the circumstances in which the consent or direction of a Special Majority of Class A-1 Noteholders is required; (c) clause 6.1(a) of the Security Trust Deed; or
(d) the requirements for altering, adding to or revoking any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including the Conditions).

      "Rating Agency" has the same meaning as in the Series Supplement.

      "Special Majority" in relation to the Class A-1 Noteholders means Class A-1 Noteholders holding Class A-1 Notes with an aggregate Invested Amount of no less than 75% of the aggregate Invested Amount of all the Class A-1 Notes.

      For a further description of the modifications which constitute a Payment Modification see "Description of the Class A-1 Notes--Amendments to Class A-1 Notes and Class A-1 Note Trust Deed" of this prospectus

  10.4Waivers etc
      The Security Trustee may, in accordance with the Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or authorise any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if and in so far as in its opinion the interests of the Secured Creditors will not be materially prejudiced. Any such waiver, authorisation or determination shall be binding on the Secured Creditors and, if, but only if, the Security Trustee so requires, any such waiver, authorisation or determination will be notified to the Secured Creditors by the Manager in accordance with the Security Trust Deed.

      The Class A-1 Note Trustee may, and if directed to do so by a Majority of Class A-1 Noteholders must, on such terms and conditions as it may deem reasonable, without the consent of any of the Class A-1 Noteholders, and without prejudice to its rights in respect of any subsequent breach, agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents by the Issuer, the Manager or any other person which, unless the Class A-1 Note Trustee is acting on the direction of a Majority of Class A-1 Noteholders, is not, in the opinion of the Class A-1 Note Trustee, materially prejudicial to the interests of the Class A-1 Noteholders as a class. No such waiver, authorisation or determination may be made in contravention of any prior directions by a Majority (as hereinafter defined) of the Class A-1 Noteholders. Any such waiver, authorisation or determination will, if the Class A-1 Note Trustee so requires, be notified to the Class A-1 Noteholders in accordance with Condition 11.1 by the Issuer as soon as practicable after it is made.

      "Majority" in relation to the Class A-1 Noteholders means Class A-1 Noteholders holding Class A-1 Notes with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 Notes.

  10.5 Indemnification and Exoneration of the Class A-1 Note Trustee and the Security Trustee
      The Class A-1 Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Class A-1 Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Securities unless indemnified to their satisfaction. Each of the Class A-1 Note Trustee and the Security Trustee is entitled, subject in the case of the Class A-1 Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

      Subject to the mandatory provisions of the Trust Indenture Act, the Class A-1 Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Charged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account (as defined in the Series Supplement) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence, wilful default or breach of trust of the Class A-1 Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Security Trust Deed except for fraud, negligence or wilful default.

      Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust, and subject to the mandatory provisions of the Trust Indenture Act, the Class A-1 Note Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the Class A-1 Note Trustee, or by a person other than Class A-1 Note Trustee, where that opinion, advice or information is addressed to the Class A-1 Note Trustee or by its terms is expressed to be capable of being relied upon by the Class A-1 Note Trustee. Except as provided above, the Class A-1 Note Trustee will not be responsible to any Class A-1 Noteholder, amongst others, for any loss occasioned by so acting in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Class A-1 Note Trustee will not be liable to any Class A-1 Noteholder, amongst others, for acting on any opinion, advice or information conforming with any applicable requirements of the Class A-1 Note Trust Deed or the Trust Indenture Act and purporting to be conveyed by such means even though it contains some error which is not a manifest error or is not authentic.

11. Notices

  11.1General
      All notices, other than notices given in accordance with the following paragraph and Condition 11.2, to Class A-1 Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Class A-1 Noteholder, at his or her address as it appears on the Class A-1 Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A-1 Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A-1 Noteholder will affect the sufficiency of such notice with respect to other Class A-1 Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

      A notice may be waived in writing by the relevant Class A-1 Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Class A-1 Noteholders will be filed with the Class A-1 Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

      Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

      In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Class A-1 Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer directs the Class A-1 Note Trustee will be deemed to be a sufficient giving of such notice.

  11.2 Class A-1 Note Information

      Any notice specifying a Distribution Date, a Interest Rate in relation to the Class A-1 Notes, a Class A-1 Interest Amount, a Class A-1 Principal Amount (or the absence of a Class A-1 Principal Amount), an Invested Amount, a Stated Amount, a Class A-1 Note Factor in relation to the Class A-1 Notes, or any other matter permitted to be given in accordance with this Condition 11.2, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Class A-1 Note Trustee in writing and notified to Class A-1 Noteholders pursuant to Condition
11.1 (the "Relevant Screen"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with Condition 11.1.

  11.3  Quarterly Servicing and Other Reports

      The Manager must deliver a Quarterly Servicing Report for each Accrual Period to the Class A-1 Note Trustee, the Principal Paying Agent, the Issuer and each Class A-1 Noteholder on the Business Day preceding the Distribution Date on the last day of the Accrual Period in accordance with Condition 11.1 and, for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange file each Quarterly Servicing Report with the London Stock Exchange as and when required by the rules of the London Stock Exchange.

      The Issuer and the Manager must, to the extent required by the rules and regulation of the Securities and Exchange Commission, forward to Class A-1 Noteholders, and such other persons as are required by the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer or the Manager in accordance with the Securities and Exchange Act 1934 of the United States of America or the rules and regulations of the Securities and Exchange Commission.

      "Quarterly Servicing Report" in relation to an Accrual Period and the Distribution Date at the end of that Accrual Period means a report which contains the following information:

    . the aggregate Invested Amounts and the aggregate Stated Amounts of each class of Securities on the first day of the Accrual Period;

    . the amounts to be applied towards payment of interest and principal on each class of Securities on the Distribution Date;

    . the Available Income Amount (as defined in the Series Supplement) on the Distribution Date;

    . the aggregate of all Seller Advances made during the preceding Collection Period;

    . the Redraw Shortfall (as defined in the Standby Redraw Facility Agreement) in relation to the preceding Determination Date;

    . the Income Shortfall (as defined in the Series Supplement) in relation to the preceding Determination Date;

    . the Liquidity Facility Advance (as defined in the Series Supplement) in relation to that Distribution Date and the Liquidity Facility Principal (as defined in the Series Supplement) in relation to the preceding Determination Date;

    . the Available Principal Amount (as defined in the Series Supplement) in relation to that Distribution Date;

    .   the Principal Collections in relation to that Distribution Date;

    .   the Standby Redraw Facility Advance in relation to that Distribution
        Date;

    . the Redraw Bond Amount (as defined in the Series Supplement) in relation to the preceding Determination Date;

    .   the Principal Charge-Off in relation to the preceding Determination
        Date;

    . the Other Principal Amounts (as defined in the Series Supplement) in relation to the preceding Determination Date;

    . the Principal Charge-Off Reimbursement in relation to the preceding Determination Date;

    . the Principal Charge-offs allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that Distribution Date;

    . the Principal Charge-off Reimbursement allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that Distribution Date;

    . the Class A-1 Note Factor and the Note Factor (as defined below) for each other class of Securities;

    . if the Basis Swap (as defined in the Series Supplement) has terminated, the Threshold Rate (as defined in the Series Supplement) on the preceding Determination Date;

    . the Interest Rate (as defined in the Series Supplement with respect to the Class A-2 Notes, the Class B Notes and the Redraw Bonds) applying to each class of Securities for that Accrual Period;

    . scheduled payments of principal and prepayments of principal received on the Mortgage Loans forming part of the Assets of the Series Trust during the preceding Collections Period;

    . aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust being charged a fixed rate of interest and the aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust being charged a variable rate of interest as at opening of business on the preceding Determination Date;

    . delinquency, mortagee in possession and loss statistics, as determined by the Manager, with respect to the Mortgage Loans forming part of the Assets of the Series Trust as at opening of business on the preceding Determination Date.

      "Note Factor" in relation to a class of Securities and a Distribution Date, means the aggregate of the Invested Amount of the class of Securities less all principal payments on that class of Securities to be made on that Distribution Date, divided by the aggregate initial Invested Amount of that class of Securities.

      Further details of the cashflows of the Series Trust and the manner of determination of the defined terms relevant to those cashflows and set out in the Quarterly Servicing Report are contained in "Description of the Class A-1 Notes" of this prospectus.

  11.4 Consents in Writing

      All consents and approvals in these Conditions must be given in writing.

12. Limitation of Liability of the Issuer

  (a) The Issuer enters into the Transaction Documents, and issues the Class A-1 Notes, only in its capacity as trustee of the Series Trust and in no other capacity (except where the Transaction Documents provide otherwise). A liability arising under or in connection with the Class A-1 Notes, the Transaction Documents or the Series Trust is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets and property of the Series Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction Documents (other than paragraph (c) below) and extends to all liabilities and obligations of the

      Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Class A-1 Notes or the Series Trust.

  (b) No person may sue the Issuer in respect of liabilities incurred by the Issuer in its capacity as trustee of the Series Trust other than as trustee of the Series Trust or seek the appointment of a receiver (except under the Security Trust Deed), a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or similar arrangements of or affecting the Issuer (except in relation to the assets or property of the Series Trust).

  (c) The provisions of this Condition 12 will not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification or exoneration out of the assets or property of the Series Trust as a result of the Issuer's fraud, negligence or wilful default.

  (d) The Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations under the Transaction Documents or the Class A-1 Notes) will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer under any Transaction Document (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

  (e) In exercising their powers under the Transaction Documents, each of the Security Trustee, the Class A-1 Note Trustee and the Class A-1 Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with a Transaction Document has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c).

  (f)The Issuer is not obliged to enter into any commitment or obligation under these Conditions or any other Transaction Document unless the Issuer's liability is limited in a manner which is consistent with this Condition 12. The Issuer agrees and acknowledges that its liability for any commitment or obligation it has entered into under these Conditions is limited in a manner which is consistent with this Condition 12.

  (g) The Issuer is not obliged to enter into any commitment or obligation contemplated by but not contained in these Conditions or any other Transaction Document unless the Issuer's liability in relation to that commitment or obligation is limited in a manner satisfactory to the Issuer in its absolute discretion.

      "Relevant Parties" means each of the Manager, the Seller, the Servicer, the Agent Bank, each Paying Agent, the Class A-1 Note Trustee and the Hedge Providers (as those parties, which are not defined in these Conditions, are defined in the Series Supplement).

      The expression "fraud, negligence or wilful default" is to be construed in accordance with the Security Trust Deed.

      A summary of the definition of "wilful default" and further details of the manner in which the Issuer's liability is limited in relation to the Class A-1 Notes and the Series Trust are contained in "Description of the Transaction Documents--The Issuer Trustee" of this prospectus.

13.Governing Law
      The Class A-1 Notes and the Transaction Documents are governed by, and will be construed in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia, except for the Underwriting Agreement and each credit support annex to the Currency Swap Agreements which are governed by, and will be construed in accordance with, New York law. Each of the Issuer and the Manager has in the Class A-1 Note Trust Deed irrevocably agreed for the benefit of the Class A-1 Note Trustee and the Class A-1 Noteholders that the courts of the State of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Class A-1 Note Trust Deed and the Class A-1 Notes.

                                     Agents

Principal Paying Agent:    The Bank of New York, New York Branch
                           101 Barclay Street, 21W
                           New York, New York, 10286

Class A-1 Notes Registrar: The Bank of New York, New York Branch
                           101 Barclay Street, 21W
                           New York, New York, 10286

                           or

                           48th Floor
                           One Canada Square
                           London E14 5AL

Agent Bank:                The Bank of New York, New York Branch
                           101 Barclay Street, 21W
                           New York, New York, 10286

Paying Agent:              The Bank of New York, London Branch
                           48th Floor
                           One Canada Square
                           London E14 5AL

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                         Series 2000-1G Medallion Trust

                                  US$

                                Mortgage Backed
                              Floating Rate Notes


                                     [LOGO]


                               ----------------

                                   PROSPECTUS

                               ----------------

                               J.P. Morgan & Co.
                              Merrill Lynch & Co.
                           Deutsche Banc Alex. Brown
                           Credit Suisse First Boston


                                 March   , 2000

      You should rely only on the information contained in this prospectus. No one has been authorized to provide you with any other, or different, information.

      The securities are not being offered in any state or jurisdiction where the offer is not permitted.

      Until June 22, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

      The Class A-1 notes will be offered by the underwriters, subject to prior sale, if and when they are issued to and accepted by them. The underwriters reserve the right to reject an order in whole or in part and to withdraw, cancel or modify the offer without notice. Delivery of the Class A-1 notes in book-entry form only will be made on or about March 27, 2000.

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--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution*

   The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:

      SEC Registration Fee.......................................... $  260,040
      Printing and Engraving........................................ $   91,000
      Legal Fees and Expenses....................................... $  721,000
      Trustee Fees and Expenses..................................... $   10,000
      Rating Agency Fees............................................ $  253,000
      Accounting Fees & Expenses.................................... $  153,000
      Miscellaneous................................................. $   30,000
                                                                     ----------
        Total....................................................... $1,508,040
                                                                     ==========

--------
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the Notes.

Item 33. Recent Sales of Unregistered Securities.

   The following information relates to securities of the registrant issued or sold by the registrant that were not registered under the Securities Act:

    The registrant was incorporated on 28 April 1994. Two fully paid shares of A$1.00 each were allotted to Commonwealth Bank of Australia on 28 April 1994.

Item 34. Indemnification of Directors and Officers.

   Pursuant to Article 59 of the Articles of Association of the registrant, every director, agent, auditor, secretary and other officer for the time being of the registrant shall be indemnified out of the assets of the registrant against any liability incurred by him as such director, agent, auditor, secretary or other officer in defending any proceedings whether civil or criminal in which judgment is given in his favor or in which he is acquitted or in connection with any application under the Corporations Law in which relief is granted to him by the court in respect of any negligence, default, breach of duty or breach of trust.

Item 36. Exhibits and Financial Statement Schedules.

 1.1 Form of Underwriting Agreement.
 3.1 Memorandum of Association of Registrant.*
 3.2 Articles of Association of the Registrant.*
 4.1 Master Trust Deed.*
 4.2 Form of the Series Supplement.
 4.3 Form of the Security Trust Deed.
 4.4 Form of the Note Trust Deed.
 4.5 Form of Agency Agreement.
 5.1 Opinion of Mayer, Brown & Platt as to legality of the Notes.
     Opinion of Mayer, Brown & Platt as to certain tax matters (included in 8.1 Exhibit 5.1 hereof).
 8.2 Opinion of Clayton Utz as to certain tax matters.

 10.1 Form of the Standby Redraw Facility Agreement.
 10.2 Form of the Liquidity Facility Agreement.
 10.3 Form of the Interest Rate Swap
 10.4 Form of the CBA Currency Swap.
 10.5 Form of the MCLS Currency Swap.
 23.1 Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).
 23.2 Consent of Clayton Utz (included in Exhibit 8.2 hereof).
 24.1 Power of Attorney (included on signature pages).*
 25.1 Statement of Eligibility of Note Trustee.
      Opinion of Clayton Utz as to Enforceability of U.S. Judgments under
 99.1 Australian Law.

--------

*  Previously filed.

Item 37. Undertakings.

   The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the 13th day of March, 2000.

                                          Securitisation Advisory Services
                                          Pty. Limited

                                          By:      /s/ Dominic Bruzze
                                             ----------------------------------
                                             Name: Dominic Bruzze
                                             Office: Company Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                            Title                  Date
                 ---------                            -----                  ----

          /s/ Dominic Bruzze                Principal Executive         March 13, 2000
___________________________________________  Officer
              Dominic Bruzze

          /s/ Dominic Bruzze                Principal Financial          March13, 2000
___________________________________________  Officer
              Dominic Bruzze

          /s/ Dominic Bruzze                Principal Accounting        March 13, 2000
___________________________________________  Officer
              Dominic Bruzze


*
          /s/ Dominic Bruzze                Director                    March 13, 2000
___________________________________________
          Geoffrey Michael Steel

*
          /s/ Dominic Bruzze                Director                    March 13, 2000
___________________________________________
           Garry Lynton Mackrell

*
          /s/ Dominic Bruzze                Director                    March 13, 2000
___________________________________________
           Craig Anthony Carland

*

          /s/ Dominic Bruzze
___________________________________________
            By: Dominic Bruzze
               Attorney-in-fact

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

   Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Registration Statement and signs this Amendment No. 3 to the Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).

                                                   /s/ Ian Phillips
                                          -------------------------------------
                                          Name: Ian Phillips
                                          Address: Commonwealth Bank of
                                          Australia
                                                   599 Lexington Avenue
                                                   New York, NY 10022
                                          Telephone: 212-848-9241

                                 EXHIBITS INDEX

                                                                     Sequential
 Exhibit                                                                Page
   No.                     Description of Exhibit                      Number
 -------                   ----------------------                    ----------
  1.1    Form of Underwriting Agreement.
  3.1    Memorandum of Association of Registrant.*
  3.2    Articles of Association of the Registrant.*
  4.1    Master Trust Deed.*
  4.2    Form of the Series Supplement.
  4.3    Form of the Security Trust Deed.
  4.4    Form of the Note Trust Deed.
  4.5    Form of Agency Agreement.
         Opinion of Mayer, Brown & Platt as to legality of the
  5.1    Notes.
  8.1    Opinion of Mayer, Brown & Platt as to certain tax matters
         (included in Exhibit 5.1 hereof).
  8.2    Opinion of Clayton Utz as to certain tax matters.
 10.1    Form of the Standby Redraw Facility Agreement.
 10.2    Form of the Liquidity Facility Agreement.
 10.3    Form of the Interest Rate Swap.
 10.4    Form of the CBA Currency Swap.
 10.5    Form of the MLCS Currency Swap.
 23.1    Consent of Mayer, Brown & Platt (included in Exhibit 5.1
         hereof).
 23.2    Consent of Clayton Utz (included in Exhibit 8.2 hereof).
 24.1    Power of Attorney (included on signature pages).*
 25.1    Statement of Eligibility of Note Trustee.
         Opinion of Clayton Utz as to Enforceability of U.S.
 99.1    Judgments under Australian Law.

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*  Previously filed.